Exhibit 10.1

FOIA CONFIDENTIAL TREATMENT REQUESTED

PORTIONS OF THIS EXHIBIT MARKED BY *** HAVE BEEN OMITTED PURSUANT TO A

REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION

ENGINEERING AND CONSTRUCTION AGREEMENT

between

DUKE ENERGY CAROLINAS, LLC, as Owner

and

SHAW NORTH CAROLINA, INC, as Contractor

for the

CONSTRUCTION OF A COMBUSTION TURBINE COMBINED CYCLE ELECTRICAL GENERATION FACILITY AT THE DAN RIVER GENERATING FACILITY IN ROCKINGHAM COUNTY, NORTH CAROLINA

Dated March 8, 2010

i

	4.2	Access	24
	4.3	Permits	24
	4.4	Owner Equipment	24
	4.5	Fuel and Utilities	24
	4.6	Operation and Maintenance Staff	25
	4.7	Job Site Rules	25
	4.8	Payment	25

5.	EQUIPMENT AND WORKMANSHIP		25

	5.1	Quality of Equipment and Workmanship	25
	5.2	Cost of Tests	25
	5.3	Samples	25
	5.4	Inspection of Operations	25
	5.5	Examination of Work before Covering	26
	5.6	Uncovering and Making Openings	26

6.	SCHEDULE		26

	6.1	Commencement of Work	26
	6.2	Schedule Requirements; Updates	26
	6.3	***	26

7.	CONTRACT PRICE; COMPENSATION AND PAYMENT		27

	7.1	***	27
	7.2	Determination of *** Payments of Contract Price.	27
	7.3	***	27
	7.4	Deficient Invoices and Payments	27
	7.5	***	28
	7.6	Final Payment	28
	7.7	Certification by Contractor	29
	7.8	No Acceptance by Payment	29
	7.9	Revenue from Use of Facility	29

8.	CHANGE ORDERS		29

	8.1	Changes	29
	8.2	Change Proposals	29
	8.3	Change Orders	30
	8.4	Owner Caused Changes	30
	8.5	Contractor Proposed Changes	30

9.	FORCE MAJEURE		30

	9.1	Event of Force Majeure	31
	9.2	Notice	31
	9.3	Suspension; Termination Due to Force Majeure	31

10.	MECHANICAL COMPLETION; PERFORMANCE TESTING; SUBSTANTIAL COMPLETION; FINAL COMPLETION		31

	10.1	Mechanical Completion Inspection	31
	10.2	Mechanical Completion	31
	10.3	Performance Testing	32
	10.4	Satisfaction of Performance Testing	33
	10.5	Substantial Completion Punch List	33
	10.6	Substantial Completion	33
	10.7	Final Completion	34

11.	OWNER’S RIGHT TO OPERATE		35

	11.1	Intentionally Omitted	35
	11.2	Owner’s Right to Operate Prior to Satisfaction of Performance Guarantees	35

12.	***		35

	12.1	***	35
	12.2	***	35
	12.3	***	35
	12.4	Payment	35

13.	WARRANTY		36

	13.1	Services Warranty Period	36
	13.2	Equipment Warranty Period	36
	13.3	Extension of Warranty Periods	36
	13.4	Defects	36
	13.5	Responsibility for Warranty Work	36
	13.6	Title Warranty	37
	13.7	Intellectual Property Warranty	37
	13.8	Warranty Assistance	37
	13.9	Conditions of Warranty	37
	13.10	Exclusive Warranties	37

14.	INDEMNIFICATION		38

	14.1	Contractor’s Indemnity	38
	14.2	Owner’s Indemnity	38
	14.3	Intellectual Property Indemnity	39
	14.4	Indemnity Procedures for Third Party Claims	39

15.	INSURANCE		40

	15.1	***	40
	15.2	***	41
	15.3	Contractor’s and Subcontractor’s Standard Insurance Requirements	43

	15.4	General Insurance Requirements	44
	15.5	Insurance Pricing Assumptions	46

16.	PROJECT CREDIT SUPPORT		47

	16.1	Financial Information	47
	16.2	***	47
	16.3	***	47

17.	LIMITATION OF LIABILITY		47

	17.1	***	47
	17.2	***	47

18.	LIENS		47

	18.1	Liens	47
	18.2	Discharge or Bond	47

19.	INTELLECTUAL PROPERTY		47

	19.1	Delivery of Documentation	47
	19.2	Ownership of Rights in Documentation	48
	19.3	Ownership of Invention Rights	48
	19.4	Disclosure of Documentation	48
	19.5	Other Licenses	48

20.	CONFIDENTIAL INFORMATION		49

	20.1	Confidentiality Obligations	49
	20.2	Permitted Disclosures	49
	20.3	Publicity	49

21.	ENVIRONMENTAL; HAZARDOUS MATERIALS		49

	21.1	Material Safety Data Sheets	50
	21.2	Facility Use, Storage Removal	50
	21.3	Notice of Presence	50
	21.4	Labeling; Training	50
	21.5	Handling, Collection, Removal Transportation and Disposal	50
	21.6	Notice of Discovery	51
	21.7	Policies and Procedures	51
	21.8	Asbestos Containing Products	51
	21.9	Pre-Existing Hazardous Material	51

22.	TITLE; RISK OF LOSS		51

	22.1	Transfer of Title; Security Interest	51

	22.2	Risk of Loss	52
	22.3	Contractor Tools	52

23.	SUSPENSION; DEFAULT; TERMINATION		52

	23.1	Suspension	52
	23.2	Contractor Events of Default	53
	23.3	Owner Remedies	54
	23.4	Owner Event of Default.	54
	23.5	Contractor Remedies	54
	23.6	Termination for Convenience	54
	23.7	Termination for Force Majeure	55
	23.8	Effect of Termination	55

24.	SAFETY; INCIDENT REPORTING		55

	24.1	Environmental, Health and Safety Programs	55
	24.2	OSHA and Other Laws	56
	24.3	Worksite Safety	56
	24.4	Dangerous Materials	57
	24.5	Loading	58
	24.6	Cooperation in Governmental Investigation	58
	24.7	Audit	58

25.	QUALIFICATIONS AND PROTECTION OF ASSIGNED PERSONNEL		58

	25.1	Contractor’s Personnel	58
	25.2	Drug and Alcohol Testing	59
	25.3	Training of Employees	59
	25.4	Compliance with Employment Laws; Policies	59
	25.5	Substitution	59

26.	RECORDS AND AUDIT		60

	26.1	Technical Documentation	60
	26.2	Accounting Records	60
	26.3	Owner’s Right to Audit	60
	26.4	Sales Tax and Privilege Tax Records	60

27.	TAXES		61

	27.1	Employment Taxes	61
	27.2	Sales and Use Taxes on Contractor Tools	61
	27.3	Sales and Use Tax on Equipment; Privilege Tax	61
	27.4	State Property Taxes	62
	27.5	Tax Indemnification	63
	27.6	Pollution Control Equipment Information	63

v

28.	DISPUTE RESOLUTION		63

	28.1	Resolution by the Parties	63
	28.2	Arbitration Proceedings	63
	28.3	Continuation of Work	64
	28.4	Confidentiality	64

29.	MISCELLANEOUS PROVISIONS		64

	29.1	Governing Laws	64
	29.2	Entire Agreement	64
	29.3	Successors and Assigns	64
	29.4	No Third Party Beneficiaries	65
	29.5	Rights Exclusive	65
	29.6	No Waiver	65
	29.7	Crisis Response	65
	29.8	Survival	65
	29.9	Severability	66
	29.10	Notices	66
	29.11	Vienna Convention	67
	29.12	Counterparts	67

EXHIBITS

Exhibit A        Technical Documentation

Exhibit A-1

Specifications, Scope of Work and Drawings

***

Attachment 2 - Division of Responsibility (DOR)

***

***

Attachment 5 - P&ID’s

Attachment 6 - Equipment List

Attachment 7 - Electrical One Lines

Attachment 8 - Raw Water Analysis

Attachment 9 - Gas Analysis

Attachment 10 - Basis of Design - Mechanical

Attachment 11 - Basis of Design - Electrical

Attachment 12 - Basis of Design - Instrumentation & Controls

Attachment 13 - Basis of Design - Civil Structural

Attachment 14 - Clarifications and Assumptions

Exhibit A-2	Performance Test Procedures and Guarantees

Exhibit A-3	Schedule of Drawings

Exhibit A-4	Site Description

Exhibit B        Schedule (including Key Contractor Schedule Milestones)

Exhibit C        ***

Exhibit D        List of Contractor Supplied Permits

Exhibit E        List of Owner Supplied Permits

Exhibit F        List of Contractor Key Personnel

Exhibit G        Subcontractors

Exhibit G-1	List of Approved Subcontractors

Exhibit G-2	List of Subcontracts under ***

Exhibit H        Credit Support

Exhibit H-1	***

Exhibit H-2	***

Exhibit I        ***

Attachment 1	***

Exhibit J        Owner’s Drug and Alcohol Testing Policy

Exhibit K        ***+

Exhibit K-1	***
Exhibit K-2	***
Exhibit K-3	***

+ Contractor shall deliver the *** to Owner within *** after the date of the Full Notice to Proceed.

ENGINEERING AND CONSTRUCTION AGREEMENT

This ENGINEERING AND CONSTRUCTION AGREEMENT (the “Agreement”) is entered into as of the 8th day of March, 2010 (the “Effective Date”), between DUKE ENERGY CAROLINAS, LLC, a North Carolina limited liability company having its principal place of business in Charlotte, North Carolina (“Owner”), and SHAW NORTH CAROLINA, INC., a North Carolina corporation having its principal place of business in Charlotte, North Carolina (“Contractor” and, together with Owner, collectively the “Parties” and individually a “Party”).

RECITALS

WHEREAS, Owner has announced its intent to procure, construct, install and commission a new nominally rated 620 MW combustion turbine combined cycle electric power plant at the Dan River Generating Facility (the “Facility”) in Rockingham County, North Carolina, which will consist of (i) two combustion turbine generators, (ii) two natural circulation, duct fired, heat recovery steam generators and (iii) one reheat condensing steam turbine generator (the “Project”);

WHEREAS, Contractor is engaged in the business of designing, engineering, constructing and commissioning power generating facilities;

WHEREAS, Owner has entered into the Owner Equipment Contracts for the supply of the Owner Equipment, which is intended to be installed and commissioned by Contractor;

WHEREAS, the Parties have entered into that certain *** Limited Notice to Proceed (as defined herein) authorizing Contractor to proceed with certain Work hereunder in a limited manner;

WHEREAS, the Parties have agreed to enter into this Agreement to set forth the terms and conditions upon which Contractor shall perform the Work hereunder;

NOW, THEREFORE, in consideration of the recitals, the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties, intending to be legally bound, stipulate and agree as follows:

1.	DEFINITIONS

The following capitalized words and phrases used in this Agreement shall have the following meanings unless otherwise noted:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such first Person at such time, where “Control” shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, as a trustee or executor, by contract or credit arrangement, or otherwise, or (b) the ownership, directly or indirectly, of fifty percent (50%) or more of the equity interest in a Person.

“Agreement” shall have the meaning set forth in the first paragraph above and shall include all Exhibits and all Amendments hereto (including to the extent applicable, all Change Orders).

“Baseline Budget” shall mean a breakdown of the *** as of the date of the Full Notice to Proceed, broken down in time-phased increments (based upon the activities to be completed by Contractor in accordance with the Baseline Schedule), with such *** organized in a Work Breakdown Structure (WBS) which allocates such costs to discrete scopes of Work and other specific tasks, including the Key Contractor Schedule Milestones, as such budget may be revised, amended, updated or otherwise modified by Change Orders in the manner set forth herein.

***

“Baseline Schedule” shall mean a network-based detailed Level III CPM schedule depicting the critical path as of the date of the Full Notice to Proceed, including the Key Contractor Schedule Milestones, for completion of the Work, as such schedule may be revised, amended, updated or otherwise modified by Change Orders in the manner set forth herein. The Parties hereto hereby acknowledge and agree that the Baseline Schedule shall be derived from, and consistent in all respects with, the Schedule in effect as of the date of the Full Notice to Proceed.

“Buck LNTP Reports” shall mean the written reports prepared by Contractor and delivered to Owner during the period in which Contractor performed work under a limited notice to proceed for Owner’s Buck Generating Facility project.

“Business Day” shall mean every Day other than Saturday, Sunday or a legal holiday recognized by the State.

***

“Change” shall have the meaning set forth in Section 8.1.

“Change in Law” shall mean a change to a Law, or a change in the binding interpretation or application of a Law after the Effective Date that results in an increase in Reimbursable Costs for Contractor to perform the Work, which increase in Reimbursable Costs Contractor would not have incurred but for this Agreement; provided, however, that a “Change in Law” shall not include any change to a Law that is enacted by any Government Authority prior to the Effective Date but, by its terms, does not come into effect until after the Effective Date.

“Change Order” shall have the meaning set forth in Section 8.3.

“Commissioning” shall mean the activities required to be conducted by Contractor pursuant to the terms of this Agreement in order to bring the Facility from an inactive condition, when construction is essentially complete, to a state where the Facility is ready for the commencement of operation, including pre-commissioning, start-up, individual system and integrated, functional verification and synchronization of all equipment within the Facility.

“Confidential Information” shall mean, with respect to any Party, all written, verbal, electronic and other information and documents such Party provides or makes available to the other Party relating in any way to this Agreement which are marked as being “Proprietary” to such Party at the time of disclosure, or for verbal information reduced to a writing and marked or designated as being “Proprietary” to a such Party within seven (7) Days after such verbal disclosure. “Confidential

Information” shall not include any Documentation or any other information that: (a) was already known to the other Party at the time it was disclosed by such Party; (b) was available to the public at the time it was disclosed by such Party; (c) becomes available to the public after being disclosed by such Party through no wrongful act of, or breach of this Agreement by, the other Party; (d) is received by the other Party without restriction as to use or disclosure from a third party; or (e) is independently developed by the other Party without benefit of any disclosure of information by such Party.

“Contract Price” shall mean the ***

“Contractor” shall have the meaning set forth in the first paragraph above and shall include respective successors and permitted assigns.

“Contractor Default” shall have the meaning set forth in Section 23.2.

“Contractor Permits” shall have the meaning set forth in Section 3.21.

“Contractor’s Project Manager” shall mean the Person whom Contractor designates in Exhibit F to issue and receive communications on Contractor’s behalf under this Agreement.

“Contractor’s Site Representative” shall mean the Person whom Contractor designates in Exhibit F to represent Contractor at the Site.

“Cost Comparison Report” shall mean either, as the context may require:

(a)      a report for a specified period which compares the *** during such period against *** for such period, including a breakdown of ***

(b)      a report for a specified period which compares the *** such date against the ***

in each case, *** and together with evidence reasonably required in order for Owner to ***

“Day” shall mean a calendar day, including Saturdays, Sundays, and holidays.

“Defects” shall have the meaning set forth in Section 13.4.

***

“Design Documents” shall have the meaning set forth in Section 3.6.

“Dispute” shall have the meaning set forth in Section 28.1.

“Documentation” shall mean such materials in printed or electronic format that are or are to be delivered hereunder or otherwise agreed by the Parties to be delivered by Contractor to Owner, including Design Documents, specifications (including the Specifications), schedules (including the Schedule), schematics, drawings (including Final Completion “as built” drawings in accordance with Section 19.1 as specified in Exhibit A-3), blueprints, memoranda, letters, notes, isometrics, computer programs and software, flow charts, logic diagrams, graphs, studies, system descriptions, lists, charts, diagrams, standards, criteria, assumptions, measurements, procedures (including the Testing Procedure), instructions, reports, test data and results, analyses, calculations, formulas, computations, plans, empirical and other correlations, models, manuals (including software manuals and O&M Manuals) and training materials to be provided in accordance with Exhibit A-1, Attachment 1, that are necessary for the design, Commissioning, operation, maintenance, modification or decommissioning of the Facility.

“Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.

“Electrical Output” shall mean the net electrical power, as measured at the high side of the main step-up transformer, that is produced by the Facility in kilowatts (kW) during the Performance Testing, at the test specified operating conditions, and corrected to the base performance conditions set forth herein and in Exhibit A-2.

***

“Equipment” shall mean any and all material, structure, buildings, apparatus, equipment, spare parts, hardware, goods, tools, supplies, and other personal property, all as intended to become a permanent part of the Facility, that Contractor furnishes, or is required to furnish, hereunder in accordance with this Agreement, including the Specifications, or otherwise for the Facility. “Equipment” includes all of the foregoing items that Contractor furnishes through a Subcontractor. For the purposes of this Agreement, “Equipment” shall not include any Owner Equipment.

“Equipment Warranty Period” shall have the meaning set forth in Section 13.2.

“Facility” shall have the meaning set forth in the Recitals.

***

“Final Completion” shall mean that the Facility shall have achieved all of the conditions set forth in Section 10.7.

“Final Completion Date” shall mean the date on which Final Completion of the Facility occurs.

“Final Payment Invoice” shall have the meaning set forth in Section 7.6.

***

“Force Majeure” shall mean an unforeseeable event or cause that is beyond the reasonable control of a Party, including by way of example, but not limited to:

(a)      acts of God, war, riots, insurrection, terrorism, rebellion, floods, hurricanes, tornadoes, earthquakes, lightning, pandemic, epidemics, and other natural calamities;

(b)      explosions or fires;

(c)      strikes, lockouts, or other labor disputes, but excluding strikes, lockouts or work stoppages involving only employees of Contractor;

(d)      a Change in Law, but only to the extent such Change in Law delays a Party or increases its cost, as demonstrated by credible evidence, in its performance of its obligations under this Agreement;

(e)      actions or inactions of any Government Authority; and

(f)      delays in obtaining goods or services from any Subcontractor caused by the occurrence of any Force Majeure event;

provided, however, that an event or cause shall not be an event of Force Majeure unless it: (i) directly impacts the Work under this Agreement, (ii) is not attributable to an act or omission of, including a breach of this Agreement by, such Party, or its employees, officers, agents or Subcontractors, unless such act or omission is itself a result of Force Majeure, and (iii) cannot be cured, remedied, avoided, offset, or otherwise overcome by the prompt exercise of reasonable diligence by such Party (or any Person over whom such Party has control). For the avoidance of doubt, “Force Majeure” shall not include (A) changes in general economic conditions such as inflation, interest rates or other factors of general application, and Contractor shall not be entitled to equitable relief therefor, and (B) Owner’s inability to meet any of its payment obligations for whatever reason when due, and Owner shall not be excused from such obligation.

“Full Notice to Proceed” shall mean the written notice that Owner gives to Contractor fully authorizing Contractor to proceed with the Work hereunder, which is anticipated to be given no later than December 1, 2010.

“Government Authority” shall mean any federal, state, county, city, local, municipal, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing.

“Government Approvals” shall mean all permits, licenses, authorizations, consents, decrees, waivers, privileges and approvals from and filings with any Government Authority required for or material to the development, financing, ownership, construction, operation or maintenance of the Facility in accordance with this Agreement, including the CPCN and other work permits, environmental permits, licenses and construction permits.

“Gross Negligence” shall mean a conscious and voluntary disregard of the need to use reasonable care, which is likely to cause foreseeable grave injury or harm to persons, property or both.

“Guaranteed Substantial Completion Date” shall mean the date of *** (as such date may be adjusted by Change Order), provided that such date shall be extended on a day-for-day basis to the extent Owner fails to issue a Full Notice to Proceed on *** until such Day Owner issues such Full Notice to Proceed.

“Guaranteed Final Completion Date” shall mean the date of *** (as such date may be adjusted by Change Order), provided that such date shall be extended on a day-for-day basis to the extent Owner fails to issue a Full Notice to Proceed on *** until such Day Owner issues such Full Notice to Proceed.

“Guarantor” shall mean ***

“Hazardous Materials” shall mean substances defined as “hazardous substances” pursuant to Section 101(14) Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Sections 9601 et seq.); those substances defined as “hazardous waste” pursuant to Section 1004(5) of the Resource, Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); those substances designated as a “hazardous substance” pursuant to Section 311 (b )(2)(A) or as a “toxic pollutant” pursuant to Section 307(a)(1) of the Clean Water Act (33 U.S.C. Sections 1251 et seq.); those substances defined as “hazardous materials” pursuant to Section 103 of the Hazardous Materials Transportation Act (49) U.S.C. Sections 1801 et seq.); those substances regulated as a “chemical substance or mixture” or as an “imminently hazardous chemical substance or mixture” pursuant to Section 6 or 7 of the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.); those substances defined as “contaminants” pursuant to Section 1401 of the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.), if present in excess of permissible levels; those substances regulated pursuant to the Oil Pollution Act of 1990 (33 U.S.C. Sections 2701 et seq.); those substances defined as a “pesticide” pursuant to Section 2(u) of the Federal Insecticide, Fungicide, and Rodenticide Act as amended by the Federal Environmental Pesticide Control Act of 1972 and by the Federal Pesticide Act of 1978 (7 U.S.C. Sections 136 et seq.); those substances defined as “toxic materials” or “harmful physical agents” pursuant to Section 6 of the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.); those substances defined as “hazardous air pollutants” pursuant to Section 112(a)(6), or “regulated substance” pursuant to Section 112(a)(2)(B) of the Clean Air Act (42 U.S.C. Sections 7401 et seq.); those substances defined as “extremely hazardous substances” pursuant to Section 302(a)(2) of the Emergency Planning & Community Right-to-Know Act of 1986 (42 U.S.C. Sections 11001 et seq.); and those other hazardous substances, hazardous wastes, toxic pollutants, hazardous materials, chemical substances or mixtures, imminently hazardous chemical substances or mixtures, contaminants, pesticides, by-product materials, toxic materials, harmful physical agents, air pollutants, regulated substances, or extremely hazardous substances defined in any regulations promulgated pursuant to any of the foregoing environmental Laws, and all other contaminants, toxins, pollutants, hazardous substances, substances, materials and contaminants, polluted, toxic and hazardous materials, the use, disposition, possession or control of which is regulated by one or more Laws.

“Heat Rate” shall mean the test calculated net heat rate in BTU/kW-hr in HHV for the Facility during the Performance Testing at the test specified operating conditions and corrected to the base performance conditions set forth in Exhibit A-2.

“Insolvent” shall mean, with respect to either Party, that such Party becomes insolvent, or fails generally to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors; commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of itself or its debts or assets, or adopts an arrangement with creditors, under any bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law of the United States or any state thereof for the relief of creditors or affecting the rights or remedies of creditors generally.

“Key Contractor Schedule Milestone” shall mean a Milestone set forth in Exhibit B that is identified as a “Key Contractor Schedule Milestone.”

“Laws” shall mean, at any date of determination, all statutes, laws, codes, ordinances, orders, judgments, decrees, injunctions, licenses, rules, permits, approvals, agreements, and regulations,

including all applicable codes, standards, rules and regulations of the State, in effect on such date, including all Government Approvals.

“Lien” shall mean any lien, mortgage, pledge, encumbrance, charge, security interest, defect in title, or other claim filed or asserted in connection with the Project by or through Contractor, a Subcontractor or any other third party under the control or supervision of Contractor or any Subcontractor against the Facility, the Site, the Equipment, the Owner Equipment or any other structure or equipment at the Site.

***

“Limited Notice to Proceed” shall mean a written notice that Owner gives to Contractor authorizing Contractor to proceed with the Work hereunder in a limited manner.

“LNTP Report” shall mean a written report prepared by Contractor prior to the issuance of the Full Notice to Proceed covering a specified reporting period, which report shall be in form and substance consistent with the Buck LNTP Reports.

“LOC Expiration Date” shall have the meaning set forth in Section 16.3(c).

“Major Subcontractor” shall mean any Subcontractor who is engaged by Contractor: (i) to perform any Services or provide any Equipment that exceeds or is expected to exceed, in the aggregate with all prior provision of Services or Equipment by that Subcontractor, ***; or (ii) that, although not exceeding *** in the aggregate for Equipment or Services, is performing Services or providing Equipment that is expressly listed in the table attached hereto as Exhibit G-2.

“Make Right Performance Guarantees” shall mean those Performance Guarantees designated as such in Exhibit A-2 for which the payment of a Performance Liquidated damage as a remedy shall not be an option for Contractor, which shall include the Permitted Emission Limits.

***

“Mechanical Completion” shall mean that the Facility shall have achieved all of the conditions set forth in Section 10.2.

“Milestone” shall mean an event or series of events in the execution of the Work as set forth in Exhibit B.

“Minimum Performance Guarantees” shall mean, the achievement by the *** under the performance conditions set forth in Exhibit A-2 of (a) a *** not exceeding *** of the applicable Performance Guarantees (or ***), and (b) an *** not less than *** of the applicable Performance Guarantees (or ***) (both of which are achieved while meeting the Permitted Emission Limits), as such values may be modified as the Parties may mutually agree during the ***

“***” shall have the meaning set forth in Section 7.5(a).

“*** Payment Invoice” shall have the meaning set forth in Section 7.2(a).

“Monthly Progress and Cost Report” shall have the meaning set forth in Section 3.22(b)(iii).

“*** Limited Notice to Proceed” shall mean the limited notice to proceed, dated as of ***, between Owner and Contractor authorizing Contractor to proceed with the Work hereunder in a limited manner, further evidenced by that certain purchase order number DPP01.0000017297.

“O&M Manuals” shall mean those manuals prepared by Subcontractors relating to the operation or maintenance of the Equipment provided by such Subcontractor.

“OSHA” shall have the meaning set forth in Section 24.2.

“OSHA Standards” shall have the meaning set forth in Section 24.2(b).

“Owner” shall have the meaning set forth in the first paragraph above and shall include its successors and assigns.

“***” shall mean the *** including specifically the following items:

(a)      ***

(b)      ***

(c)      ***

(d)      ***

“Owner Equipment Contracts” shall mean, collectively, *** and any other contract executed between Owner and a third-party supplier of equipment, including the Owner Equipment, for the Project, as each contract may be updated and amended from time to time.

“Owner Permits” shall have the meaning set forth in Section 4.3.

“Owner’s Project Director” shall mean the Person that Owner designates in writing to issue and receive communications on Owner’s behalf under this Agreement.

“Performance Guarantees” shall mean the achievement by the *** under the applicable performance conditions set forth in Exhibit A-2 of (a) a *** not exceeding *** and (b) an *** not less than *** (both of which are achieved while meeting the Permitted Emission Limits), ***

“***” shall mean (a) *** per each *** measured as *** over the applicable *** for *** and (b) *** per each *** under the applicable *** for ***

“***” shall mean, as of any date of determination, an amount equal to the *** and *** as of such date.

“Performance Testing” shall mean the tests, conducted in accordance with this Agreement, including the Testing Procedures, by which Contractor demonstrates that the Facility meets, for Substantial Completion, the Minimum Performance Guarantees, or for Final Completion, the Performance Guarantees.

“Permitted Emission Limits” shall mean those specific emission limits for each regulated pollutant set forth in the Dan River Station Title V Permit Modification dated August 24, 2009 issued by the North Carolina Department of Environment and Natural Resources (NCDENR) Division of Air Quality authorizing the construction and operation of the Facility and which specifies the methods of measurement, recordation, and compliance and which are designated as such and set forth in Exhibit A-2.

“Person” shall mean any individual, company, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Government Authority or other entity having legal capacity.

***

“Prime Interest Rate” shall mean, as of a particular date, the prime rate of interest as published on that date in The Wall Street Journal, and generally defined therein as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.” If The Wall Street Journal is not published on a date for which the interest rate must be determined, the prime interest rate shall be the prime rate published in The Wall Street Journal on the nearest-preceding date on which The Wall Street Journal was published. If The Wall Street Journal discontinues publishing a prime rate, the prime interest rate shall be the prime rate announced publicly from time to time by Bank of America, N.A. or its successor.

***

“Progress Meetings” shall have the meaning set forth in Section 3.22(c).

“Project” shall have the meaning set forth in the Recitals.

“Project Baseline” shall mean the anticipated costs to be incurred by Contractor in order to complete the Project (or any portion of the Project), the schedule upon which Contractor is projected to complete the Project (or any portion of the Project), and the resources necessary to complete the Project (or any portion of the Project), and the detailed components thereof, in each case, as reflected in the Baseline Budget, *** and the Baseline Schedule.

“Project Management Review Package” shall mean a written report prepared by Contractor covering a specified reporting period, which report shall include: (a) a schedule report detailing the progress of the Work against the Baseline Schedule through the end of the previous reporting period, depicting critical path activities and a comparison of the Key Contractor Schedule Milestones set forth in the Baseline Schedule to the Key Contractor Schedule Milestones set forth in the up-to-date Schedule, together with a brief critical path analysis with respect thereto, (b) a statement of any significant issues which remain unresolved and Contractor’s recommendations for resolving the same, (c) all Key Project Statistics, (d) a statement of any significant Project risks which remain outstanding, (e) a description of the safety status of the Project, together with a graphical depiction of such status, (f) a summary detailing the status of open PARs and a running summary of all Change Orders issued or requested under the Agreement, (g) a table describing the quantity used by Contractor to complete the Work performed, (h) a summary detailing the status of all major purchase orders and subcontracts issued or signed by Contractor with respect to the Work, (i) a summary of any significant Project events which are scheduled or expected to occur during the following ***, (j) an engineering summary and composite performance graph, (k) a construction summary and composite performance graph, (l) turnover and commissioning status graph and (n) such other information as Owner may reasonably request on an as-needed basis. The Parties hereto hereby acknowledge and agree that Contractor shall not be required to deliver the Project Management Review Package to Owner until such time as the Full Notice to Proceed has been issued.

“Prudent Industry Practice” shall mean those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used, or are generally accepted, in construction or operations of electric power generation facilities similar to the Facility, which in the exercise of reasonable judgment and in light of the facts known at the time the decision was made, after due and diligent inquiry, are considered good, safe and prudent practices in connection with the engineering, design, construction, commissioning, testing, operation and maintenance of facilities similar to the Facility with commensurate standards of safety, performance, dependability, efficiency, and economy, and as are in accordance with generally accepted standards of professional care, skill, diligence, and competence applicable to engineering, design, construction, commissioning, testing, operation, maintenance and construction practices in the United States.

“Quality Assurance Plan” shall have the meaning as set forth in Section 3.7.

***

“Reporting Period” shall mean, with respect to any month, the period of time commencing on the Effective Date and ending on the last day of Contractor’s reporting period (as determined in the ordinary course of business consistent with Contractor’s past practices) for such month.

“Sales Tax” shall mean any current or future sales, use or similar tax imposed on Contractor, any Subcontractor or Owner with respect to the Work by the State or any other Government Authority.

“Schedule” shall mean a network-based detailed Level II CPM schedule depicting the critical path, including the Key Contractor Schedule Milestones, for completion of the Work, as set forth in Exhibit B, as modified or updated from time to time in accordance with the terms of this Agreement.

“Scope of Work” shall mean all Work on the Project as set forth in Exhibit A-1.

“Screening Measures” shall mean all applicable immigration checks (including compliance with the Immigration Reform Control Act of 1986 and I-9 requirements), drug and alcohol tests in compliance with Owner’s Drug and Alcohol Testing Policy attached hereto as Exhibit J, a terrorist watch database search, a social security trace, criminal background checks (including but not limited to checks for any felony convictions for the past seven years) and such other screening measures as a reasonably prudent employer would deem appropriate; provided that, nothing shall require Contractor to perform any screening activities that violate the federal Fair Credit Reporting Act, Title VII of the Civil Rights Act of 1964 or any other applicable Law.

“Services” shall mean all labor, transportation, packaging, storage, designing, drawing, engineering, demolition, Site preparation, manufacturing, construction, commissioning, installation, testing, equipping, verification, training, procurement (whether procurement of Equipment, Documentation, licenses to intellectual property granted herein or otherwise) and other work, services and actions (including pursuant to any warranty obligations) to be performed by Contractor under this Agreement *** (whether at the Site or otherwise) in connection with, or relating to, the Facility (or any component thereof, including any Equipment and any Owner Equipment). “Services” includes (a) all of the foregoing items that Contractor provides through a Subcontractor and (b) the services that Contractor provides with respect to Owner Equipment pursuant to Section 3.1(a)(ii).

“Services Warranty Period” shall have the meaning set forth in Section 13.1.

“Site” shall mean the physical location as described in Exhibit A-4 upon which Contractor shall construct the Facility and perform related Work.

“Specifications” shall mean the Facility specifications in Exhibit A-1.

***

“State” shall mean the State of North Carolina.

“Subcontractor” shall mean a Person, including any vendor, materialman or supplier, who has a contract (whether written or oral, a purchase order or otherwise) with Contractor or a contract with any Person hired by Contractor or with a Person of any lower tier to Contractor (e.g., a second- or third-tier subcontractor) to perform any of the Services or to furnish any Equipment, at the Site or elsewhere.

“Substantial Completion” shall mean that the Facility shall have achieved all of the conditions set forth in Section 10.6.

“Substantial Completion Date” shall mean the date on which Substantial Completion actually occurs.

“Substantial Completion Punch List” shall mean the written list of items of Work (which Contractor prepares and with which Owner agrees prior to Substantial Completion) that remain to be completed by Contractor after Substantial Completion but prior to Final Completion and which shall not affect the safety, reliability, operability or mechanical or electrical integrity of the Facility.

“*** Substantial Completion Date” shall mean the date of *** (as such date may be adjusted by Change Order).

***

“Taxes” shall mean all present and future license, documentation, recording and registration fees, all taxes (including income, gross receipts, unincorporated business income, payroll, sales, use, privilege, personal property (tangible and intangible), real estate, excise and stamp taxes), levies, imports, duties, assessments, fees (customs or otherwise), charges and withholdings of any nature whatsoever, and all penalties, fines, additions to tax, and interest imposed by any Government Authority.

“Testing Procedures” shall mean those procedures prepared for the Performance Testing by Contractor in accordance with Exhibit A-2 and reasonably acceptable to Owner.

“Third Party Claim” shall mean any claim, demand or cause of action of every kind and character by any Person other than Owner or Contractor. For the avoidance of doubt, a claim, demand or cause of action by an employee of Owner or Contractor (unless made on behalf of Owner or Contractor) shall be considered a Third Party Claim hereunder.

***

“Warranty Period” shall mean, as the context may require, the Services Warranty Period or the Equipment Warranty Period, as each may be extended from time to time with respect to any Service or Equipment as provided in Section 13.3.

“Work” shall mean, as the context may require, either (a) the Equipment and the Services or (b) the Equipment or the Services.

2.	GENERAL PROVISIONS

2.1      Intent of Contract Documents.    It is the intent of the Parties that Contractor provide the Equipment and perform the Services and all of its other obligations under this Agreement for the Contract Price, *** which shall not be increased, except in accordance with Article 7 or Article 8 or as otherwise expressly set forth herein.

2.2      Independent Contractor.    Contractor shall perform and execute the provisions of this Agreement as an independent contractor to Owner and shall not in any respect be deemed or act, or hold itself out, as an agent of Owner for any purpose or reason whatsoever, except as contemplated in Section 3.1(a)(ii).

2.3	Subcontracting; Approved Subcontractors.

(a)      The Parties have agreed upon the list of approved Subcontractors set forth in Exhibit G-1 for the Services and Equipment listed in Exhibit G-1. Contractor shall have the right to have that portion of the Services identified in Exhibit G-1 performed by the approved Subcontractor for such Service, and the right to purchase Equipment identified in Exhibit G-1 from the approved Subcontractor for such Equipment. For all Major Subcontractors that are listed in Exhibit G-1 and for the scope of Services and Equipment that are listed in Exhibit G-2, Contractor shall provide Owner with an opportunity to participate in Contractor’s bid process, including but not limited to, review of Contractor’s bid proposals, participation in vendor presentations and meetings, review of proposed subcontractor’s bid responses, review and participation in Contractor’s technical and commercial evaluations of bid responses, and participation in Contractor’s meetings to discuss bid selection. In addition, not less than *** prior to such time as Contractor desires to award or execute a subcontract with a proposed Major Subcontractor, Contractor shall provide notice to Owner of such intention. If, prior to execution of a subcontract with such Major Subcontractor, Owner desires that Contractor engage an alternative Major Subcontractor in lieu of the Major Subcontractor that is preferred by Contractor, Owner shall consult in good faith with Contractor on the difference in value, if any, between the bid price of the Major Subcontractor desired by Owner and the Major Subcontractor preferred by Contractor, plus any additional impacts to Schedule or warranties attributable to selecting the alternative Major Subcontractor in lieu of the preferred Major Subcontractor. If desired by Owner, Contractor shall engage such alternative approved Major Subcontractor but shall be entitled to a Change Order for the schedule, cost, warranty or other impacts in selecting the alternative Major Subcontractor.

(b)      If Contractor desires to engage a Subcontractor that is not identified in Exhibit G-1 as an approved Subcontractor that will be providing Equipment or Services, then Contractor shall provide Owner with an opportunity to participate in Contractor’s bid process, including but not limited to, review of Contractor’s bid proposals, participation in vendor presentations and meetings, review of proposed subcontractor’s bid responses, review and participation in Contractor’s technical and commercial evaluations of bid responses, and participation in Contractor’s meetings to discuss bid selection. Before Contractor enters into any contract with, or otherwise engages, such Subcontractor to perform such Services, Contractor shall deliver to Owner for Owner’s review and approval (w) the name of the Subcontractor that Contractor proposes to use in the performance of such on-Site Services, (x) a statement in reasonable detail of the reasons why the proposed Subcontractor is preferred over any approved Subcontractor, (y) a description of any impacts to Schedule, warranties, interconnection with other Equipment or otherwise attributable to selecting the Subcontractor and (z) the information (and any additional information as Owner may reasonably request) on which Contractor is basing its desire to engage such Subcontractor. Owner shall have the right to reject any such Subcontractor; provided that Owner’s rejection shall be reasonable and shall occur within *** after Contractor submits to Owner all of the information noted in clauses (w) through (z) above.

(c)      Contractor shall not allow any Subcontractor that Owner rejects to perform any portion of the Services. Unless otherwise mutually agreed in writing, no contractual relationship shall exist between Owner and any Subcontractor with respect to any of the Services or the Equipment. Contractor shall be fully responsible for all acts, omissions, failures and faults of all Subcontractors as fully as if they were the acts, omissions, failures and faults of Contractor. The exercise of this right by Contractor to subcontract shall not in any way increase the costs, expenses or liabilities of Owner.

2.4    Assignment of Subcontracts.    All subcontracts between Contractor and its Subcontractors shall be in writing and shall, to the extent commercially reasonable, contain provisions, which Contractor shall not waive, release, modify or impair (a) obligating each Subcontractor that may receive access to any Owner Confidential Information, to protect such Owner Confidential Information in accordance with the provisions of this Agreement; (b) as applicable, sufficient to ensure that Contractor has the right to grant the intellectual property licenses and assignments that are granted to Owner herein; and (c) giving Contractor an unrestricted right to assign the subcontract and all benefits, interests, rights and causes of action arising under it to Owner, an Affiliate of Owner or an operator of the Facility, as designated by Owner. At the request of Owner, Contractor shall provide Owner with copies of all warranties of each Subcontractor relating to any of the Work, and Contractor shall comply with any request by Owner upon the termination of this Agreement pursuant to Article 23 or prior to the expiration of the Warranty Period to assign the benefit of any Subcontractor warranty to Owner, an Affiliate of Owner or an operator of the Facility, as designated by Owner; provided that, unless otherwise agreed, Contractor shall not be required to assign any rights to claims that Contractor may have against such Subcontractor at the time of the assignment of such benefit.

2.5	Interpretation.

(a)      Headings.   The titles and headings in this Agreement are inserted for convenience only and shall not be used for the purposes of construing or interpreting this Agreement.

(b)      References.   References to natural persons include Persons. References to “Articles” and “Sections” are references to Articles and Sections of this Agreement. References to “Exhibits” are references to the Exhibits attached to this Agreement, including all attachments to and documents and information incorporated therein, and all Exhibits are incorporated into this Agreement by reference.

(c)      Gender.   Words importing one gender include the other gender.

(d)      Without Limitation.   The words “include” and “including” are not words of limitation and shall be deemed to be followed by the words “without limitation.”

(e)      Amendments.   All references in this Agreement to contracts, agreements or other documents shall be deemed to mean those contracts, agreements or documents as the same may be modified, supplemented or amended from time to time.

(f)      Industry Meanings.     Words and abbreviations not otherwise defined in this Agreement which have well-known technical or design, engineering or construction industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.

(g)      Agreement.  Provisions including the word “agree”, “agreed” or “agreement” require the agreement to be recorded in writing.

(h)      Written.  Provisions including the word “written” or “in writing” mean hand-written, type-written, printed or electronically made and resulting in a permanent record.

(i)      Drafting.    Neither Contractor nor Owner shall assert or claim a presumption disfavoring the other by virtue of the fact that this Agreement was drafted primarily by legal counsel for the other, and this Agreement shall be construed as if drafted jointly by Owner and Contractor and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(j)      ***

2.6      Inclusion; Order of Precedence.   This Agreement (excluding the Exhibits) and the Exhibits shall be considered complementary, and what is required by one shall be binding as if required by all. The Parties shall attempt to give effect to all provisions. The failure to list a requirement specifically in one document, once that requirement is specifically listed in another, shall not imply the inapplicability of that requirement, and Contractor shall provide as part of its obligations hereunder all items required to conform the Work to the Specifications and the other standards in this Agreement. In the event of a conflict between this Agreement (excluding the Exhibits) and the Exhibits, this Agreement (excluding the Exhibits) shall control and the conflicting provisions shall be interpreted so as to accord with the provisions of this Agreement (excluding the Exhibits). Notwithstanding the foregoing, conflicts regarding Scope of Work matters shall be governed by Exhibit A-1. Later dated amendments, Exhibits or Change Orders shall take precedence over earlier dated amendments, Exhibits or Change Orders.

2.7      Days.   If a payment obligation falls due on a Day other than a Business Day, the obligation shall be deemed to be due on the next Business Day.

3.	CONTRACTOR RESPONSIBILITIES

3.1	Performance of the Services; Commencement of Work.

(a)	Performance of the Services.

(i)      Scope of Services for Work.    With respect to all Work, Contractor shall diligently, duly and properly perform and complete the Services in accordance with this Agreement; procure, provide and pay for all items (other than Owner Equipment) and services necessary for the proper execution and completion of the Services, whether temporary or permanent and whether or not incorporated or to be incorporated into the Facility, including all procurement, design and engineering services (except for such services for the Owner Equipment), all installation and construction services, administration, management, training (consistent with Exhibit A-1, Attachment 1) and coordination, all Commissioning and verification services, and all labor, Equipment, construction aids, furnishings, equipment, supplies, insurance (other than Owner insurance), permits (other than Owner Permits), licenses, inspections, storage and transportation, O&M Manuals, and all other items, facilities and services necessary to perform or provide the Work and complete the Facility. Contractor shall design, construct and install the Equipment on an engineering and construction basis pursuant to this Agreement, including providing all necessary civil, structural, mechanical, and electrical engineering services, all control equipment necessary for the design, construction and operation of the Equipment, all interconnections set forth in the Specifications, and all equipment not specifically described in the Specifications (other than Owner Equipment) which is customary and necessary to meet the requirements of the Specifications and the Performance Guarantees. Work not specifically delineated in this Section or elsewhere shall be performed and provided by Contractor to the extent customary and necessary to complete the Facility (other than procurement, supply and provision of Owner Equipment) in accordance with Prudent Industry Practices. *** Contractor shall execute the entire Services in a manner that will enable Contractor to achieve Substantial Completion by the Guaranteed Substantial Completion Date and Final Completion by the Guaranteed Final Completion Date.

(ii)      Scope of Services Relating to Owner Equipment.   Owner shall be responsible for procuring, supplying and providing the Owner Equipment by the dates set forth in the Schedule. The Owner Equipment shall be provided pursuant to contracts between Owner and the suppliers of such Owner Equipment (collectively, the “Owner Equipment Contracts”). Owner shall provide Contractor with the relevant portions of the Owner Equipment Contract in order for Contractor to perform its obligations under this Section. With respect to such Owner Equipment, the Parties hereby agree as follows:

(A)      Owner hereby authorizes Contractor to, and Contractor hereby agrees to, act as Owner’s agent for the purpose of generally administering the Owner Equipment Contracts on behalf of Owner and assuring compliance by Owner and suppliers with the terms thereof. Contractor shall perform such services in the manner that a reasonably prudent contractor experienced in the design and construction of combined cycle electric-generating facilities would perform if such contractor, instead of Owner, were a party to such Owner Equipment Contracts. Such agency services shall include but shall not be limited to reviewing design documents, obtaining design interface and delivery schedule information, coordinating and expediting delivery of such Owner Equipment, diligently asserting Owner’s rights, maintaining appropriate records, providing to Owner any notices delivered to Contractor by the supplier of the Owner Equipment, regularly updating Owner with respect to the status of the performance of the suppliers of the Owner Equipment, assisting Owner in pursuing available remedies against the suppliers of the Owner Equipment, including assistance to Owner in the administration and coordination of warranty claims for such Owner Equipment and enforcing the repair, replacement or refurbishment of such Owner Equipment as necessary, consulting with Owner with respect to any material issues, attending meetings and otherwise interfacing with the suppliers of the Owner Equipment, and carrying out the directions of Owner, all as necessary in order to ensure performance by the respective suppliers under the Owner Equipment Contracts in accordance with the terms and condition set forth in such Owner Equipment Contracts. Notwithstanding the foregoing, Contractor shall have no authority to, and shall not, take any of the following actions under or with respect to the Owner Equipment Contracts absent prior direction from Owner: (1) consent to any change order; (2) agree to or permit any amendment, modification, or supplement; (3) waive any of Owner’s rights or the obligations of the suppliers of the Owner Equipment; (4) increase any of Owner’s obligations or the rights of the suppliers of the Owner Equipment; (5) initiate or conduct any litigation or other similar proceedings; (6) take any action that would cause a default or breach by Owner of an Owner Equipment Contract; or (7) agree to or consent to termination or suspension of work or activities thereunder. Owner shall consult with Contractor on any performance or schedule concerns before making payments to the suppliers of the Owner Equipment after the Effective Date.

(B)      In addition to the agency services set forth in Section 3.1(a)(ii)(A), Contractor shall also provide timely review and response to all Owner Equipment designs, specifications and drawings, provide all on-site storage and transportation, provide on-site administration and coordination and reasonable office space, provide installation and integration services with respect to the Owner Equipment in accordance with the Schedule, perform inspections of such Owner Equipment, perform all installation, commissioning and Performance Testing (in accordance with Exhibit A-2) for all such Owner Equipment, conduct quality surveillance and start-up of such Owner Equipment to the extent permitted under the Owner Equipment Contracts, coordinate training, and provide other related services reasonably necessary to install and interconnect such Owner Equipment to the Equipment and the Facility as contemplated by Contractor’s Scope of Work.

(C)      For the avoidance of doubt, notwithstanding anything to the contrary, Contractor shall have no liability to Owner for payment of any performance liquidated damages specified within the Owner Equipment Contracts for any shortfall in the performance of such Owner Equipment (including failure to meet performance guarantees) or for the payment of any delay liquidated damages specified within the Owner Equipment Contracts for the late delivery of such Owner Equipment. Contractor shall be entitled to a Change Order granting equitable relief from any impact on Contractor’s cost or schedule of performance under this Agreement attributable to a breach by the suppliers of the Owner Equipment of the terms of the Owner Equipment Contracts, except to the extent that such breach is caused by Contractor failing to fulfill its obligations under this Agreement.

(D)      Owner and Contractor hereby acknowledge that the Work is only a portion of the work required for the completion of the entire Project and that the successful and timely completion of the Project will require the good faith, prompt and courteous coordination and collaboration among many contractors, subcontractors and other Persons, including Owner and the suppliers of Owner Equipment. Owner and Contractor also acknowledge that both parties are entering into this Agreement in material reliance on the agreement by each other to provide such good faith, prompt and courteous coordination and collaboration and to perform the Work in accordance with the terms and conditions set forth herein in order to achieve the successful and timely completion of the Project.

(b)      Work Under Limited Notices to Proceed.    The Parties hereto hereby acknowledge and agree that prior to the *** issuance of the Full Notice to Proceed, this Agreement shall constitute a Limited Notice to Proceed. From the Effective Date until such time as Owner issues a Full Notice to Proceed with respect to the Facility, Owner may from time to time issue Change Orders hereunder amending or modifying the limited scope of Work Contractor is authorized to perform or authorizing Contractor to perform certain additional portions of the Work with respect to the Facility. Each open Limited Notice to Proceed shall expire upon the earlier of (i) issuance of the Full Notice to Proceed or (ii) termination of this Agreement in accordance with Article 23.

(c)      Work After Full Notice to Proceed.    Upon the issuance by Owner of the Full Notice to Proceed, such notice shall be deemed to be full authorization for Contractor to commence the remainder of the Work relating to the Project on the date set forth in such Full Notice to Proceed until such Work is completed unless this Agreement is earlier terminated in accordance with Article 23. The Parties acknowledge that this Agreement sets forth a specific date for the anticipated delivery of the Full Notice to Proceed for the Facility. The failure by Owner to issue the Full Notice to Proceed by the date set forth in this Agreement will constitute a Change, with respect to which Article 8 shall apply. Contractor shall perform its obligations under this Agreement in accordance with the agreed upon Schedule, as such Schedule may be modified or updated from time to time in accordance with the terms of this Agreement.

3.2      Professional Standards.    Contractor shall perform and complete the Services and its other obligations under this Agreement, and all Equipment shall be, in accordance with all applicable Laws, this Agreement and Prudent Industry Practices. In the event of any conflict between any of the authorities in the foregoing sentence, all applicable Laws shall control over the terms of this Agreement and Prudent Industry Practices, and the terms of this Agreement shall control over Prudent Industry Practices.

3.3      Sufficient Personnel.    At all times during the term of this Agreement, Contractor shall employ a sufficient number of qualified Persons, who shall be licensed if required by applicable Laws, so that Contractor may complete the Services and Contractor’s other obligations under this Agreement in an efficient, prompt, economical and professional manner and in accordance with the Schedule. Without in any way limiting the foregoing, Contractor shall, for example, employ a sufficient number of qualified buyers, inspectors, and expediters necessary to provide all equipment, materials and supplies to be provided by Contractor hereunder in a timely manner consistent with the Schedule. Contractor shall provide all technical services and supervision for Commissioning and verification. Contractor shall also provide all construction services and craft personnel as required for system adjustments during Commissioning and verification. Owner shall provide and pay for its own operations and maintenance staff during Commissioning and verification.

3.4      Supervision and Discipline.    Contractor shall supervise, coordinate and direct the Services using Contractor’s best skill, judgment and attention. Contractor shall enforce strict discipline and good order among Contractor’s employees, Subcontractors’ employees and all other Persons carrying out the Services. Contractor shall at all times take all necessary reasonable precautions to prevent any unlawful or disorderly conduct by or among its employees, employees of Subcontractors and other Persons performing the Services and for the preservation of the peace and the protection of Persons and property at, or in the immediate vicinity of, the Site. Contractor shall only permit the employment of Persons who are fit at the time they are employed and on each Day they perform the Services, who are skilled in the tasks assigned to them, and who are qualified to perform the tasks assigned to them. Contractor shall be responsible for labor peace on the Site and Contractor shall at all times implement policies and practices designed to avoid work stoppages, slowdowns, disputes and strikes where reasonably possible and practical under the circumstances.

3.5      Contractor’s Key Personnel.    Exhibit F contains a list of Contractor’s key personnel who shall be responsible for supervising the performance of Contractor’s obligations under this Agreement. That list includes the designation of Contractor’s Project Manager and Contractor’s Site Representative. Any replacement of the key personnel listed in Exhibit F shall be subject to the prior written approval of Owner, which consent Owner shall not unreasonably withhold or delay. Contractor’s Project Manager shall act as Contractor’s liaison with Owner and shall have the authority (a) to administer this Agreement on behalf of Contractor, (b) to oversee, direct, and manage the responsibilities of Contractor under this Agreement, and (c) to bind Contractor as to the day-to-day project management operations under the Agreement. Contractor’s Site Representative or other Contractor supervisory personnel shall be present at the Site at all times when the Services are being performed at the Site.

3.6      Design and Engineering.    Prior to the Effective Date, Contractor shall have scrutinized, and satisfied itself as to the adequacy of, the Specifications (including design criteria and calculations, if any) for completion of the Facility. Contractor shall be responsible for the design of the Facility and for the accuracy of the Specifications. Any data or information received by Contractor, from Owner or otherwise, shall not relieve Contractor from its responsibility for the design of the Facility and execution of the Services. Contractor shall engage all supervisors, engineers, designers, draftsmen and other Persons necessary for the preparation of all Documentation required for the Work. In connection with the Documentation, Contractor shall prepare working drawings and specifications setting forth in detail the requirements for the construction of the Facility in accordance with this Agreement (the “Design Documents”). Contractor shall submit those Design Documents identified in Exhibit A-3 for Owner’s review, and Owner shall complete its review of, and provide any comments to Contractor with respect to, the Design Documents within *** of receiving such Design Documents from Contractor (and such Design Documents shall be deemed reviewed without comment if Contractor does not receive any comments from Owner within such time period). If Owner notifies Contractor that the Design Documents fail to comply with this Agreement, Contractor shall correct such Design Documents and shall resubmit them for Owner’s prompt review within *** in accordance herewith. Owner shall be entitled, but not obligated, to review and comment on all other Design Documents not identified in Exhibit A-3. Any review by Owner of any Design Documents pursuant to this Section shall not relieve Contractor from any obligation or responsibility under this Agreement. If errors, omissions, ambiguities, inconsistencies, inadequacies or other defects are found in the Design Documents, they and the Work shall be corrected as part of the ***, notwithstanding any prior consent or approval of Owner of any such Design Documents or Work.

3.7      Quality Assurance Plan. Contractor shall develop, implement and maintain a written plan for quality assurance of the Services (the “Quality Assurance Plan”), which shall include: work safety; security at the Site; fitness for duty; management and control of the design, engineering, and construction services; management and control of Subcontractors; and such other matters as Owner may reasonably request. Such plan shall meet Owner’s corporate and Site-specific policies and requirements and the requirements of all applicable Laws. Contractor shall deliver the plan to Owner within *** after the Effective Date for Owner’s review and comment, and Contractor shall thereafter incorporate Owner’s reasonable comments therein. Following Owner’s review of and comment to such plan, Contractor shall have the right to rely on such plan in performing the Services. Contractor shall also require all Subcontractors to establish, implement and maintain appropriate quality control and safety programs with respect to their respective portions of the Services. Contractor shall provide Owner and its employees, agents, representatives and invitees with reasonable access to the Work wherever located for observation and inspection, including but not limited to auditing of all activities for conformance with the requirements of the plan and all requirements of the Agreement. Inspections and audits of Contractor’s Subcontractors will be coordinated with Contractor.

3.8      Safety Management Plan.    Contractor shall develop, implement and maintain a written safety management plan that complies with the requirements set forth in Article 24. Contractor shall deliver such plan to Owner for its review and approval (which approval shall not be unreasonably withheld or delayed) at least *** after the Effective Date.

3.9      [Intentionally Omitted].

3.10    Utility Use.    Subject to Section 4.5, from the Effective Date until Final Completion, Contractor shall be responsible in connection with its scope of Work and as part of the *** to maintain and pay for all temporary construction utilities required to perform the Services, including electricity (from the designated Owner tie-in points), fuel (other than gas fuel used for Commissioning, Performance Testing and operation), communication systems for Contractor’s temporary office facilities (including telephones for Owner’s staff), water (potable and raw), construction waste disposal and wastewater disposal.

3.11	Spare Parts.

(a)      Erection, Start-up and Commissioning Spare Parts.    Owner and Contractor shall consult in good faith on an ‘open book’ basis to determine the nature and quantity of spare parts required for installation, erection, start-up, commissioning and performance testing for the Equipment for the Facility, including all gases, gaskets, fuses, instruments, etc. and other consumable, expendable and engineered items that may be required during construction, start-up, commissioning or performance testing of such Equipment. Contractor shall recommend to Owner for approval the spare parts to be purchased by Contractor for such installation, erection, start-up and commissioning, with such Owner approval not to be unreasonably withheld or delayed. Owner shall own all such spare parts for which it has made payment, and, prior to Substantial Completion, Contractor shall provide Owner with a complete list of all such spare parts (including manufacturer name and part number and other descriptive information) that were not used during construction, start-up, commissioning or performance testing of such Equipment.

(b)      Recommended Operation and Maintenance (O&M) Spare Parts. At least *** prior to Substantial Completion, Contractor shall provide a list of spare parts that Contractor (or its Subcontractors) recommends as necessary for Owner to have on hand to maintain operability of the

Equipment (taking into account the length of time required to obtain such spare parts) to enable prompt repair of the Equipment for the Facility for a period of *** following Substantial Completion. Summary and detailed information on each spare part shall be listed by Contractor in a format as reasonably requested by Owner. Each spare part listed shall include all items for which the spare part is intended to support. All spare parts shall comply with the requirements of the Specifications and shall be identical or equivalent to the original specified, including documentation identical in kind and format to that required for the original equipment or material. Pricing, delivery lead times and any limitations on shelf life shall be included for each spare part. Owner shall procure such spare parts as it determines in its sole discretion.

(c)      Owner Equipment Spare Parts.     Acting as Owner’s agent pursuant to Section 3.1(a)(ii)(A), Contractor shall coordinate, expedite and manage delivery from each supplier of Owner Equipment a recommended list of spare parts required for Commissioning and start-up of such Owner Equipment at such times as shall be necessary to permit Contractor to remain in compliance with the Schedule. Owner shall timely acquire, pay and deliver all such spare parts. Owner shall make available at no cost to Contractor to utilize for Owner Equipment during start-up and testing, spare parts acquired by Owner for the Owner Equipment.

3.12    Subcontractor Presence.    Contractor shall be responsible for notifying and paying any Subcontractor representative that it deems necessary to be present for technical assistance at (a) erection supervision, (b) Commissioning, or (c) the Performance Testing. Similarly, Owner, at its cost, shall ensure that an adequate number of qualified representatives from those suppliers supplying Owner Equipment are present for technical assistance at the above-listed events.

3.13    Current Records; Record Drawings. Contractor shall maintain in good order and make available to Owner, for inspection at the Site at all times, at least one record copy of the Documentation marked currently to record all material changes made during construction. Before, and as a condition to, Final Completion of the Facility, Contractor shall deliver to Owner the Documentation, including one set of reproducible as-built drawings (in accordance with Section 19.1) listed in Exhibit A-3, showing all material changes made during construction with respect to the Facility.

3.14    Transportation Costs.    Contractor shall arrange and pay for all transportation, storage and transfer costs incurred in connection with the Work, except for the transportation and off-Site storage costs attributable to Owner Equipment, which transportation and off-Site storage costs shall be paid by Owner.

3.15    O&M Manuals.    Contractor shall deliver to Owner O&M Manuals for Contractor-supplied Equipment within *** of delivery of such Equipment to the Site such that Owner has sufficient time to prepare facility manuals utilizing such O&M Manuals to support operator training.

3.16    Control of Work.    Contractor shall have care, custody and control over that portion of the Site at which it performs construction Work and shall be solely responsible for all construction means, methods, techniques, sequences, procedures, safety and quality assurance, and quality control programs in connection with the performance of the Services. Contractor shall, *** provide all necessary security at that portion of the Site under Contractor’s care, custody and control, including a suitable fence around such portion of the Site, and the prohibition and prevention of access and entrance to such portion of the Site by all unnecessary and unauthorized Persons. Contractor shall strictly control the admission of Persons to such portion of the Site and no such Person (other than the employees, officers or directors of the Parties or their Affiliates) who is not required for the performance or supervision of the Services shall be admitted without the prior approval of Owner (such approval not to be unreasonably withheld or delayed). To the extent any damages to the Site or property thereon, including the Facility, are covered by Owner’s Builder’s Risk policy or other property insurance ***. To the extent any damages to the Site or property thereon, including the Facility, are not covered by Owner’s Builder’s Risk policy or other property insurance and if such damages arise from theft or vandalism due to Contractor’s or its Subcontractor’s negligence, then Contractor shall be liable for such damages up to the amount of the loss incurred, which shall be included ***

3.17    Emergencies.    In the event of any emergency endangering life or property, Contractor shall take all actions as may be reasonable and necessary to prevent, avoid or mitigate injury, damage or loss and shall promptly report each such emergency, and Contractor’s responses thereto, to Owner.

3.18    Local Conditions.    Contractor has reviewed the Site and the access to the Site, all as described in Exhibit A-4, and acknowledges that they are sufficient for the performance of the Services. Contractor warrants that it has taken all steps necessary to ascertain the nature and location of the Services and that it has investigated and satisfied itself as to the general and local conditions that can affect the Facility, the Site or the performance of the Services, including: (a) conditions bearing on access, egress, transportation, waste disposal, handling, lay down, parking and storage of materials; (b) the availability of labor, water, electric power, other utilities and roads needed for construction; (c) uncertainties of normal weather or other observable physical conditions at the Site; and (d) the character of equipment and facilities needed before and during the performance of the Services.

3.19    Use of Site; Owner Access.    Contractor shall confine its operations at the Site to areas permitted by applicable Laws, this Agreement and the Exhibits hereto. Contractor shall prepare, implement and enforce written Site rules necessary for the safe, efficient and proper prosecution of the Work. Those rules shall, at a minimum, comply with Owner Environmental Health and Safety manual and all applicable Laws. Contractor shall provide Owner, the suppliers of the Owner Equipment, and their respective employees, agents, representatives and invitees with reasonable access to the Work wherever located for observation and inspection; provided, that Contractor may provide, and Owner, the suppliers of the Owner Equipment and shall accept, an escort or other safety measures that Contractor, in its reasonable discretion, deems necessary or advisable. As a *** and as ***, Contractor shall provide Owner and its Owner Equipment vendors with *** office spaces on the Site which shall be outfitted in a customary manner (including a conference room) as more fully described in Exhibit A-1. Those office facilities shall be connected to and serviced by the usual utilities, subject to Sections 3.10 and 4.5.

3.20    Compliance with Laws.    Contractor shall comply, and shall cause all Subcontractors to comply, with all applicable Laws and Change Orders that relate to Changes in Law relating to the Work or the Facility, and Contractor shall give all applicable notices with respect to, and in accordance with, any applicable Laws. Contractor shall ensure that the Facility, as designed and constructed, complies, and, when operated in accordance with Prudent Industry Practices, shall comply with all applicable Laws. Notwithstanding the foregoing, or anything else in this Agreement to the contrary, Contractor’s obligation with respect to water, air and other emissions of the Facility shall be limited to the requirements set forth in the Specifications. If not otherwise exempted by Title 48 and to the extent applicable, Contractor will make a good faith effort to comply with 48 CFR §52.219-8, Utilization of Small, Small Disadvantaged, and Women-Owned Small Business

Concerns, and 48 CFR §52.219-9, Small, Small Disadvantaged, and Women-Owned Small Business Subcontracting Plan, as such sections may be amended, modified, restated or renumbered.

3.21    Permits and Approvals.    Contractor shall be responsible for obtaining, renewing and maintaining all permits, licenses, approvals and certifications customary and necessary for Contractor to demolish, Site prepare, engineer, detail, fabricate, furnish, deliver, unload, store, erect, install, commission (but only those permits exclusively used for commissioning) and inspect the Work, all as described in Exhibit D (collectively, the “Contractor Permits”). Contractor shall provide reasonable assistance and documents to Owner in connection with Owner’s efforts to obtain the Owner Permits. Contractor represents that, to the best of its knowledge, the Contractor Permits listed in Exhibit D are the customary permits, approvals and certifications required to be obtained by Contractor for its performance of the Services. Upon Contractor’s request, Owner shall provide Contractor reasonable cooperation and assistance in obtaining and maintaining Contractor Permits.

3.22	Periodic Reports and Meetings; Delivery of Project Baseline Documentation.

(a)      Reports Prior to Full Notice to Proceed.    No later than *** after the end of each month during the period of time commencing on the Effective Date and ending on the date the Full Notice to Proceed is issued hereunder, Contractor shall prepare and submit to owner a LNTP Report. Contractor shall provide copies of such documentation and materials as Owner may reasonably request on an as-needed basis to substantiate the information provided by Contractor in such reports. Contractor shall provide the foregoing report in both hard copy (one) and electronic version (all graphs and tables, if any, shall be provided in MS Excel format).

(b)      Reports Following Full Notice to Proceed.    Following the issuance of the Full Notice to Proceed hereunder, Contractor shall prepare and submit the following documentation and reports to Owner.

(i)      Project Baseline Documentation. Within *** after the issuance of the Full Notice to Proceed (the “Baseline Documentation Due Date”), Contractor shall deliver to Owner a copy of (A) the Baseline Budget, (B) ***, and (C) the Baseline Schedule, each of which shall be correct and true at the time of submittal and in form and substance reasonably acceptable to Owner. The foregoing documents shall be attached to the Agreement as Exhibits K-1, K-2 and K-3, respectively, upon delivery thereof.

(ii)      Monthly ***    Contractor shall prepare and submit to Owner a (A) *** covering all construction Work completed during the Reporting Period ending during the immediately prior month and (B) *** covering all engineering and design Work completed during the Reporting Period ending during the immediately prior month. Owner may review source data at the Project Site or Contractor’s home office located in Charlotte, North Carolina. Contractor shall provide copies of such documentation and materials as Owner may reasonably request on an as-needed basis to substantiate the information provided by Contractor in such ***. Contractor shall provide the foregoing *** in both hard copy (one) and electronic versions (all graphs and tables shall be provided in MS Excel format).

(iii)      Monthly Project Management Review Packages.   No later than *** after the date each *** is due, Contractor shall prepare and submit to Owner a (A) Project Management Review Package covering Contractor’s previous Reporting Period and (B) a cost summary report covering Contractor’s previous Reporting Period (collectively, the

“Monthly Progress and Cost Report”). Contractor shall provide copies of such documentation and materials as Owner may reasonably request on an as-needed basis to substantiate the information provided by Contractor in such reports. Contractor shall provide the foregoing reports in both hard copy (one) and electronic versions (all graphs and tables shall be provided in MS Excel format).

(c)      Attendance and Participation at Meetings.    From the Effective Date until the Final Completion Date, Contractor shall attend and participate in regular meetings with Owner which shall occur *** (or upon such other interval as the Parties agree in writing) for the purpose of discussing the status of the Work and anticipating and resolving any problems (“Progress Meetings”). The Progress Meetings may also include, at the request of Owner, consultants and other Persons. Contractor shall prepare and promptly deliver to Owner written minutes of each meeting; provided, that the publication or distribution of such minutes shall not constitute a permitted basis for providing notice, or otherwise asserting claims, under this Agreement by any Party. No implication whatsoever shall be drawn as consequence of a failure by any Party to comment on or object to any minutes prepared or distributed by Contractor. Unless otherwise mutually agreed, Contractor’s Site Representative shall attend all Progress Meetings after Contractor mobilizes to the Site. In addition to the above monthly Progress Meetings, Contractor shall hold regularly scheduled (but not less frequently than weekly during construction) status or scheduling meetings with its Subcontractors as appropriate, and Owner shall have the right but not the obligation to attend and participate in such weekly status meetings; provided, that, if Contractor determines in its reasonable discretion that Owner’s attendance at the meeting would prohibit Contractor from effectively addressing confidential or sensitive issues, Contractor shall have the right to bar Owner from that portion of such meetings.

3.23    Signage.    Neither Contractor nor its Subcontractors shall display, install, erect or maintain any advertising or other signage at the Site without Owner’s prior written approval, other than signs and notices required by applicable Laws, related safety or work rules, site identification, or used to solicit employees for the performance of the Services.

3.24    Interference with Traffic.    Contractor shall carry out the Services so as not to interfere unnecessarily or improperly with (a) Owner’s operations at or in the vicinity of the Site, including the existing Dan River coal facility located adjacent to the Site, or (b) access to, use of or occupation of public or private roads, footpaths or properties in the possession of Owner or any other Person. Contractor shall communicate with, and ascertain the requirements of, all Government Authorities in relation to vehicular access to and egress from the Site and shall comply with any such requirements. Contractor shall be deemed to have satisfied itself as to, and shall be fully responsible for, the routing for delivery of heavy or large loads to the Site so as to satisfy any requirements of Government Authorities with respect thereto.

3.25    Supply of Water and Disposal of Sewage.    Contractor shall provide, within the Site, an adequate supply of drinking and other water for the use of those Persons working on the Site. Contractor shall dispose of, either off-Site or through the Facility’s septic system or other approved method, all on-Site sewage effluent during performance of the Services.

3.26    Housekeeping.    At all times during the term of this Agreement, Contractor shall keep the Site and surrounding area adjacent to where the Services are actually being performed, free from waste materials, equipment, rubbish, debris and other garbage, and liquid and non-liquid materials whether spilled, dropped, discharged, blown out or leaked. Contractor shall employ adequate dust control measures. To the extent practicable, Contractor and all Subcontractors shall utilize reasonable waste reduction and recycling techniques at the Site. Before the Final Completion Date, Contractor shall remove from the Site all tools, trailers, surplus and waste materials, and rubbish, and shall otherwise leave the Facility and the Site in a neat and clean condition. If Contractor fails to perform such housekeeping services, Owner, following notice and a reasonable opportunity for Contractor to cure, may perform such services, and all reasonable and necessary costs incurred in connection therewith shall be assessed against ***

4.	OWNER RESPONSIBILITIES

Owner shall perform the responsibilities set forth in this Article at its own expense and at those reasonable times as may be required by Contractor for the successful completion of the Work in accordance with the Schedule.

4.1      Owner’s Representative.    Owner shall appoint Owner’s Project Director with whom Contractor may consult at all reasonable times, and whose instructions, requests and decisions shall be binding upon Owner as to all matters pertaining to this Agreement and the performance of the Parties under this Agreement; provided, that no amendment or modification of this Agreement shall be effected except by an amendment, and no Change shall be effected except as provided in Article 8.

4.2      Access.    Subject to Section 11.2, from the time of the issuance of the Full Notice to Proceed hereunder until the Substantial Completion Date, Owner shall provide Contractor, at no additional cost to Contractor, unrestricted right of access to such portion of the Site as Contractor may reasonably require for the construction of the Facility and for Contractor’s office, warehouse, shop buildings, welding facilities, Contractor’s equipment storage, lay down area, and employee parking. After the Substantial Completion Date, Owner shall allow Contractor reasonable access to the applicable portion of the Site in order to achieve Final Completion.

4.3      Permits.    Owner shall be responsible for obtaining, renewing and maintaining the permits, licenses, approvals and certifications necessary for the operation, maintenance, use and ownership of the Facility, including the permits listed in Exhibit E (collectively, the “Owner Permits”). Contractor shall provide Owner with all reasonably necessary information, documents, data, criteria and performance characteristics of the Facility requested or required by Owner to assist Owner in obtaining Owner Permits.

4.4      Owner Equipment.    Owner shall procure and provide Owner Equipment by the dates set forth in the Schedule to prevent delay. Except to the extent that the failure of any Owner Equipment to be provided by the dates set forth in the Schedule or to perform in accordance with its manufacturer’s specifications is caused by Contractor’s failure to perform its obligations in accordance with this Agreement, any impact to Contractor from the delay (or re-sequence) in delivery or performance of Owner Equipment shall give rise to a Change.

4.5      Fuel and Utilities.    Owner shall provide, at no cost to Contractor, the electrical interconnect for power export from the Facility at the interconnection points identified in Exhibit A-1, and all fuel necessary for Commissioning and Performance Testing when requested by Contractor and as required in accordance with the Schedule. Commencing on the Substantial Completion Date, *** for the operation of the Facility.

4.6      Operation and Maintenance Staff.    At the earlier of: (a) ***, or (b) ***, Owner shall provide, under the direction of Contractor through Substantial Completion, at no cost to Contractor, the complement of qualified operation and maintenance personnel for applicable Commissioning, Performance Testing and operation of the Facility. In addition, Owner, at its cost, shall ensure that an adequate number of qualified representatives from those suppliers supplying Owner Equipment are present at Commissioning or Performance Testing as necessary for technical assistance.

4.7      Job Site Rules.    From the date on which Owner provides Contractor access to the Site to perform the Work until the Substantial Completion Date, Owner, its representatives and agents shall abide by all reasonable Site safety rules promulgated by Contractor.

4.8      Payment.    In accordance with the terms and conditions of this Agreement, Owner shall pay Contractor the Contract Price. Owner shall make all payments promptly when due.

5.	EQUIPMENT AND WORKMANSHIP

5.1      Quality of Equipment and Workmanship.    All Equipment and workmanship shall be subject to such tests as Owner may reasonably require at the place of manufacture, fabrication or preparation, or at the Site or at such other place or places as may be mutually agreed upon by the Parties, including any place of an independent third party. Contractor shall provide such assistance, labor, electricity, fuels, stores, apparatus and instruments as are reasonably required for examining, measuring and testing any Equipment and Owner Equipment in accordance with Exhibit A-2 (other than specialty tools as listed in Owner Equipment Contracts) and workmanship, before incorporation into the Facility.

5.2	Cost of Tests.

(a)      Subject to the last sentence of Section 10.4, the cost of conducting any test related to the Work shall be ***

(b)      If the results of any such test indicate that the applicable Equipment or workmanship do not conform to the requirements of this Agreement (including the Specifications and Prudent Industry Practices) and Owner has reasonable grounds to suspect that any other similar Equipment or workmanship may not conform to the requirements of this Agreement (including the Specifications and Prudent Industry Practices), Owner may require Contractor to carry out further tests, which in the reasonable opinion of Owner are necessary to verify that such other similar Equipment or workmanship conforms to the requirements of this Agreement (including the Specifications and Prudent Industry Practices). The costs of any such tests shall be borne by *** and shall be borne by ***

5.3      Samples.    At the reasonable request of Owner ***, Contractor shall supply Owner with samples of Equipment (for which samples can reasonably be provided). The manufacturer’s standard samples (with relevant information) and any additional samples shall be labeled as to origin and intended use in the Facility.

5.4      Inspection of Operations.    Owner (and its representatives) shall at all reasonable times have access to the Site and to all workshops and places where Equipment or Owner Equipment is being manufactured, fabricated or prepared for the Facility. Contractor shall provide Owner a reasonable opportunity to be present for any tests of any Equipment or Owner Equipment.

5.5      Examination of Work before Covering.    For certain agreed parts of the Work as set forth in Exhibit A-1, Contractor shall give notice to Owner whenever any such part of the Equipment or Owner Equipment, as applicable, or foundations is or are ready or about to be ready for examination and Owner shall, without unreasonable delay, attend (or inform Contractor that it is unnecessary for it to attend) for the purpose of examining and measuring such part of the Equipment or Owner Equipment, as applicable, or of examining such Work. No part of such Equipment or Owner Equipment shall be covered up or put out of view without affording Owner a reasonable opportunity to examine and measure any such part of the Equipment or Owner Equipment.

5.6      Uncovering and Making Openings.    If, following discovery of defective workmanship or materials in any part of the Work, Owner has reasonable grounds to suspect that further parts of the Work may be similarly defective, Contractor shall, upon the reasonable request of Owner, provide Owner clear evidence that such other parts are not defective to the reasonable satisfaction of Owner or shall uncover such further parts of the Work or make further openings, in or through the same, and Contractor shall inspect and repair, if necessary, any such parts. The costs of such work carried out by Contractor under this Section shall be part of the ***, unless the parts of the Work so uncovered turn out to be not defective, ***

6.	SCHEDULE

6.1      Commencement of Work.    Upon receipt of the Limited Notice to Proceed, Contractor shall commence the performance of the Work described in such Limited Notice to Proceed, or, if no Limited Notice to Proceed is given, Contractor shall commence the performance of the Work upon its receipt of the Full Notice to Proceed, and thereafter continuously and diligently fulfill its obligations under this Agreement. Contractor shall perform its obligations under this Agreement in accordance with the Schedule set forth in Exhibit B, as such may be modified and updated from time to time in accordance with the terms of this Agreement. ***

6.2      Schedule Requirements; Updates.    A copy of the Schedule (which shall be true and correct as of the Effective Date), along with Key Contractor Schedule Milestones, is attached hereto as Exhibit B. The Parties agree that the Schedule and the Key Contractor Schedule Milestones within the Schedule reflect dates for completion of Work activities by Contractor in order to meet the Targeted Substantial Completion Date. In addition, Contractor shall prepare and make available to Owner at all times at the Site, or such other location mutually agreed upon by the Parties, a current, working copy of the Schedule. Unless otherwise mutually agreed upon by the Parties, Contractor shall update the working copy of the current Schedule monthly and shall provide a copy to Owner as a component of each Monthly Progress and Cost Report; provided, however, that no update of or revisions to the working copy of the Schedule shall be deemed to alter, revise or otherwise change the date for any Key Contractor Schedule Milestones, the Guaranteed Substantial Completion Date or the Guaranteed Final Completion Date, all of which shall be amended only by a duly executed Change Order or amendment hereto.

6.3	***

(a)      ***

(b)      ***

(c)      ***

7.	CONTRACT PRICE; COMPENSATION AND PAYMENT

7.1	******

(b)      Limited Notice to Proceed Work.    Upon receipt of a Limited Notice to Proceed from Owner, Contractor shall commence the performance of the Work as agreed in such Limited Notice to Proceed and shall continuously and diligently perform such Work pursuant to this Agreement as outlined in such Limited Notice to Proceed until such time as Owner issues a Full Notice to Proceed. Contractor hereby acknowledges and agrees that a portion of the Work includes Work performed by Contractor under the ***, a certain portion of which has already been paid by Owner thereunder and ***

(c)      Full Notice to Proceed Work.    Each Party shall, in good faith, cooperate with the other and use all commercially reasonable efforts to expeditiously update, in accordance with the ***. Upon issuance of the Full Notice to Proceed by Owner, Contractor shall commence the performance of all Services and shall continuously and diligently perform all Services and its other obligations under this Agreement.

7.2	Determination of *** Payments of Contract Price.

(a)      *** Payment Invoice.    ***, Contractor shall submit to Owner *** for payment of the amount set forth *** for such *** and any other additions or deductions that may have become due, and subject to any limitations, under this Agreement, including those under Sections 7.3(a), 7.3(b) and 7.5. Submittal of each *** Payment Invoice shall constitute a representation by Contractor that (x) Contractor has performed and completed all Work included in each Cost Comparison Report previously provided hereunder, (y) *** previously provided hereunder have been calculated and determined in accordance with the requirements of this Agreement, and (z) the amounts included in such *** Payment Invoice for the current month are the correct amounts due and owing to Contractor in accordance with this Article 7 and ***

(b)      ***

(c)      ***

7.3	***

***

7.4	Deficient Invoices and Payments.

(a)      If any *** is deficient, Contractor shall be required to resubmit that *** in proper form; provided, however, that Owner shall pay any portion of it that is not deficient or subject to dispute. Owner shall review each *** and shall endeavor to make exceptions, if any, by providing Contractor with written notice by the earlier of (i) such date the *** is paid by Owner or (ii) *** after Owner receives ***. Notwithstanding anything in this Article to the contrary, the failure of Owner to raise an exception shall not preclude Owner from subsequently seeking, and Contractor from paying, a refund of any amounts to which Contractor was not entitled under this Agreement, and Owner may, by any payment pursuant to Section 7.2, make any correction or modification that should properly be made to any amount previously considered due.

(b)      If Owner provides no exceptions within such time period, Owner shall pay Contractor, within *** of its receipt of such *** and such substantiating documentation and materials as Owner may have reasonably required, in U.S. dollars the amounts designated in such ***, plus any additions and less any deductions which may have become due under this Agreement, as reflected in such ***. Any amount of a *** that Owner disputes shall be resolved promptly in accordance with Article 28. Once the dispute is resolved, Owner or Contractor, as applicable, shall pay any amount owing promptly after the date of the final resolution. If for any reason Owner fails to pay Contractor for all sums due and owing (other than sums that are the subject of a good faith dispute or permitted to be withheld pursuant to this Section 7.4(b)) within *** after receipt of a substantiated *** which complies with the requirements of this Article, interest shall thereafter accrue on such sums due and owing at *** until paid.

(c)      If any Services performed or Equipment supplied by Contractor for which payment has been made hereunder is not in accordance with this Agreement, Owner may withhold from any *** the cost of rectification or replacement until such rectification or replacement has been completed, and, if Contractor is failing to perform any Services or provide any Equipment in accordance with this Agreement and Owner has so notified Contractor in writing, Owner may withhold from any *** the estimated value of such Work until it has been performed or provided in accordance with this Agreement.

7.5	***

(a)      ***

(b)      The Parties acknowledge that nothing in this Section limits, and the Parties shall not construe this Section as limiting, Contractor’s ability to accelerate Key Contractor Schedule Milestones, provided that Owner shall not be obligated to pay more than the *** for any given month. The Parties also acknowledge and agree that nothing in this Section limits, and the Parties shall not construe this Section as limiting, Contractor’s ability to update the Schedule, other than delaying the Key Contractor Schedule Milestones, in accordance with Section 6.2. ***

7.6      Final Payment.    Upon achievement of Final Completion, Contractor shall submit to Owner an invoice for the final payment and other payments due under this Agreement (the “Final Payment Invoice”) which shall set forth all remaining amounts due to it pursuant to this Agreement. When submitting the Final Payment Invoice, Contractor shall submit a written notice, reasonably satisfactory to Owner, confirming that the total of the applicable Final Payment Invoice represents full and final settlement of all monies due to Contractor under this Agreement. If requested by Owner, the Final Payment Invoice shall also include a waiver (or a bond if a Lien exists to indemnify Owner against such Lien) of any Liens; provided, that the waiver or bond may contain a requirement that Owner pay such Final Payment Invoice. The procedures set forth in Section 7.2(b) (including application of any late payment charge) shall be followed for payment of the applicable Final Payment Invoice, and Owner shall be entitled to offset against any *** or Final Payment Invoice any amounts owing by Contractor to Owner under this Agreement, including any Liquidated Damages owed after application of the cost sharing provisions in Section 7.3.

7.7      Certification by Contractor.    In each *** and in the Final Payment Invoice, Contractor shall certify as follows:

“There are no known Liens (or such Liens are bonded over) outstanding at the date of this invoice, all amounts that are due and payable to any third party (including Subcontractors) with respect to the Work as of the date of this invoice have been paid or are included in the amount requested in this invoice, and, except for those bills not paid but so included and amounts disputed between Owner and Contractor, there is no known basis for the creation of any Liens, except in respect to payments to any Subcontractor withheld for proper reasons in accordance with the contract with such Subcontractor. Contractor hereby waives and releases, to the extent of the receipt of payment requested in this invoice, any right to any Lien with respect to payment for such portion of the Work included in this invoice.”

7.8      No Acceptance by Payment.    Owner’s payment of any invoice, including a Final Payment Invoice, does not constitute approval or acceptance of any item or cost in that invoice nor shall be construed to relieve Contractor of any of its obligations under this Agreement.

7.9      Revenue from Use of Facility.    Owner shall be entitled to all revenue derived from or in connection with operation or use of the Facility before and after the Substantial Completion Date.

8.	CHANGE ORDERS

8.1      Changes.    Without invalidating this Agreement, Owner may order changes in the Specifications or the Work consisting of additions, deletions or other revisions (each, a “Change”), provided, that Owner may not delete all Work through this Article.

8.2      Change Proposals.    If Owner desires to make a Change, it shall submit a written proposal to Contractor describing the Change requested. Contractor shall promptly review Owner’s proposal and submit to Owner an estimate of the cost to develop a Change Order for such Change, such development costs to be estimated consistent with ***. If the estimated costs to develop the Change Order are reasonably acceptable to Owner, Owner shall promptly provide notice thereof to Contractor in writing. Upon receipt of such notice, Contractor’s Project Manager shall promptly notify Owner in writing, as soon as practicable, either by giving reasons why Contractor, either directly or indirectly through a Subcontractor, could not effect such Change (if this is the case) or by submitting a proposed Change Order, which shall include in reasonable detail:

(a)      the effect and impact, if any, that the Change would have, in Contractor’s reasonable judgment, on the Work, ***, the Schedule, any warranties herein and the operation or maintenance of the Facility,

(b)      Contractor’s proposal for any necessary modifications to Work, *** the Schedule or any warranties herein, and

(c)      Contractor’s proposal for any necessary modifications to any other provisions of this Agreement, including the Specifications, the Milestones, *** or the Performance Guarantees.

Contractor shall provide Owner such supporting documentation for the foregoing as Owner may reasonably request. Notwithstanding the foregoing, Contractor shall not, as a result thereof, be entitled to any payment hereunder or any extension of the Schedule if such Change was necessary as a result of the fault of Contractor, including any breach by Contractor of this Agreement. For all proposed Change Orders to the scope of Work, the Parties agree that the Contractor shall apply or deduct, as applicable, *** to implement or remove such scope of Work, as applicable. Owner shall, as soon as practicable after receipt of such submittal and supporting documentation, respond with any comments or questions. Contractor shall not delay any Work while awaiting a response. If Owner responds with comments or questions, Contractor shall endeavor to address such comments or answer such questions as soon as practicable. If Owner decides not to proceed with a Change, it shall reimburse Contractor for its efforts in developing the estimates and other information regarding the potential Change *** (such reimbursement to be either outside the Contract Price or through a separate Change Order); provided, that Owner shall only be required to reimburse Contractor if Contractor has complied with the cost proposal requirements set forth above.

8.3      Change Orders.    If Owner wishes to proceed with the Change, Owner shall issue a written order to Contractor authorizing the Change and setting forth any revisions to this Agreement that it deems, in good faith, necessary or appropriate to effect the Change (the “Change Order”). If Contractor refuses to accept such revisions in the Change Order, Contractor shall provide Owner written notice thereof within *** of its receipt of the Change Order, describing in reasonable detail its objections to the Change Order. Owner shall be entitled, despite such notice from Contractor, to require Contractor to continue to perform its obligations hereunder as would be modified by the Change Order; provided, that, if Owner requires Contractor to so perform and Contractor has provided Owner timely notice objecting to such Change Order, (x) the Parties shall resolve the Dispute over the necessary or appropriate revisions in accordance with the dispute resolution procedures set forth in Article 28 and (y) if the Change involves additional or disputed Work, Owner shall continue to pay Contractor pursuant to the payment terms hereof, subject to resolution of the Dispute pursuant to Article 28 (Owner may require any dispute over price to be resolved pursuant to an “open book” process), consistent with the terms and conditions set forth in Exhibit I. Once the Dispute is resolved, any amount owing will be paid within thirty (30) Days after the date of resolution. Contractor shall furnish to Owner such receipts or other vouchers as may be necessary to prove the amounts paid and labor performed on a time and material basis *** and, before ordering materials, shall submit to Owner quotations for the same for Owner’s approval (such approval not to be unreasonably delayed or withheld). Promptly after the end of each ***, Contractor shall deliver to Owner a priced statement of the labor and materials used during such *** associated with such Change performed on ***

8.4      Owner Caused Changes.    If Contractor experiences an increase in costs or a delay in Contractor’s ability to perform the Work due to Owner or due to a delay in the delivery of any Owner Equipment or a delay resulting from a defect in any Owner Equipment or a breach of the Owner Equipment Contracts by the suppliers of the Owner Equipment, and such delay or defect is not the result of Contractor’s failure to comply with the requirements of this Agreement, Contractor shall be entitled to a Change and an equitable adjustment in the *** and/or the Schedule.

8.5      Contractor Proposed Changes.    Contractor shall have the right to request a Change but shall have no right to require a Change which is not contemplated by this Agreement without the prior written consent of Owner; however, nothing herein shall be construed to restrict Contractor’s right to request an equitable adjustment in the *** and Schedule to mitigate impacts caused by events such as, but not limited to, Force Majeure and Change in Law.

9.	FORCE MAJEURE

9.1      Event of Force Majeure.    The performance by Owner or Contractor under this Agreement shall be excused to the extent that such Party’s performance is delayed or prevented by reason of an event of Force Majeure. If a Party is or will be reasonably prevented from performing its obligations under this Agreement by an event of Force Majeure, such Party shall use all commercially reasonable efforts to remove the cause affecting such non-performance and to minimize and mitigate any delay in or impact upon the performance of this Agreement or any damage to or other impact upon the Equipment or the Owner Equipment. If an event of Force Majeure occurs, the Parties shall *** to: (a) *** for a period of time reasonably necessary to overcome the effect of the delay, and (b) the Contract Price ***; provided, that Contractor shall *** on Change Orders which result from an event of Force Majeure.

9.2      Notice.    If a Party is or will be reasonably prevented from performing its obligations under this Agreement by an event of Force Majeure, then it shall notify the other Party of the obligations, the performance of which is or will be prevented, and the nature and cause of the event in writing within *** after the notifying Party or its Project Manager becomes aware, through the exercise of reasonable diligence, of the event of Force Majeure. The Party affected by an event of Force Majeure shall provide the other Party with weekly updates (a) estimating its expected duration, the cost of any remedial action, and the probable impact on the performance of its obligations hereunder, (b) of the actions taken to remove or overcome the event of Force Majeure and (c) of the efforts taken to mitigate or limit damages to the other Party. The Party affected by an event of Force Majeure shall also provide written notice to the other Party when it ceases to be so affected.

9.3      Suspension; Termination Due to Force Majeure.    If any event of Force Majeure claimed by Contractor delays Contractor’s performance for an aggregate time period greater than ***, then Owner, in its sole and absolute discretion, shall have the right to terminate this Agreement (or the affected portion of the Work) without penalty in accordance with Section 23.7. If any event of Force Majeure claimed by Owner delays Contractor’s performance of substantially all of the Work for an aggregate time period greater than *** then Contractor, in its sole and absolute discretion, shall have the right to suspend performance and demobilize under this Agreement without penalty in accordance with Section 23.7. If any event of Force Majeure claimed by Owner delays Contractor’s performance of substantially all of the Work in any *** time period for an aggregate time period greater than ***, then Contractor, in its sole and absolute discretion, shall have the right to terminate this Agreement without penalty in accordance with Section 23.7.

10.	MECHANICAL COMPLETION; PERFORMANCE TESTING; SUBSTANTIAL COMPLETION; FINAL COMPLETION

10.1    Mechanical Completion Inspection. At least *** prior to the date upon which Contractor expects to achieve Mechanical Completion, Contractor shall notify Owner in writing thereof and shall take necessary measures to allow a preliminary inspection of the Facility to be conducted by Owner and its representatives. Contractor shall include with such notice documents and information prudent or convenient for Owner to determine whether Mechanical Completion is achieved. If Owner notifies Contractor of any deficiencies in the Work, Contractor shall immediately remedy such deficiencies as part of the *** and provide Owner with the relevant documentary evidence of the correction.

10.2    Mechanical Completion. “Mechanical Completion” shall be deemed to have occurred upon satisfaction of all of the following conditions:

(a)      All materials, equipment and systems related to the safe start-up and testing of the Facility shall have been constructed and installed in accordance with this Agreement, including the Specifications and applicable Laws, and in a manner that does not void any warranties, and the Equipment and Owner Equipment for the Facility shall be mechanically and electrically sound, all required pre-operational testing for the Facility shall have been satisfactorily completed, and all systems for the Facility shall have been checked for alignment, lubrication, rotation and hydrostatic and pneumatic pressure integrity;

(b)      All systems and components for the Facility shall have been flushed and cleaned out as necessary, and the Equipment and Owner Equipment for the Facility shall be ready to support the commencement of Performance Testing for the Facility;

(c)      The Parties shall have agreed upon the Testing Procedures for the Facility;

(d)      The Equipment and Owner Equipment for the Facility shall be capable of being tested in accordance with Exhibit A-2 without damage thereto or any other portion of the Facility or to any property or injury to any Person and in compliance with all applicable Laws and all permits and licenses required by such Laws;

(e)      Contractor shall have provided the applicable Documentation that is needed to start-up, operate and maintain the Facility (including the O&M Manuals), which Documentation shall have been approved, in the reasonable determination of Owner, as adequate for the start-up, operation and maintenance of the Facility (such approval not to be unreasonably withheld or delayed);

(f)      Contractor shall have provided the training of Owner’s personnel and representatives as required by Exhibit A-1 for operation of the Facility; and

(g)     Contractor shall have delivered to Owner a certificate signed by Contractor certifying that all of the preceding conditions in this Section 10.2 have been satisfied.

Contractor shall not commence Performance Testing for the Facility until all of the above conditions for Mechanical Completion have been satisfied and Contractor shall have provided the required prior notice to Owner of the applicable Performance Testing and given Owner an opportunity to attend.

If Contractor is unable to satisfy any of the foregoing conditions as a result of any event or circumstance for which neither Contractor nor any Subcontractor is responsible, the improper performance of any Owner Equipment or any other fault of any supplier of any Owner Equipment, and Contractor has complied with its obligations relating to such Owner Equipment in accordance with Section 3.1(a)(ii), Contractor shall be entitled to a Change Order providing, at Owner’s election, that such condition is deemed to have been satisfied (but only to the extent Contractor is unable to satisfy such condition) or for *** and the Schedule or otherwise as may be reasonable under the circumstances.

10.3    Performance Testing.    As soon as reasonably practicable following Mechanical Completion and after providing Owner at least *** prior written notice (unless Owner agrees to a shorter notice period or regulatory requirements necessitate a longer notice period), Contractor shall commence Performance Testing of the Facility, which Performance Testing shall be completed in accordance with Exhibit A-2. Owner and its agents, representatives and invitees, including any independent third party inspector and any of its other contractors for the Project or their respective agents, representatives and invitees, shall have the right to attend and witness the Performance Testing. After the completion of Performance Testing for the Facility, Contractor shall determine and submit to Owner, in writing and electronically, the raw data and completed results of such Performance Testing, together with a comparison of such results to the applicable Performance Guarantees and a statement whether such results satisfy the applicable Performance Guarantees. By submitting such raw data and completed results, Contractor represents that such raw data, and the conversion of such raw data into the test results, is accurate.

10.4    Satisfaction of Performance Testing.    Within *** after it receives the results for all of the Performance Testing for the Facility, including the underlying raw data and other information required by Section 10.3, Owner shall respond in writing to Contractor stating whether (a) such Performance Testing was performed according to the Testing Procedures, and (b) the results of such Performance Testing satisfied the applicable Performance Guarantees, or, if Owner does not believe that is the case, Owner shall provide its reasons. Upon its receipt of any such response from Owner that is not in the affirmative, Contractor shall promptly take whatever action shall be necessary to cure the defect in such Performance Testing, adjust or modify any of the Equipment, or require adjustment or modification of Owner Equipment in accordance with Section 3.1(a)(ii), or otherwise in order to satisfy the applicable Performance Guarantees so noted by Owner and shall promptly repeat such Performance Testing in accordance with Section 10.3 and this Section. If, following such Performance Testing, either: (a) Owner agrees that the applicable Performance Guarantees have been satisfied and that such Performance Testing was performed according to the Testing Procedures, (b) the failure to meet any applicable Performance Guarantee is attributable to the performance of Owner Equipment (other than due to Contractor’s failure to fulfill its obligations set forth in Section 3.1(a)), or (c) Owner fails to respond within the time period set forth above, then the applicable Performance Guarantees shall be deemed to have been satisfied on the date of completion of such Performance Testing ***. Notwithstanding anything in this Article to the contrary, no agreement, confirmation, statement or otherwise of, or the lack thereof from, Owner relating to whether such Performance Testing was performed according to the Testing Procedures or whether the results of such Performance Testing satisfied the applicable Performance Guarantees shall relieve Contractor of any of its obligations under this Agreement. All costs that Contractor incurs in satisfying its obligations under this Article are part of the ***, except that Contractor shall be reimbursed through a Change Order for additional costs it may incur due to defects in Owner Equipment that are not the result of Contractor’s failure to comply with the requirements set forth in this Agreement or damage to Equipment included in the Facility that was not the fault of Contractor or any Subcontractor, including for any repeat Performance Testing and the consumables and spare parts associated therewith.

10.5    Substantial Completion Punch List.    Prior to Substantial Completion, Contractor shall submit to Owner, for Owner’s review and approval (not to be unreasonably withheld or delayed), the Substantial Completion Punch List. Following review and approval of such Substantial Completion Punch List, Contractor shall work diligently to complete all items contained thereon in a timely manner in accordance with this Agreement.

10.6    Substantial Completion.    “Substantial Completion” shall be deemed to have occurred upon satisfaction of all of the following conditions:

(a)      Mechanical Completion shall have been achieved;

(b)      The Facility shall be capable of being operated in accordance with the Specifications without damage thereto or to any property or injury to any Person and in compliance with all Owner Permits, Laws and orders of all Government Authorities then in effect;

(c)      Contractor shall have performed Performance Testing for the Facility and the results of such Performance Testing shall have satisfied the applicable Minimum Performance Guarantees, all according to the applicable Testing Procedures and the requirements of Article 10;

(d)      Contractor shall have completed the performance of the Services according to all of the provisions of this Agreement, with the exception of those items specified in the Substantial Completion Punch List, which Contractor shall have prepared and for which Contractor shall have received approval from Owner (such approval not to be unreasonably withheld or delayed);

(e)      Contractor shall have delivered to Owner all Documentation that Contractor is required to deliver to Owner pursuant to Exhibit A-3; and

(f)       Contractor shall have delivered to Owner a certificate signed by Contractor certifying that all of the preceding conditions in this Section have been satisfied.

Upon satisfaction of all of the foregoing conditions for Substantial Completion, Owner shall accept the Facility, subject to Final Completion according to this Article 10, by delivering to Contractor notice of that acceptance promptly, and Contractor shall turn over risk of loss and care, custody, control and operation of the Facility to Owner. ***

If Contractor is unable to satisfy any of the foregoing conditions as a result of any event or circumstance for which neither Contractor nor any Subcontractor is responsible or as a result of the improper performance of any Owner Equipment or any other fault of any supplier of any Owner Equipment and Contractor has complied with its obligations relating to such Owner Equipment in accordance with Section 3.1(a)(ii), Contractor shall be entitled to a Change Order providing, at Owner’s election, that such condition is deemed to have been satisfied (but only to the extent Contractor is unable to satisfy such condition) or for *** and the Guaranteed Substantial Completion Date or otherwise as may be reasonable under the circumstances.

10.7    Final Completion.    “Final Completion” shall be deemed to have occurred upon satisfaction of all of the following conditions:

(a)      Contractor shall have achieved all conditions for Substantial Completion;

(b)      Contractor shall have completed all Performance Testing and either (i) all Performance Guarantees shall have been satisfied according to the Testing Procedures, or (ii) Contractor shall have satisfied all of the Make Right Performance Guarantees and shall have satisfied ***

(c)      The performance of the Services (except for Services relating to any warranty Work) shall be one hundred percent (100%) complete, including the completion (or buying down) by Contractor of all items on the Substantial Completion Punch List in accordance with this Agreement;

(d)      Contractor shall have delivered to Owner the Documentation that Contractor is required to deliver to Owner pursuant to Exhibit A-3 dated as of the Final Completion Date;

(e)      There shall exist no Contractor Default and no event which, with the passage of time or the giving of notice or both, would be a Contractor Default; and

(f)      Contractor shall have delivered to Owner a certificate signed by Contractor certifying that all of the preceding conditions in this Section have been satisfied.

11.	OWNER’S RIGHT TO OPERATE

11.1	Intentionally Omitted.

11.2    Owner’s Right to Operate Prior to Satisfaction of Performance Guarantees.    If the Facility fails to satisfy the Performance Guarantees during the Performance Testing or fails to achieve Substantial Completion by the Guaranteed Substantial Completion Date and the Facility can be operated in compliance with applicable Laws, Owner, in its sole discretion, shall have the right nonetheless to operate the Facility and shall give Contractor written notice of its decision. If Owner elects to operate the Facility and, during such time, does not permit Contractor to cure the Defects necessary to satisfy the Minimum Performance Guarantees, then the Guaranteed Substantial Completion Date and Guaranteed Final Completion Date (if such dates have not passed) shall be extended on an equitable basis until such time as Owner tenders the Facility to Contractor for further Services and Performance Testing, and Contractor shall be entitled to a Change Order for ***. Owner shall bear the risk of loss during such time as it operates the Facility. Owner’s operation of the Facility under this Section shall not reduce Contractor’s obligations under this Agreement, including Contractor’s obligation to cause the Facility to satisfy the Specifications and applicable Performance Guarantees, except for normal wear and tear and operation not in accordance with the Specifications or Prudent Industry Practices. Notwithstanding anything to the contrary, if Owner elects to operate the Facility for more than *** as contemplated in this Section 11.2, and such election to operate prevents Contractor from proceeding timely with curing any Defects during such operating time, then the degradation curves set forth in Exhibit A-2 shall apply.

12.	***

12.1	***

12.2	***

12.3	***

12.4    Payment.    The *** specified in Sections 12.1 and 12.2, if owing following the application of the provision of Section 12.3, shall be due and payable *** after written demand by Owner. *** that remain unpaid after the expiration of such *** period shall bear interest at ***. Any unpaid *** disputed by Contractor and determined to be payable pursuant to the resolution of such dispute in accordance with this Agreement shall also bear interest from the expiration of the *** period referred to above at ***. Notwithstanding the assessment of interest, and in addition to its other rights and remedies, Owner shall have the right to offset the amount of any *** plus interest against any amounts due or that may become due to Contractor under this Agreement. *** determined to be wrongfully assessed against Contractor by Owner shall bear interest, from the time such amounts were paid by Contractor or offset by Owner, ***

13.	WARRANTY

13.1    Services Warranty Period.    Contractor warrants that all Services will be performed in a professional and workmanlike manner, will conform to the requirements of this Agreement, including the requirements set forth in Section 3.1(a)(ii), and will reflect competent professional knowledge and judgment for a period commencing on the date such Service was performed and ending *** after the Substantial Completion Date (the “Services Warranty Period”), provided that the Services Warranty Period for each Service performed with respect to the Substantial Completion Punch List shall commence upon Contractor’s completion of, and Owner’s acceptance of, such Service and shall continue for a period of ***

13.2    Equipment Warranty Period.    Contractor warrants that the Equipment furnished to Owner will be free from Defects in workmanship and material and will conform to this Agreement, including the Specifications, for a period of *** from Substantial Completion (the “Equipment Warranty Period”), provided that the Equipment Warranty Period for each item on the Substantial Completion Punch List shall commence upon Contractor’s completion of, and Owner’s acceptance of, the particular Substantial Completion Punch List item and shall continue for a period of ***. In addition, to the extent the Owner and Contractor negotiate an equipment warranty period with a Subcontractor that exceeds the time periods set forth herein, Contractor shall assign for the benefit of the Owner any such warranty period that exceeds the *** period.

13.3    Extension of Warranty Periods.    If a Defect (as defined in Section 13.4) is discovered within the applicable Warranty Period and such Defect is not cured to the reasonable satisfaction of Owner, then the applicable Warranty Period shall be extended to the *** of the date such Defect was corrected, but only with respect to the Equipment or Service that was the subject of such Defect. In no event shall any Services Warranty Period or Equipment Warranty Period extend beyond ***

13.4    Defects.    If, within the Services Warranty Period or Equipment Warranty Period, as applicable, breaches or failures of the foregoing warranties (“Defects”) are discovered by Owner or Contractor, Contractor shall commence, within a timely manner upon being discovered or upon notice from Owner, to correct, and diligently and continually prosecute measures which are reasonably calculated to correct, such Defects, including re-performance or re-provision of any affected portion of the Work and repair of any resulting damage, and shall demonstrate to Owner’s reasonable satisfaction that such Defects have been properly corrected. The Parties shall use commercially reasonable efforts to coordinate performance of warranty Work at a time responsive to and consistent with Owner’s interest in the efficient operation of its business and so as to minimize revenue loss to Owner and to avoid disruption of Owner’s operations at the Facility. Contractor shall be responsible for all inspection, removal, packaging, transportation, installation, and consulting for the correction of Defects. Owner shall provide Contractor with reasonable access at the Site to correct Defects. All costs of correcting Warranty Defects shall be treated ***. All such Warranty costs shall be ***

13.5    Responsibility for Warranty Work.    Contractor shall have primary liability with respect to the warranties in this Agreement other than for the Owner Equipment, whether or not any Defect or other matter is also covered by a warranty of a Subcontractor, and Owner need only look to Contractor for corrective action. In addition, Contractor’s warranties shall not be restricted in any manner by any warranty of a Subcontractor, and the refusal of a Subcontractor to provide or honor a warranty or to correct defective, deficient or nonconforming Work shall not excuse Contractor from its liability on its warranties to Owner. Contractor shall have no responsibility to perform any warranty Work with respect to Owner Equipment unless any Defect with respect to such Owner Equipment is attributable to Contractor’s failure to comply with the requirements set forth in Section 3.1(a).

13.6    Title Warranty.    Contractor warrants that it shall provide to, and, effective as of the applicable date set forth in Section 22.1, hereby assigns and transfers to, Owner good, marketable and exclusive title to the paid-up Equipment, free and clear of all Liens; provided, however, that Contractor shall not be required to assign and transfer to Owner good, marketable and exclusive title to certain intellectual property to be licensed to Owner as provided in Article 19. Contractor represents and warrants that it has the right to grant the license rights granted by Contractor herein. In the event of any nonconformity with or breach of this Section, Contractor shall, at its own expense, promptly, and in any event within *** thereof, remove any Lien on any of such Equipment or otherwise provide Owner good, marketable and exclusive title to such Equipment, free and clear of all Liens, or, as the case may be, provide Owner the license rights purported to be granted by Contractor herein; provided, that, if Contractor is unable within such *** period to remove such Lien, Contractor may post a bond in an amount (and otherwise in form and substance) reasonably acceptable to Owner so long as Contractor continues to use all commercially reasonable efforts to remove such Lien as promptly as practicable. This Section shall survive the expiration, cancellation or termination of this Agreement.

13.7    Intellectual Property Warranty.    Contractor represents and warrants that the Services performed by Contractor or its Subcontractors, the Equipment and the Documentation, or any part of any of the foregoing, will not infringe or constitute a misappropriation of any right of any third party, including any copyrights, mask work rights, patent rights, trademark rights, trade secret rights or confidentiality rights.

13.8    Warranty Assistance.    During the Warranty Periods, Owner shall, without cost to Contractor: (a) provide Contractor reasonable working access (subject to such restrictions and conditions as Owner may have instituted generally for its contractors) to the Site to remove, disassemble, replace and reinstall any Equipment with respect to which a Defect exists; (b) remove any material or structures not provided or installed by Contractor; and (c) provide Contractor reasonable access to Facility personnel as are reasonably necessary to assist Contractor in the performance of its warranty obligations.

13.9    Conditions of Warranty.    To the extent that Contractor shows that any failure by Contractor to meet the foregoing warranties is the result of (a) Owner’s failure to maintain the Equipment furnished in a reasonable manner or in accordance with any reasonable Contractor requirements conveyed to Owner, (b) Owner’s failure to operate the Equipment within its rating or to operate and maintain the Equipment in a reasonable manner consistent with equipment vendors’ instructions, (c) Owner subjecting the Equipment to abuse or misuse, or (d) normal wear and tear or corrosion inherent in the operation of the Facility, then, to that extent, Contractor shall be excused for said failure.

13.10  Exclusive Warranties.    THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE). Correction of Defects in the manner and within the period of time provided herein shall constitute complete fulfillment of all of the liabilities of

Contractor with respect to such Defect, whether the claims by Owner are based in contract, in tort (including negligence and strict liability), or otherwise.

14.	INDEMNIFICATION

14.1    Contractor’s Indemnity.    Contractor shall indemnify and hold harmless Owner, its parents and Affiliates, and their respective partners, shareholders, members, agents, employees, officers, directors and lenders (collectively, the “Owner Indemnitees”) from and against:

(a)      any and all Third Party Claims and all damages, liabilities, losses, costs and expenses associated therewith (including attorneys’ fees and other professionals’ fees) for any injury of or death to persons, damage to or destruction of third party property, contamination of the environment or injury to natural resources, whether contractual, in tort, or as a matter of strict liability or liability imposed by Law, to the extent any of the foregoing arise out of the negligent or willful or wanton acts or omissions of Contractor, any Subcontractor or any of their respective employees, agents or third parties over which either has reasonable control during the performance of the Services, and

(b)      any and all claims, demands or causes of action of every kind and character by any Person and all damages, liabilities, losses, costs and expenses associated therewith (including attorneys’ fees and other professionals’ fees) for:

(i)      any violation or alleged violation of Laws by Contractor, any Subcontractor or any of their respective employees, agents or third parties over which either has reasonable control (unless caused by Owner, any of Owner’s Affiliates or subcontractors, or any of their respective employees or agents or third parties over which any of them has control);

(ii)     any action taken by Contractor, any Subcontractor or any of their respective employees, agents or third parties over which either has reasonable control, which action results directly in Owner violating any Law; or

(iii)    any prohibited assignment by Contractor of this Agreement.

14.2    Owner’s Indemnity.    Owner shall indemnify and hold harmless Contractor, its parents and Affiliates and their respective partners, shareholders, members, agents, employees, officers, directors, and lenders (collectively, the “Contractor Indemnitees” and, together with the Owner Indemnitees, collectively the “Indemnified Parties” and individually an “Indemnified Party”) from and against:

(a)      any and all Third Party Claims and all damages, liabilities, losses, costs and expenses associated therewith (including attorneys’ fees and other professionals’ fees) for any injury of or death to persons, damage to or destruction of third party property, contamination of the environment or injury to natural resources, whether contractual, in tort, or as a matter of strict liability or liability imposed by Law, to the extent any of the foregoing arise out of the negligent or willful or wanton acts or omissions of Owner or any of its employees, agents or third parties over which it has reasonable control during the performance of the Services; and

(b)      any and all claims, demands or causes of action of every kind and character by any Person and all damages, liabilities, losses, costs and expenses associated therewith (including attorneys’ fees and other professionals’ fees) for:

(i)      any violation or alleged violation of Laws by Owner, its employees or agents or third parties over which it has control (unless directly caused by Contractor, any of Contractor’s Affiliates, any Subcontractor, or any of their respective employees or agents or third parties over which any of them has control);

(ii)     any prohibited assignment of this Agreement by Owner; or

(iii)    any pre-existing Hazardous Materials.

14.3    Intellectual Property Indemnity.    Contractor shall, at its own non-reimbursable expense, defend, indemnify and hold harmless Owner Indemnitees against any and all damages, liabilities, losses, costs and expenses (including attorneys’ fees and other professionals’ fees) associated with any claims, suits or proceedings brought against any of the Owner Indemnitees based on an allegation that any Services performed by Contractor or its Subcontractors, the Facility, the Documentation or the Equipment, or any part thereof, or use thereof, constitutes an infringement or misappropriation of any right of any third party, including any copyrights, mask work rights, United States patent rights, trademark rights, trade secret rights, confidentiality rights or other property rights, if Contractor is notified promptly in writing and given authority, information, and assistance for the defense or settlement of such claim suit or proceeding. Contractor will not be responsible for any settlement of such suit or proceeding made without its written consent. Contractor shall obtain Owner’s written consent, which may be withheld in Owner’s sole discretion, prior to entering into any settlement of any such claim suit or proceeding that does not include a complete liability release for all Owner Indemnitees or that would prohibit or restrict use of any part of the Facility, the Documentation or the Equipment by any Owner Indemnitees. If the use of the Facility, the Documentation or the Equipment, or any part thereof, as a result of any such claim, suit or proceeding is held to constitute infringement, and its use by any of the Owner Indemnitees is enjoined, Contractor shall, at its option and its own non-reimbursable expense, either: (i) procure for such Owner Indemnitees the right to continue using the Facility, the Documentation or the Equipment, or any part thereof to the full extent provided herein; (ii) replace same with substantially equivalent non-infringing Facility, Documentation or Equipment or parts thereof acceptable to Owner; or (iii) modify same in a manner acceptable to Owner and in conformance with the functional requirements of this Agreement so it becomes non-infringing. Contractor shall flow down the requirements of this Section 14.3 and make Owner direct beneficiary of the indemnification obligation in its subcontracts with all Major Subcontractors. Notwithstanding anything to the contrary, Contractor’s obligations under this Section 14.3 shall not apply to the Owner Equipment or any manuals or other documentation provided by the supplier of the Owner Equipment.

14.4    Indemnity Procedures for Third Party Claims.

(a)      In the event of a Third Party Claim with respect to which an Indemnified Party has a claim for indemnification under this Article, then the Indemnified Party must notify the indemnifying Party thereof in writing of the existence of such Third Party Claim and must deliver copies of any documents served on the Indemnified Party with respect to such Third Party Claim; provided, however, that any failure to notify the indemnifying Party or deliver such copies will not relieve the indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the indemnifying Party is materially prejudiced by such failure.

(b)      The indemnifying Party shall have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to the Indemnified Party, any Third Party Claim;

provided, however, that (i) if requested by the Indemnified Party, the indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (ii) the Indemnified Party may, at its election, participate in the defense thereof at its sole cost and expense and (iii) if (A) the indemnifying Party shall fail to defend any Third Party Claim, (B) the Parties mutually agree in writing to allow the Indemnified Party to assume the defense of such Third Party Claim and forego any indemnity claimed under this Article, (C) in the reasonable opinion of legal counsel for the Indemnified Party, such Third Party Claim involves the potential imposition of criminal liability on the Indemnified Party, its directors, officers, employees or agents, (D) in the reasonable opinion of legal counsel for the Indemnified Party, the Third Party Claim involves, or is likely to involve, any claim by any Government Authority or (E) in the reasonable opinion of legal counsel for the Indemnified Party, an actual or potential conflict of interest exists where it is advisable for such Indemnified Party to be represented by separate counsel, then the Indemnified Party shall be entitled to control and assume responsibility for the defense of such Third Party Claim, at the cost and expense of the indemnified Party. The indemnifying Party may, in any event, participate in such proceedings at its own cost and expense.

(c)      The indemnifying Party, in the defense of any such litigation, other proceeding or other claim, shall have the right in its sole discretion to settle such Third Party Claim only if (i) such settlement involves only the payment of money and execution of appropriate releases of the Indemnified Party and its Affiliates, (ii) there is no finding or admission of any violation of Law, and (iii) the Indemnified Party or its Affiliates will have no liability with respect to such compromise or settlement. Otherwise, no such Third Party Claim shall be settled or agreed to without the prior written consent of the Indemnified Party. The Indemnified Party and the indemnifying Party shall fully cooperate in good faith in connection with such defense and shall cause their legal counsel, accountants and affiliates to do so, and shall make available to the other Party all relevant books, records, and information (in such Party’s control) during normal business hours, and shall furnish to each other such other assistance as the other Party may reasonably require in connection with such defense, including making employees of the Indemnified Party available to testify and assist others in testifying in any such proceedings.

15.	INSURANCE

15.1	***

(a)      ***

(b)      ***

(c)      *** shall be in the name of the Owner. Contractor, its Affiliates and its Subcontractors *** shall be included as an additional insured.

(d)      ***, Contractor (and its Subcontractors) shall be responsible for deductibles up to *** per occurrence for all other real property and tangible personal property (except up to *** per occurrence for start-up and testing of all Equipment) at the Site ***

(e)      *** shall, and shall cause its underwriters to, waive subrogation against *** and its *** on such *** insurance policy except for any claims or matters in which the Equipment warranty or the Services warranty provided by *** hereunder are involved. It is further agreed that *** may elect to ***. In the event that *** elects to *** shall waive its right to recover the cost to repair or replace such loss or damage from *** in excess of the deductible and to the extent that coverage would have been available had *** obtained the foregoing *** insurance policy. Should a loss be sustained at the Site and in the course of construction to property that is to be incorporated into the Project, *** shall replace or repair such loss or damage in accordance with the terms of this Agreement, and *** shall be reimbursed for all such costs plus the cost of extended overhead (including for home office costs and procurement costs). *** shall act on behalf of *** for the purpose of adjusting any loss to ***

15.2	***

(a)      ***.    Within *** of the Full Notice to Proceed, until Final Completion, *** and without limiting its indemnity obligations under this Agreement, *** shall establish a *** and shall, for all tiers who have enrolled or shall enroll in the *** procure, maintain and pay the premiums for ***

Type	Coverage Amount
(a) Workers’ Compensation including U.S. Longshoremen’s and Harbor Workers Act Coverage or other required coverage as appropriate and including b) below	Statutory
(b) Employers Liability	*** each accident; *** each employee disease; *** policy limit disease

Type	Coverage Amount

(c)     Commercial General Liability Insurance shall be written ISO occurrence Form (CG 00 01 10 01) or equivalent and must include the following:

•  Products Liability/Completed Operations for *** beyond Final Completion

•  Coverage for all premises and operations. The policy shall be endorsed to provide the Designated Construction Project(s) General Aggregate Limit Endorsement (ISO CG 2503, Ed 03/97)

•  If Work to be performed includes construction or demolition operations within 50 feet of any railroad property and affecting any railroad bridge or trestle, tracks, road-beds, tunnel, underpass or crossing, then such policy will include a Railroad’s Contractual Liability Endorsement (ISO CG 2417, Ed 01/96);

•  Coverage for demolition and removal of any building or structure, collapse, explosion, blasting, excavation and damage to property below the surface of the ground (XCU coverage).

•  Hazard and Personal Injury, with Employee Exclusion and Contractual Exclusion Deleted

*** per occurrence with *** aggregate project specific (with dedicated coverage amounts fully available to any obligation under this Agreement)
(d) Umbrella/Excess Liability Insurance following form and excess of coverages in sections a, b and c above. Hired and Non-Owned automobile coverage added via endorsement for *** and ***	*** project specific per occurrence and aggregate (with dedicated coverage amounts that are fully available to any obligations under this Agreement)

(b)      ***

(i)      *** shall have authority to exclude any Subcontractor ***, such decision not to be unreasonably delayed or withheld.

(ii)     *** shall have the authority to exclude any *** subject to approval from ***, such decision not to be unreasonably withheld. Subject to Section 15.2(b)(i) above, *** pre-approval shall be waived for the subcontracts dealing primarily with the following scopes of supply or types of services: consultants, suppliers that do not perform or subcontract installation, vendors, materials dealers, guard services, janitorial services, truckers (including trucking to the Site where delivery is the only scope of Work performed) and other temporary services.

(c)      Contractors Excluded from ***.    Until (A) ***, and (B) ***, for all such Subcontractors who *** but who are engaged to perform any Service under this Agreement, *** shall itself obtain and maintain and shall obtain and maintain a certificate of insurance from such Subcontractor evidencing that its Subcontractors have obtained and will maintain and keep in full force and effect, as part of the ***, Workers Compensation, Employers Liability, General Liability and Excess Liability insurance in the amounts and per the requirements listed in Section 15.3 below and that meet the requirements of Section 15.2(d) and Section 15.4 below. Such insurance will defend and indemnify Contractor, such Subcontractor, and Owner and their respective trustees, directors, officers, partners, agents, representatives, and employees from claims of the type and minimum limits as set forth in Section 15.3 below.

(d)      ***.    All of the above-referenced insurance coverages in Sections 15.2(a) and 15.2(b) above and the additional insurance coverages as required from time to time as noted in Section 15.3 below (which are for loss exposure other than Workers Compensation, General Liability, Employers Liability and Excess Liability) shall be in forms approved by *** (which approval evaluation shall not be unreasonably withheld or delayed) and with insurance companies approved to do business in the State that have (and shall maintain during the applicable policy period) a minimum A.M. Best rating of A-VII. The insurance shall be maintained until the ***, except for Products Liability/Completed Operations coverage, which shall be maintained for *** beyond such date. *** Liability insurance coverage limits set forth herein are minimums, and dedicated to Services performed for Owner related to the Project.

15.3    Contractor’s and Subcontractor’s Standard Insurance Requirements.    *** of any tier, and whether ***, shall comply with all insurance requirements in subsections (a) through (h) below ***

Type	Coverage Amount

(a)     Automobile, Bodily Injury and Property Damage Liability insurance on ISO form (CA 00 01 10 01) or equivalent. Must include coverage for the following: (1) owned motor vehicles; (2) hired motor vehicles; (3) other non-owned vehicles; and (4) coverage for certain railroad operations CA2070 10/01.

*** per occurrence

(b)     All Risk Contractor’s Equipment Insurance covering owned, used, and leased equipment required to perform the Work. Contractors or Subcontractors may elect to self insure such exposure if approved in writing by Owner, which approval shall not be unreasonably withheld or delayed.

Type	Coverage Amount

(c)     Workers Compensation and Employers Liability Insurance covering Off-Site Activities Only (if enrolled in the ***, otherwise no site limitation), and having North Carolina Statutory Limits with All States coverage including U.S. Longshoremen’s and Harbor Workers Act Coverage as appropriate and Employer’s Liability Limits.

*** Each Accident Bodily Injury by Disease *** Policy Limit Bodily Injury by Disease. *** Each Disease Bodily Injury by Disease.
(d) Commercial General Liability Insurance covering Off-Site Activities Only (if enrolled in the ***, otherwise no site limitation).	*** per occurrence, *** Annual Aggregate.
(e) If aircraft are used in performance of the Services, Contractor shall provide or cause the operators of Aircraft to provide Aircraft Liability Insurance	*** combined single limit
(f) If Ocean Cargo Shipments are made, Contractor shall provide Ocean Cargo Insurance	The maximum value of shipment, including packing, freight duties, and fees

(g)     If performing any design, engineering or architectural Services, Professional Liability Insurance (also known as errors and omissions insurance), which shall insure Contractor’s/Subcontractor’s liability arising out of or relating to any design, engineering or architectural Services.

*** project specific limit with reporting requirements for claims made forms of *** after Final Completion.
(h) Umbrella /Excess Liability Insurance following form and excess of coverages in sections (c) and (d) above.	*** project specific per occurrence and aggregate.

Prior to beginning Work at the Site, Contractor shall obtain from each Subcontractor of every tier industry standard ACORD (or other Owner approved form) certificates evidencing the above coverages and shall make available such certificates to Owner’s designated insurance administrator upon request. All coverages and certificates further shall show Owner as an additional insured (except Worker’s Compensation). All insurance coverage (except Professional Liability, if any) shall include a waiver of subrogation rights by the insurer against Owner.

15.4    General Insurance Requirements.

(a)      The provisions of Section 15.2 and Section 15.3 above do not modify or change any responsibility of Contractor or its Subcontractors as stated elsewhere in this Agreement. Owner assumes no responsibility for the solvency of any insurer to settle any claim. The insurance requirements herein are separate and apart from and in no way limit

Contractor’s Indemnity as stated in Section 14 of this Agreement. Anything herein to the contrary notwithstanding, the liabilities of Contractor under this Agreement shall survive and not be terminated, reduced or otherwise limited by any expiration or termination of insurance coverages. Neither approval nor failure to disapprove insurance furnished by Contractor shall relieve Contractor from responsibility to provide insurance as required by this Agreement. No policy shall contain an exclusion that it would not respond to cover losses for damages to any Owner pre-existing property. All policies of insurance required in Section 15.2 and Section 15.3 above shall be endorsed or shall otherwise provide that Contractor’s insurance shall be primary with respect to Contractor’s acts or omissions and not be in excess of, or contributing with, any insurance maintained by Owner (other than any Builders Risk as provided in this Agreement). Owner and its successors and assigns shall be named as additional insureds for their imputed liability as a result of Contractor’s negligent operations hereunder, using ISO additional insured (CG 20 10) or equivalent, under all policies of liability insurance to be maintained by Contractor (except Worker’s Compensation Insurance and Professional Liability). The liability policies of insurance shall be endorsed or shall otherwise include a severability of interest. The policies set forth in this Article shall each contain a provision that coverages afforded under the policies will not be cancelled, renewed or materially modified unless at least *** prior written notice via certified United States mail has been given to Contractor and Owner or to any other entities as herein or hereinafter required, at the address so provided to the insurance company. All insurance required by this Article shall be provided by companies reasonably acceptable to Owner and that have (and shall maintain during the applicable policy period) an AM Best Rating of A- VII or higher. Certificates shall be provided to Owner on industry standard ACORD or Owner approved form showing such coverage in full force and effect shall be delivered to Owner within *** of the Effective Date, within *** of each policy renewal or change and from time to time thereafter, as may be requested by Owner. All policies shall include waivers of any right of subrogation of the insurers there under against Owner and its successors and assigns using standard ISO forms or equivalent. The existence of any self-insured retentions (SIRS) over which the required policies apply must be disclosed to and approved by Owner, such approval not to be unreasonably withheld or delayed. Contractor shall provide copies of *** placement and renewal policies and all endorsements to the Owner not later than *** following placement or renewal.

(b)      Contractor shall comply with the conditions stipulated in each of the insurance policies. None of the insurance coverage required hereunder shall be on “claims-made” forms, except Professional Liability. Coverage amounts must be fully available to any obligations under this Agreement (not eroded by any other project or agreement) and apply on an annual basis. *** provisions for excluding Subcontractors must be disclosed and approved by Owner in writing prior to *** effective date.

(c)      If any of the Project specific insurance required under this Article shall be directly or indirectly depleted by *** or more (whether due to payment of insurance proceeds, creation of a reserve or otherwise) prior to Final Completion, Contractor shall obtain from the insurer a reinstatement option, if commercially available at a cost comparable to the original policy cost, to each such policy at least equal to the depleted amount. *** shall bear the cost of such option (including the cost associated with the reinstatement). Contractor shall cause such insurer to send to Owner a notice of such reinstatement and a copy of the reinstated policy related thereto upon Owner exercising and payment for the reinstatement.

(d)      The insurance policies required by this Article shall allow for occupancy and utilization of the Facility, the Equipment and the Site by Owner, its Affiliates and any person reasonably permitted access thereto by Owner.

(e)      During the time any Subcontractor is engaged to perform any Service under this Agreement, Contractor shall obtain a certificate of insurance from such Subcontractor evidencing that such Subcontractor has obtained, and will maintain and keep in full force and effect (required only for off-Site Work ***, otherwise for all Work performed by any Subcontractor), Worker’s Compensation in statutory amounts, Employer’s Liability, Commercial General Liability, Automobile Insurance and all other policies reasonably necessary to perform such Service with adequate coverages and in such amounts in accordance with Contractor’s normal practices and consistent with Good Industry Practices, and provide Owner with evidence acceptable to Owner of such coverage, or Contractor shall maintain such coverage under its own insurance policies ***. Contractor shall ensure that all Subcontractors obtain and maintain prudent insurance coverages. All Subcontractor coverages shall waive subrogation rights against Owner and Contractor. All Subcontractor coverages shall name Owner and Contractor as additional insureds (except Workers Compensation and Professional Liability).

(f)      Any certificates of renewal with respect to any insurance policy required to be maintained by Contractor hereunder shall be delivered to Owner promptly after renewal. Contractor shall insure that the insurer shall submit a copy of all receipts for premiums paid to Contractor promptly after payment of such premiums. Contractor shall be solely responsible for the timely payment in full of premiums for all insurance required of it hereunder. Should Contractor fail to provide or maintain any insurance required hereunder, Owner shall have the right, but not the obligation, to provide or maintain any such insurance, and to deduct the cost thereof from any amounts due and payable to Contractor, or, in the event there are no such amounts due and payable, Contractor shall reimburse Owner for such costs on demand. Contractor shall not unreasonably refuse to cooperate or to take any actions requested or necessary to prosecute any claims under any insurance policy required to be maintained by Contractor hereunder.

(g)      With respect to ocean marine shipments, Contractor shall obtain at least *** prior to any such shipment, cargo insurance covering “all risks” of loss or damage to property shipped, components of property shipped, or items contained in or shipped in or with the property shipped. This coverage is to be written on a replacement cost basis and in the full insurable value of these items, including packing and freight charges plus duties and fees. The coverage required by this paragraph shall continue in effect until appropriate coverage commences at the Site.

15.5    Insurance Pricing Assumptions.    The Parties hereto hereby acknowledge and agree that the insurance requirements set forth herein are part of *** are based upon the following base assumptions relating to such requirements: (a) Contractor’s Site payroll and site Work hours provided are based upon the terms and conditions set forth herein; (b) the total Site Work hours provided includes all appropriate hours applicable to a “wrap-up” type insurance program, including direct craft hours, subcontract hours (including F&E hours), field non-manual hours, start up hours and all applicable indirect, productivity and escalation adjustments; (c) total Site Work hours excludes hours not applicable to a “wrap-up” type insurance program, including home office, overtime and overtime related productivity, bonuses and per diem; (d) total Site payroll is calculated using bare labor rates and contains no markups, including burdens and benefits; (e) ***; (f) any additional costs to Owner associated with the “wrap-up” program for any reason, including changes in market premiums, claims, losses, deductibles or retentions shall be ***; (g) *** will remain in place until Final Completion of the project unless agreed to by Owner and (h) allowance of Owner representative(s) to attend any appropriate *** including claims status reviews.

16.	PROJECT CREDIT SUPPORT

16.1    Financial Information.    From the Effective Date until Final Completion, the Guarantor shall deliver to Owner (a) within *** following the end of each fiscal year, a copy of its annual report (or, if there is no such report, a copy of such report for its parent company) containing audited, consolidated financial statements for such fiscal year, and (b) within *** after the end of each of its first three fiscal quarters of each fiscal year, a copy of its quarterly report (or, if there is no such report, a copy of such report for its parent company) containing unaudited consolidated financial statements for such fiscal quarter. In all cases, the statements shall be prepared in accordance with generally accepted accounting principles. To the extent such quarterly reports are not available, upon the reasonable request of Owner in response to a credit event in the marketplace, Guarantor shall provide unaudited management financial information for such fiscal quarter.

16.2	***

16.3	***.

17.	LIMITATION OF LIABILITY

17.1	***.

17.2	***.

18.	LIENS

18.1    Liens.    Contractor shall keep the Facility, the Site, the Equipment, the Owner Equipment and all other structures and equipment at the Site free from all Liens (unless such Lien is due to the non-payment by Owner of a *** Payment Invoice which is not the subject of a good faith dispute), and shall promptly notify Owner of any such Liens.

18.2    Discharge or Bond.    Without limiting Contractor’s obligations under Section 14.1(a), Contractor shall take prompt steps to discharge or bond any Lien (unless such Lien is due to the non-payment by Owner of a *** Payment Invoice which is not the subject of a good faith dispute). If Contractor fails to so discharge or promptly bond any such Lien, Owner shall have the right, upon notifying Contractor in writing and providing Contractor reasonable time to discharge or bond the Lien, to take any and all reasonable actions and steps to satisfy, defend, settle or otherwise remove the Lien and consider all associated costs as ***. Contractor shall have the right to contest any Lien, provided that it first must provide to the lienholder, a court or other third Person, as applicable, a bond or other assurances of payment necessary to remove such Lien in accordance with the Laws of the State.

19.	INTELLECTUAL PROPERTY

19.1    Delivery of Documentation.    Prior to Final Completion, Contractor shall supply to Owner physical and electronic copies of all Documentation. All such Documentation shall include any corrections, improvements, and enhancements to such Documentation that were incorporated during the construction of the Facility and shall be the then-current revision thereof or on an “as-built” basis as of Final Completion. Except as otherwise set forth herein, Contractor shall submit all Contractor developed drawings to Owner electronically in native CAD format (dgn. or dwg. only), with signed hard copies of such drawings, which shall be of the same revision and status as the electronically delivered drawings. In lieu of such Contractor developed drawings being delivered in native CAD format, Contractor may deliver such drawings electronically in “tiff” format; provided, that such electronic file contains signatures and stamps and maintains the same revision and status as the hard copies of such drawings. In addition, any Subcontractor developed drawings, including, without limitation, (a) piping and instrumentation diagrams (P&IDs) that are not reproduced on Contractor’s P&IDs and (b) drawings of pre-fabricated buildings shall, in each case, also be provided by Contractor electronically in native CAD format (dgn. or dwg. only). On a case by case basis, Owner may permit such Subcontractor developed drawings to be delivered electronically in “tiff” format in lieu of such CAD format. Contractor shall provide Owner, during the Warranty Period and at no additional cost, any corrections to errors discovered by Contractor or Owner in the Documentation subsequent to Final Completion. Contractor shall promptly notify Owner of the discovery of any such errors.

19.2    Ownership of Rights in Documentation.    All rights, title and interests in and to the paid-up Documentation shall be owned by Owner; provided, that all rights, title and interests in and to Contractor Confidential Information within the Documentation shall remain with Contractor or its licensors. For such Contractor Confidential Information, Contractor hereby grants to Owner a non-transferable (except only as part of the sale or transfer of the Facility), royalty-free, fully paid up, irrevocable, sub-licensable, nonexclusive license to use and copy such Contractor Confidential Information, but only for the purposes of Facility maintenance, operation, training, modification, consultation, repair, decommissioning and compliance with Laws, and subject to the restrictions on Contractor Confidential Information set forth in Section 20.1.

19.3    Ownership of Invention Rights.    Contractor shall retain the ownership rights in any and all discoveries and inventions (patentable or un-patentable) that Contractor makes, creates, develops, discovers or produces in connection with the performance of the Services; provided, however, that Contractor hereby grants to Owner a non-transferable (except only as part of the sale or transfer of the Facility), royalty-free, fully paid up, irrevocable, sub-licensable, nonexclusive license to use and copy such discoveries and inventions for the purposes of Facility maintenance, operation, training, modification, consultation, repair, decommissioning and compliance with Laws.

19.4    Disclosure of Documentation.    Owner may disclose or otherwise make available Documentation to a third party with whom Owner contracts for maintenance, operation, training, modification, repair, consultation or decommissioning or other activities relating to the Facility in order to comply with applicable Laws; provided, that, if such Documentation contains Contractor’s Confidential Information, the provisions of Section 20.1 shall apply. In the event of a Contractor Default and Owner termination, in addition to the rights above and notwithstanding anything in this Agreement to the contrary, Owner shall have the right to disclose the Documentation to third parties with whom Owner contracts for engineering, construction, commissioning or testing of the Project, provided that, prior to such disclosure, such third parties shall execute a confidentiality agreement at least as strict as the requirements set forth herein.

19.5    Other Licenses.    To the extent that a license may be required under any patent, trade secret right or other proprietary right of Contractor or any Subcontractor to maintain, operate, conduct training, modify, repair, or decommission the Facility or comply with applicable Laws, Contractor hereby grants to Owner a non-transferable (except only as part of the sale or transfer of the Facility), royalty-free, fully paid up, irrevocable, nonexclusive license under such patent, trade secret and other proprietary right for such purposes.

20.	CONFIDENTIAL INFORMATION

20.1    Confidentiality Obligations.    Each Party agrees: (a) to treat the other Party’s Confidential Information as confidential and to take reasonable precautions to prevent unauthorized disclosure or use of the other Party’s Confidential Information, such precautions taken being at least as great as the precautions taken by such Party to protect its own Confidential Information (but in no case less than reasonable care); (b) not to disclose the other Party’s Confidential Information to any third party other than as provided in Section 20.2 or with the other Party’s prior written authorization; and (c) not to use the other Party’s Confidential Information except for performance of this Agreement, compliance with applicable Laws, or maintenance, operation, training, modification, repair, consultation or decommissioning of the Facility.

20.2    Permitted Disclosures.    A Party may disclose the other Party’s Confidential Information to third parties as follows:

(a)      A Party may disclose the other Party’s Confidential Information to any Government Authority if required to do so, in which case the Party from whom such disclosure is required shall (i) give the other Party all reasonably possible notice so as to facilitate such other Party being able, should it so desire, to seek a protective order or similar protection, and (ii) fully cooperate with the other Party’s efforts, at the other Party’s expense, to obtain such protection.

(b)      Contractor may disclose Owner’s Confidential Information to a Subcontractor if (i) such disclosure is necessary for Subcontractor’s performance of its subcontract with Contractor and (ii) such Subcontractor first executes a written confidentiality agreement with Contractor (unless a confidentiality obligation is already included in the Subcontract) in substance reasonably acceptable to Owner.

(c)      Subject to the requirements of Section 19.4, Owner may disclose Contractor’s Confidential Information to (i) potential investors; (ii) third parties engaged by Owner to provide consultation regarding the Facility; (iii) third parties with which Owner contracts for engineering, construction, commissioning, testing, maintenance, operation, training, modification, repair, consultation or decommissioning of the Facility or other activities relating to the Facility undertaken in order to comply with applicable Laws or request of Governmental Authorities having jurisdiction over the Facility or Owner; and (iv) purchasers and prospective purchasers of the Facility, provided, that in any of the foregoing instances the third parties to which disclosure is made first execute a written confidentiality agreement with Owner which provides Contractor protections which are at least as strict as the requirements set forth herein.

20.3    Publicity.    Unless required by law or securities practice and regulations, Contractor shall not make any announcement, give any photographs, or release any information concerning all or a portion of the Work, this Agreement, or the Facility, to any member of the public, press, Person, or any official body, without Owner’s prior written consent; provided, that Contractor may, at any time after Owner’s first public announcement of the Project or this Agreement, include the Project (but not the details of this Agreement) in its regular experience lists.

21.	ENVIRONMENTAL; HAZARDOUS MATERIALS

21.1    Material Safety Data Sheets.    Contractor shall provide to Owner all Material Safety Data Sheets covering all Hazardous Materials and hazardous chemicals to be furnished, used, applied, or stored by Contractor, or any of its Subcontractors, at the Site in connection with the Services. Contractor shall provide Owner’s Project Director with copies of any such Material Safety Data Sheets prior to entry at the Site or with a document certifying that no Hazardous Materials or hazardous chemicals will be brought onto the Site by Contractor, or any of its Subcontractors, during the performance of the Services. Contractor shall coordinate with Owner’s Project Director to provide a listing of all of Contractor’s hazardous chemicals and their quantities at the Site for purposes of chemical inventory reporting pursuant to 40 C.F.R. Part 370 and similar State regulations.

21.2    Facility Use, Storage Removal.    When the use or storage of explosives or other Hazardous Materials or equipment is necessary for the performance of the Services, Contractor shall exercise the utmost care and shall conduct its activities under the supervision of properly qualified personnel in accordance with all applicable Laws. Before the Substantial Completion Date, Contractor shall collect (for removal by Owner from the Site) in accordance with all applicable Laws all explosives and other Hazardous Materials that Contractor or its Subcontractors brought onto the Site or hazardous chemicals and equipment Contractor or its Subcontractors used, stored or located at the Site or any neighboring property, unless the same have been permanently incorporated into the Facility. All such equipment and materials shall be collected, containerized and stored in accordance with all applicable Laws, and Contractor shall so certify in writing to Owner.

21.3    Notice of Presence.    Prior to bringing any Hazardous Material or other hazardous chemicals to the Site, Contractor shall provide written notice to Owner identifying any such Hazardous Materials or hazardous chemicals that Contractor, or its Subcontractors, proposes to bring onto the Site.

21.4    Labeling; Training.    Contractor shall label all Hazardous Materials that Contractor or its Subcontractors bring to the Site and train all employees and other Persons, as necessary, in the safe use of such Hazardous Materials as required by all applicable Laws.

21.5    Handling, Collection, Removal Transportation and Disposal.

(a)      Unless otherwise agreed by the Parties, Contractor shall be responsible for the proper handling, collection, and containerizing of all Hazardous Materials generated or brought onto the Site by Contractor or any Subcontractor or spilled or introduced into or at the Site by Contractor or any Subcontractor, including any Hazardous Materials furnished, used, applied or stored at the Site by Contractor, including, used oils, greases, and solvents from flushing and cleaning processes performed under the Agreement. Such Hazardous Materials will then be delivered to Owner for proper storage, transportation and disposal. All activities performed by Contractor in connection with the handling, collection and containerizing of such Hazardous Materials shall be performed in accordance with the requirements of all Government Authorities and all applicable Laws. For the avoidance of doubt, Contractor has no obligations with respect to the handling, collection, removal, disposal or containerizing of any pre-existing Hazardous Materials except to the extent the Gross Negligence or willful misconduct or wanton acts of Contractor or its Subcontractors caused the release of such pre-existing Hazardous Materials in which case Contractor shall remediate the released contamination.

(b)      Contractor has included time in the Schedule for satisfying its obligations as to all Hazardous Materials that it is responsible for under this Agreement by virtue of such Hazardous Materials being brought onto the Site by Contractor or its Subcontractors. Contractor shall not seek, and shall not be entitled to receive, any payment hereunder or extension of time in the Schedule as a result of satisfying its obligations with respect as to any such Hazardous Materials brought onto the Site by Contractor or its Subcontractors, including the handling, collection, or containerizing of such Hazardous Materials.

21.6    Notice of Discovery.    Contractor shall provide prompt written notice to Owner of all suspected Hazardous Materials that Contractor finds during performance of the Services.

21.7    Policies and Procedures.    Contractor shall adhere to all Site policies and procedures for environmental compliance, including Owner’s Environmental Work Practices Manual and Hazardous Material safety programs. If no such Site policies or procedures exist, Contractor shall develop, implement and enforce effective written policies and procedures applicable to the Services, within the framework of all applicable Laws, for general Site safety and the proper labeling, handling, collection and containerizing of any Hazardous Materials at the Site in order to ensure the highest standards of prudent practice at the Site for the safety of all employees, agents and representatives of Contractor and any of its Subcontractors.

21.8    Asbestos Containing Products.    Except as otherwise authorized by Owner in writing, all Equipment or Owner Equipment furnished, delivered or installed by Contractor and all materials and tools used by Contractor in the performance of the Services at the Site shall contain zero percent asbestos or refractory ceramic fibers. If Owner authorizes in writing such delivery or use, Contractor shall clearly mark all containers or other materials containing asbestos or refractory ceramic fibers, and such containers or materials shall be sealed to prevent any leakage of asbestos or ceramic fibers. Contractor shall indemnify, defend and hold harmless Owner from and against any and all claims, demands and damages incurred from any unauthorized asbestos or refractory ceramic furnished or delivered to or installed at the Site by Contractor or any Subcontractor.

21.9    Pre-Existing Hazardous Material.    Owner shall indemnify Contractor and its Subcontractors from any liability in connection with any pre-existing Hazardous Material, except to the extent such liability was caused by the Gross Negligence or willful misconduct or wanton acts or omissions of Contractor or its Subcontractors. Except as provided above, Owner shall at all times remain the responsible Party for all pre-existing Hazardous Material and its remediation. Any assistance provided by Contractor shall be pursuant to a mutually agreed Change Order, and Contractor shall be entitled to a Change Order ***

22.	TITLE; RISK OF LOSS

22.1    Transfer of Title; Security Interest.    Except as otherwise expressly provided in this Agreement, good, exclusive and marketable title, free and clear of all Liens (other than Liens created by the non-payment by Owner of a *** Payment Invoice which is not the subject of a good faith dispute), to the Equipment and to each of the constituent parts thereof shall pass to Owner upon the (i) delivery of such Equipment or constituent part thereof to the Site and (ii) payment of the amount then due under a *** Payment Invoice covering such Equipment or constituent part of such Equipment, notwithstanding any disputed amounts withheld or offset by Owner against any payment sought by Contractor in accordance with the terms of this Agreement. The passage of title to Owner shall not be deemed an acceptance or approval of such Equipment (or any Service), affect the allocation of risk of loss, affect any security interest in favor of Owner therein or otherwise relieve Contractor of any obligation under this Agreement to provide and pay for transportation and storage in connection with the Equipment. Further, upon the passage of title, the Equipment, the constituent parts thereof and the unused spare parts shall be specifically excluded from the bankruptcy estate of Contractor in the event of any bankruptcy or insolvency proceeding involving Contractor.

22.2    Risk of Loss.    Whether or not title has passed to Owner, the risk of loss for all Equipment to be installed as a component of the Facility shall remain with Contractor until, and shall pass to Owner upon, Substantial Completion. Risk of loss for all Owner Equipment to be installed as a component of the Facility shall pass to Contractor upon its arrival at the Site and shall remain with Contractor until, and shall pass to Owner upon, Substantial Completion. Contractor shall be obligated to replace, repair or reconstruct the Equipment or the Owner Equipment that is lost, damaged, or destroyed during the period in which Contractor has risk of loss. For Equipment or Materials that are removed from the Site for repair, replacement or refurbishment under the Warranty, the risk of loss to such Equipment or Materials shall pass to Contractor once moved from the location at which it was installed. Owner will resume the risk of loss of such Equipment or Materials upon completion of re-installation of the repaired, replaced or refurbished Equipment at the Facility.

22.3    Contractor Tools.    Risk of loss or damage to the equipment or tools of Contractor, all Subcontractors, and their respective employees and agents shall at all times remain with those parties, and Owner shall have no responsibility for such equipment or tools.

23.	SUSPENSION; DEFAULT; TERMINATION

23.1    Suspension.

(a)      Owner may, in its sole discretion, order Contractor to suspend all or any portion of the Work for a period of time as Owner may request. Contractor shall comply with such order. The suspension shall commence on the Day specified in Owner’s written notice to Contractor which shall be at least *** after Owner gives Contractor such notice.

(b)      Contractor may suspend the Work without liability as if Owner had ordered a suspension in accordance with Section 23.1(a) upon written notice to Owner after the occurrence of any of the following:

(i)      Nonpayment.    Owner fails to pay or cause to be paid any amount that that is not subject to a good faith dispute and has become due and payable by it to Contractor under this Agreement within *** after receipt of written notice that such amounts are past due;

(ii)     Insurance.    Owner fails to obtain and maintain insurance as required by this Agreement; and

(iii)    Breach.    Owner breaches any of its material obligations under this Agreement (other than those obligations relating to the matters set forth in Section 23.1(b)(i) or (ii)) and for which no other remedy is specified in this Agreement and, if such breach is capable of being cured, Owner fails to cure such breach within *** after written notice of such breach, provided that such cure period shall be extended to *** after written notice of such breach if such breach is capable of being cured but not within ***, and Owner immediately commences to cure such breach and diligently and continually prosecutes measures which are reasonably calculated to cure such breach within such *** period.

(c)      During any such suspension: (i) Contractor shall take reasonable precautions to protect, store and secure the Equipment and Owner Equipment against deterioration, loss or damage, and (ii) Owner shall reimburse Contractor on a current time and material basis consistent with the terms and conditions set forth in Exhibit I for all its costs, including those incurred in connection with the foregoing and for its (including its Subcontractors’) stand-by charges as well as demobilization and remobilization charges. Contractor shall resume any suspended Services promptly, but in no event later than *** after Owner gives Contractor written notice to do so, or, for other provisions of this Agreement that allow Contractor to treat an action or inaction by Owner as a suspension, promptly following the reason for such suspension ceasing and, in each case, shall use its best efforts to fully resume the Services as soon as reasonably possible. Upon any suspension of all or any portion of the Services in accordance with this Section 23.1, Contractor shall be entitled to an equitable adjustment in *** and the Schedule in accordance with Article 8.

23.2    Contractor Events of Default.    Contractor shall be in default of its obligations pursuant to this Agreement upon the occurrence of any one or more of the following circumstances (each, a “Contractor Default”):

(a)      Nonpayment.    Contractor fails to pay or cause to be paid any amount that is not subject to a good faith dispute and has become due and payable by it to Owner under this Agreement within *** after receipt of written notice that such amounts are past due;

(b)      Insolvency.    Contractor or its Guarantor becomes Insolvent;

(c)      Assignment.    Contractor assigns or transfers, or attempts to assign or transfer, this Agreement or any right or interest herein, except as expressly permitted by this Agreement;

(d)      Insurance.    Contractor fails to obtain and maintain insurance as required under this Agreement;

(e)      Performance Guarantees.    Contractor fails to satisfy the Minimum Performance Guarantees by the Guaranteed Final Completion Date;

(f)      Breach.    Contractor breaches any of its material obligations under this Agreement other than those obligations relating to the matters set forth in Section 23.2(a) through (e) above and for which no other remedy is specified in the Agreement and, if such breach is capable of being cured, Contractor fails to ***; and

(g)      Delay in Schedule.    It is forecasted that Contractor will fail to meet Substantial Completion by the Guaranteed Final Completion Date as set forth in Section 6.3(b) hereof and, if such forecasted delay is capable of being cured, Contractor fails to cure such forecasted Schedule delay within *** after written notice of such breach, provided that the above cure period shall be extended to *** after written notice of such breach if such forecasted delay is capable of being cured within such *** and Contractor is demonstrating continuous and diligent efforts to cure such breach and the forecasted Schedule is not slipping further behind.

23.3    Owner Remedies.    In the event of a Contractor Default, Owner shall have any or all of the following rights and remedies:

(a)      Termination.    Subject to the limitations on Contractor’s liability, Owner, without prejudice to any of its other rights or remedies under this Agreement, may terminate this Agreement or remove any portion of the Work from Contractor’s scope hereunder immediately by delivery of a notice of termination to Contractor;

(b)      Equitable Remedies.    Subject to the limitations on liability set forth in this Agreement, Owner may seek equitable relief, including injunctive relief, to cause Contractor to take action, or to refrain from taking action, pursuant to this Agreement, or to make restitution of amounts improperly retained or received under this Agreement; and

(c)      Damages.    Subject to Article 17, Section 7.3 and the other exclusive remedies set forth in this Agreement, Owner shall be entitled to seek all other remedies at law or in equity.

23.4    Owner Event of Default.    Owner shall be in default of its obligations pursuant to this Agreement upon the occurrence of any one or more of the following circumstances (each, an “Owner Default”):

(a)      Nonpayment.    Owner fails to pay or cause to be paid any amount that is not subject to a good faith dispute and has become due and payable by it to Contractor under this Agreement within *** after receipt of written notice that such amounts are past due; and

(b)      Insolvency.    Owner becomes Insolvent.

23.5    Contractor Remedies.    In the event of an Owner Default, Contractor shall have any or all of the following rights and remedies:

(a)      Termination/Suspension.    Contractor, without prejudice to any of its other rights or remedies under this Agreement, may terminate this Agreement or suspend performance of the Work immediately by delivery of written notice thereof to Owner, and such termination/suspension shall be deemed as if done for convenience of Owner under Section 23.6(a) or 23.1 (as applicable);

(b)      Equitable Remedies.    Subject to the limitations on liability set forth in this Agreement, Contractor may seek equitable relief, including injunctive relief or specific performance, to cause Owner to take action, or to refrain from taking action, pursuant to this Agreement, or to make restitution of amounts improperly retained or received under this Agreement; and

(c)      Damages.    Subject to Article 17, Contractor shall be entitled to seek all other remedies or damages available in equity or at law.

23.6    Termination for Convenience.

(a)      Termination Rights.    Owner may terminate this Agreement at its convenience and in its entirety upon prior written notice to Contractor, in which event Owner shall pay the cancellation charges set forth in Section 23.6(b).

(b)      Cancellation Charges.

(i)      ***

(ii)     If Owner terminates this Agreement under Section 23.6(a) at any time after the Effective Date, Owner shall pay termination charges to Contractor, as Contractor’s exclusive remedy, which termination charges shall consist of ***

23.7    Termination for Force Majeure.    Owner or Contractor may terminate this Agreement in its entirety, and without liability, due to Force Majeure in accordance with the terms of Article 9.

23.8    Effect of Termination.    Upon termination of this Agreement or removal of any portion of the Work pursuant to this Article, Contractor shall immediately:

(a)      stop the performance of all Services (or the Services included in the removed portion of the Work) except as may be necessary to preserve the Equipment and Owner Equipment as requested by Owner;

(b)      issue no further purchase orders and enter into no further contracts relating to the Work (or the removed portion of the Work) except with the prior written consent of Owner;

(c)      assign to Owner, upon Owner’s request, all rights of Contractor under contracts or purchase orders entered into by Contractor in connection with this Agreement (or the removed portion of the Work);

(d)      to the extent possible, upon Owner’s request, terminate existing contracts and purchase orders entered into by Contractor in connection with this Agreement (or the removed portion of the Work);

(e)      deliver all then existing Documentation (or the Documentation relating to the removed portion of the Work), including drafts thereof (subject to Article 19), to Owner in hard copy and electronic formats reasonably requested by Owner; and

(f)      turn over care, custody and control at the Site of all Equipment (to the extent that Owner does not refuse to accept any such Equipment) and Owner Equipment (or to the extent relating to the removed portion of the Work).

24.	SAFETY; INCIDENT REPORTING.

24.1    Environmental, Health and Safety Programs.    Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with its performance of the Agreement, including appropriate precautions and programs for areas in and around the Site. Without limiting the generality of the foregoing, Contractor shall comply with all applicable Laws and meet the requirements of all of Owner’s environmental, health, safety, and security policies and manuals as amended from time to time, including the Duke Energy Safe Work Practices Manual, the Duke Energy Scaffold Manual, the Duke Energy Lifting Program, the Duke Energy Environment, Health, and Safety Manual and the Duke Energy Contractor EHS Compliance Program. A copy of any policies and manuals of Owner shall be provided to Contractor upon request. Contractor shall designate a responsible, qualified full-time member of Contractor’s organization at the Site whose duty shall be the prevention of incidents and injuries and addressing unsafe and undesirable behavior for each of the following three (3) areas: environmental matters (U.S. Environmental Protection Agency and any applicable State agency), health matters (industrial hygiene and employee health hazard prevention/mitigation) and safety matters, as each area relates to construction activities generally and the Work specifically. One individual may be designated for more than one of these three areas if the individual is qualified in all such areas.

24.2    OSHA and Other Laws.    Contractor shall give notices and comply with all applicable Laws bearing on the safety of Persons or property or their protection from damage, injury or loss, including the Occupational Safety and Health Act (“OSHA”) and the Americans with Disabilities Act.

(a)      Contractor represents that it is familiar with the Site, the Services to be performed, the Equipment to be provided, the Facility to which the Equipment will be a part, the hazards of the Work, and, if applicable, the Material Safety Data Sheets for, and the hazards of, the Hazardous Materials or hazardous chemicals that Contractor is expected to provide. Contractor acknowledges that Material Safety Data Sheets of all chemicals located at the Site are available to Contractor’s employees upon a request made to Owner’s Project Director, or other safety representative of Owner at the Site. Contractor also represents that it is familiar with the labeling system used in the workplace.

(b)      Contractor acknowledges that OSHA and regulatory standards or State plan equivalent (collectively, the “OSHA Standards”) require that its employees be trained in various subjects, such as, but not limited to, the hazards of, and standards applicable to, the Work (29 C.F.R. § 1926.21(b)(2)) (applicable to construction work), lockout/tagout (29 C.F.R. § 1910.147), confined space entry (29 C.F.R. §§ 1926.21(b)(6) or 1910.146), and asbestos (29 C.F.R. §§ 1910.1001 or 1926.1101). Contractor warrants that its employees and their supervisors have been trained in accordance with all applicable OSHA Standards, and that they have been trained to recognize and avoid any hazards related to the Work, and to perform the Services safely and without danger to any employee or to any property.

(c)      Contractor represents that its employees are or will be equipped with the personal protective equipment required by applicable OSHA Standards in 29 C.F.R. Parts 1926 and 1910, and with the personal protective equipment required to protect its employees against other serious health or safety hazards. Contractor agrees that it shall discipline its employees who violate any OSHA Standards or applicable Laws in accordance with its own policies and procedures.

(d)      Contractor represents that it will comply with all OSHA Standards applicable to the Work, including those requiring pre-employment testing of employees, such as but not limited to, pulmonary testing, blood testing, urine testing, hearing testing, respirator fit testing, drug screening, and/or applicable medical surveillance testing.

(e)      Contractor shall fully comply with its safety programs and/or any Site specific safety plans which Owner has reviewed and accepted.

(f)      Within *** of a request, or as soon as possible, and to the extent permitted by applicable Law, Contractor shall provide copies of any and all training for its employees concerning any safety and health standard, any substantive or technical training requirement of the job or the results of any occupational testing to Owner.

24.3    Worksite Safety.

(a)      Contractor shall take all reasonable precautions for the safety of, and shall provide reasonable protection to prevent damage, injury or loss to Persons and property resulting from the Work, including:

    (i)      Contractor employees, Subcontractors and other Persons performing the Services and all Persons who may be affected by the performance of the Services;

    (ii)     the Equipment and Owner Equipment to be incorporated into the Facility, whether in storage on or off the Site or under the care, custody or control of Contractor or Subcontractors; and

    (iii)    other property at or adjacent to the Site, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities.

(b)      Contractor shall give notices and shall comply with applicable Laws bearing on safety of persons or property or their protection from damage, injury or loss.

(c)      Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Work. Contractor shall erect, maintain or undertake, as required by existing conditions and the performance of the Agreement, all reasonable safeguards for the safety and protection of Persons and property, including posting danger signs and other warnings against hazards, promulgating safety regulations, and notifying owners and users of adjacent sites and utilities. Those precautions may include providing security guards.

(d)      Contractor agrees to provide to Owner the name, title, and phone number of its emergency contact person prior to the commencement of the Services.

(e)      Within *** of its occurrence and in addition to reporting to Government Authorities as required by applicable Law, Contractor shall notify Owner in writing of any incident, injury or illness experienced by a Contractor employee in the performance of any of the Services or on any part of Owner’s premises or lands, and shall provide copies of the OSHA 101 and OSHA 200 or 300 log entry for such incident, injury or illness. Within one week of the incident, injury or illness, Contractor shall provide a preliminary written report of the incident, injury or illness and the measures to prevent a similar occurrence in the future. Owner has the right to request a final report, which Contractor shall provide within one week of Owner’s request. All such reports shall be in accordance with Owner’s policies and procedures. For all accidents which cause, or nearly cause, death, serious bodily injury or property damage, Contractor shall immediately notify Owner’s Project Director and Owner’s health and safety representative by telephone or messenger, giving full details and statements of any witnesses.

(f)      Upon request from Owner, Contractor shall provide an OSHA log listing injuries or illnesses sustained by Contractor employees during the *** preceding the request in any of Owner’s process areas subject to Owner’s process safety management standard, 29 C.F.R. § 1910.119, as provided to Contractor.

24.4    Dangerous Materials.    When the use or storage of explosives or other dangerous materials or equipment or unusual methods are necessary for the Work, Contractor shall exercise utmost care and carryon its activities only under the supervision of properly qualified personnel. Contractor shall notify Owner’s Project Director prior to bringing any explosives onto the Site.

24.5    Loading.    Contractor shall not load or permit any part of the Equipment or Owner Equipment to be loaded at the Site so as to endanger the safety of Persons or property.

24.6    Cooperation in Governmental Investigation.    Contractor and its Subcontractors of whatever tier shall assist Owner in responding to requests by any Government Authority for information in connection with inspections or investigations of Owner relating to the Work involving Contractor or its Subcontractors of whatever tier performed for Owner, on Owner’s property, involving Owner’s employees, equipment or processes. Within *** of the request, or upon such other reasonable time as agreed by the Parties, Contractor shall make its employees available at the Site for interviews and shall produce copies of any documents relevant to the investigation to Owner. Except as prohibited by Law, Contractor shall promptly inform Owner of inspections and investigations on Contractor’s property, and of subpoenas, document requests, requests for information, deposition notices, discovery requests, or similar requests by any Government Authority, concerning Owner, the Work, or any accidents, injuries, illnesses or claims resulting from the Work.

24.7    Audit.    To the extent permitted by applicable Law, Owner shall have the right to review and copy all of Contractor’s documents that relate to safety and health at the Site, including Contractor’s safety and health programs, safety and health training records, OSHA recordkeeping forms (such as 101, 200, 300 and 301), any incident report or first report of injuries form and any industrial hygiene monitoring test results.

25.	QUALIFICATIONS AND PROTECTION OF ASSIGNED PERSONNEL

25.1    Contractor’s Personnel.    Contractor shall comply in all respects with all applicable labor and immigration Laws that may impact Contractor’s Work under this Agreement, including the Immigration Reform and Control Act of 1986 and Form I-9 requirements. Without limiting the generality of the foregoing, Contractor shall perform all required employment eligibility and verification checks and maintain all required employment records. Contractor acknowledges and agrees that it is responsible for conducting adequate screening of its employees and agents prior to starting the Work. By providing an employee or Subcontractor under this Agreement, Contractor warrants and represents that it has completed the Screening Measures with respect to such employee or Subcontractor and that such Screening Measures did not reveal any information that could adversely affect such employee’s or Subcontractor’s suitability for employment or engagement by Contractor or competence or ability to perform duties under this Agreement. If in doubt whether a suitability, competence or ability concern exists, Contractor shall discuss with Owner the relevant facts and Owner will determine, in its sole discretion, whether such Person should be allowed to perform the Work. Owner, in its sole discretion, shall have the option of barring from the Site any person whom Owner determines does not meet the qualification requirements set forth above. In all circumstances, Contractor shall ensure that the substance and manner of any and all Screening Measures performed by Contractor pursuant to this Section conform fully to applicable Law. Contractor shall supervise, coordinate and direct the Work using Contractor’s best skill, judgment and attention. Owner shall have the right to bar from the Site any Person employed or engaged by Contractor or Subcontractor who engages in misconduct or is incompetent or negligent while on the Site or while performing the Services, or whom Owner has previously terminated for cause or otherwise dismissed or barred from the Site. Upon request of Owner, Contractor shall immediately remove those Persons to whom Owner objects from the Site and shall not allow the further performance of the Services by those Persons. In addition, if Contractor learns of any such misconduct, incompetence or negligence independent of Owner’s objection, Contractor shall remove such Persons from the Site, shall not allow any further performance of the Services by such Persons and shall promptly notify Owner of such misconduct, incompetence or negligence and the actions taken by Contractor as a result thereof. In either such event, any cost for replacement of such Persons shall be at Contractor’s expense.

25.2      Drug and Alcohol Testing.    Neither Contractor nor its Subcontractors shall in any way use, possess, or be under the influence of illegal drugs or controlled substances or consume or be under the influence of alcoholic beverages during the performance of the Services. Any person (whether employed or retained by Contractor or any Subcontractor or otherwise) under the influence, or in possession of, alcohol, any illegal drug, or any controlled substance, will be removed from the Site and, subject to Owner’s fitness for duty program requirements, shall be prevented from performing any future Services at the Site or elsewhere related to the Project. Contractor shall have in place a drug testing program meeting the requirements of all applicable Laws and Owner’s Drug and Alcohol Testing Policy (MICCS Substance Abuse Program, dated as of July, 2007) attached hereto as Exhibit J, as such policy may be updated by Owner from time to time generally for its contractors, and shall furnish to Owner proof of compliance with such regulations and policies, including a copy of Contractor’s drug and alcohol testing plan and an affidavit stating that Contractor is in compliance, and will remain in compliance, with such regulations and policies for the duration of this Agreement. Upon request, and to the extent permitted by law, Contractor will furnish Owner copies of the records of employee drug and alcohol test results required to be kept by Law. Contractor will indemnify and hold harmless Owner from any and all liability for (a) Contractor’s or any Subcontractor’s personnel who fail a drug or alcohol test given under any Government Authority regulations, and (b) any claims made by a Contractor’s or Subcontractor’s employee resulting from removal from the Site as provided in this Article. If Contractor fails to comply with these regulations while performing under this Agreement, such noncompliance will be deemed a breach of this Agreement, and Contractor shall be liable for such breach, as well as for all direct damages arising out of such noncompliance.

25.3      Training of Employees.      Contractor represents that all Contractor and Subcontractor personnel have received all necessary training regarding environmental, OSHA and any other matters required by applicable Laws and relevant to the Work. Training on implementation of any additional environmental mitigation measures appropriate for the Work will be specified by Owner before commencement of the Services.

25.4       Compliance with Employment Laws; Policies.       All Services shall be performed in accordance with all applicable Laws, including worker’s compensation Laws, minimum and maximum salary and wage statutes and regulations, and licensing Laws and regulations. Contractor shall fully reimburse Owner for any and all fines or penalties of whatever kind or type that Owner may incur as the result of and to the extent caused by Contractor’s failure to fully comply with and fulfill any of the provisions of this Article. Contractor shall adopt and utilize a subcontracting plan with its first-tier Subcontractors that complies with 48 C.F.R. 52-219-9 for Small Diverse Suppliers (“SDS”). In addition, Contractor shall (a) utilize SDS as required by law; (b) provide Owner with a quarterly status report in the format set forth on Owner’s website at www.duke-energy.com, or in such other format as is reasonably acceptable to Owner; (c) enter the SDS data in any report on Owner’s website at www.duke-energy.com and (d) provide Owner, its designated auditors and any applicable government agency the right of access during normal business hours to inspect any records related to SDS and compliance with this section.

25.5      Substitution.      Contractor reserves the right to change any of its personnel performing Services. In such event, Contractor shall provide replacement personnel meeting the requisite qualifications and who have equal or better capabilities and shall bear any additional travel and living expenses associated with providing such replacement personnel.

26.	RECORDS AND AUDIT

26.1      Technical Documentation.    Except to the extent applicable Laws require a longer retention, Contractor shall maintain and shall cause its Subcontractors to maintain all technical documentation relative to the Equipment and the Owner Equipment for a period of *** after the Final Completion Date. Contractor shall give Owner *** prior written notice before destroying or disposing of any such documentation or records and a reasonable opportunity for Owner during such period to make copies of any such documentation.

26.2      Accounting Records.    Except to the extent applicable Laws require a longer retention, Contractor shall maintain and shall cause its Subcontractors to maintain complete accounting records relating to all Work performed or provided under this Agreement (which records shall include an estimate of installed costs per component in accordance with FERC accounting requirements) on a time and material, or reimbursement, basis in accordance with generally accepted accounting principles in the United States, as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants, for a period of *** after the Final Completion Date, except that records relating to Sales Taxes for such items must be retained for *** as specified in Section 26.4. Contractor shall give Owner *** prior written notice before destroying or disposing of any such accounting records and a reasonable opportunity for Owner during such period to make copies of any such documentation.

26.3      Owner’s Right to Audit.    For verification of *** claimed by Contractor *** or for any Work performed or provided on a *** basis or for any suspended, terminated, delayed or accelerated Services, Owner or a third party auditor selected by Owner and reasonably acceptable to Contractor (which acceptance shall not be unreasonably withheld or delayed) shall have the right and access at reasonable times during normal business hours to examine and audit Contractor’s records and books related to all those costs as is reasonably necessary for Owner to verify such costs. As part of any such audit, Contractor shall provide data in the appropriate electronic native file format (i.e. Microsoft Word, Excel, Primavera, etc.) such that the data may be effectively sorted, summed, and evaluated. However, Owner or Owner’s representative shall have no right to audit records or books concerning the make-up of any agreed upon lump sum amounts or fixed rates or multipliers. If any audit by the auditor reveals charges or costs charged to or paid by Owner as costs or fees which are not proper or exceed the rates or amounts permitted hereunder for any such matters, then Owner shall be entitled upon demand for a refund from Contractor of all such amounts, plus interest thereon from the date of payment by Owner until the date of refund by Contractor at a rate of ***. Likewise, if any audit or if any examination by any state or local taxing agency reveals additional Sales Tax to be imposed upon Contractor for under collection of tax from Owner on a taxable sale to Owner, then Contractor shall be entitled, upon demand, for a refund from Owner of all such amounts, plus interest at the foregoing rate.

26.4      Sales Tax and Privilege Tax Records.    Contractor shall provide to Owner all information and data Owner may from time to time reasonably request and otherwise fully cooperate with Owner in connection with the reporting of (a) any Sales Taxes and Privilege Taxes payable with respect to the Work and (b) any assessment, refund claim or proceeding relating to Taxes payable with respect to the Work. Contractor shall require its Subcontractors to provide to Contractor all information and data Contractor may reasonably request for purposes of complying with the preceding sentence and otherwise fully cooperate with Owner. Contractor shall retain, and shall require Subcontractors to retain, copies of such documentation and all documentation relating to purchases relating to the Work or the payment of Sales Taxes and Privilege Taxes, if any, for a period of not less than *** from the Final Completion Date. Contractor shall ensure that its contracts with all Subcontractors effectuate the provision of this Section. Contractor’s and Owner’s obligations under this Section shall survive the termination, cancellation or expiration of this Agreement for any reason and shall last so long as is necessary to resolve any and all matters regarding Taxes attributable to the Work; provided, that if Owner requires Contractor to take action under this Section at any time after the later of (i) *** after delivery of the piece of Equipment or (ii) *** after completion of the particular item of Work, Owner shall reimburse Contractor for all actual and reasonable expenses Contractor incurs in taking those actions.

27.	TAXES

27.1      Employment Taxes.    Neither Owner nor its officers, employees, agents, consultants or other representatives shall have any liability for any payroll or employment compensation taxes, for Social Security taxes, or for labor-related withholding taxes, for Contractor and its Subcontractors (including manufacturers); or any of their employees; and Contractor agrees to hold Owner, his Consultants, and his other contractors harmless against any claim or liability therefore.

27.2      Sales and Use Taxes on Contractor Tools.    Contractor shall pay all taxes on Contractor’s purchases of goods, tools, equipment, supplies and other consumables which are not permanently incorporated into the Facility and which remain the property of Contractor. Contractor shall also pay all taxes attributable to Contractor’s construction equipment, temporary buildings and other property used by Contractor in its performance of this Agreement. Contractor shall pay those taxes when assessed, without claim against Owner for reimbursement. Contractor shall impose a similar obligation on all Subcontractors and shall ensure that no Subcontractor shall have any claim against Owner for reimbursement of those taxes.

27.3      Sales and Use Tax on Equipment; Privilege Tax.   Notwithstanding the above, the *** does not include monies for the payment of any sales and use taxes on Equipment incorporated into the Facility. Contractor, on behalf of itself and all of its Subcontractors (including manufacturers), is therefore responsible for consulting with Owner on Equipment purchases and working with Owner to obtain the best sales and use tax and privilege tax benefits for Owner. Owner is currently authorized under the North Carolina General Statutes to purchase certain Equipment exempt from the sales and use tax, but subject to the privilege tax at a rate of ***. Owner will specifically identify property which will be subject to the privilege tax. Owner will issue Form E-595E to Contractor to support the exemption from the sales and use tax. Contractor shall register with the state of North Carolina for payment of the privilege tax. Contractor will issue Form E-595E to its suppliers to facilitate exempt purchases of property subject to the privilege tax. As required by law, Contractor will accrue the privilege tax on these purchases and remit the appropriate amount to the state. Sales tax should be billed by the supplier on Contractor’s purchases of property subject to the North Carolina sales tax. Owner shall reimburse Contractor, *** for Contractor’s actual costs incurred in paying any sales and use tax for which Contractor may become obligated to pay in connection with the Equipment incorporated into the Facility.

(a)        Contractor, its Subcontractors, manufacturers and suppliers shall make reasonable commercial efforts to purchase Equipment to minimize the tax, but shall not be restricted from making out-of-state purchases of such Equipment. Contractor shall use its commercially reasonable efforts to ensure that Owner is afforded the best sales/use and privilege tax treatment by the State. Contractor shall use all reasonable efforts to ensure that all out-of-state purchases made by Contractor and its Subcontractors (including manufacturers) are shipped FOB the Facility (North Carolina) free of Sales Taxes. Owner shall reimburse Contractor for all sales and use taxes and privilege taxes paid by Contractor and its Subcontractors (including manufacturers) upon written confirmation from Contractor that the items purchased could not reasonably be purchased free of Sales Taxes.

(b)        Contractor agrees that it and its Subcontractors, suppliers, and manufacturers will clearly identify on each original invoice covering the purchase of Equipment, the amount of sales and use tax. Should additional information and detail be required by Owner and the North Carolina Department of Revenue to verify amounts paid for purchases of Equipment under this Agreement, Contractor and its Subcontractors, suppliers, and manufacturers shall supply such additional information and invoices in sufficient detail to verify:

(i)        That such Equipment was purchased free of State sales and use taxes; or that for out-of-state purchases, the invoices indicate the amount of foreign sales and use tax separately stated and paid;

(ii)       The privilege tax was accrued and remitted to the State of North Carolina for such Equipment;

(iii)      The actual purchase prices of such Equipment;

(iv)      The date of delivery to the Site of such Equipment;

(v)       A description of the function of such Equipment; and

(vi)      The Federal Energy Regulatory Commission (FERC) Code identification for such Equipment.

(c)        As a condition to Final Completion, Contractor shall provide Owner with an affidavit that all invoices which include sales and use taxes or privilege tax have been paid and that Contractor and all its Subcontractors, suppliers, and manufacturers have no outstanding claims or expenses relating to sales and use tax or privilege tax.

(d)        Both Parties shall provide to the other any documentation or information requested in order to submit and obtain a refund of any taxes erroneously paid as part of this Agreement. The Parties agree that any refunds received shall belong to the Party which bore the economic burden of paying the tax. The Parties’ obligations under this Section shall survive termination or expiration of the Agreement.

27.4    State Property Taxes.    Contractor and Owner agree that Owner shall be responsible for the filing requirements and payment obligations for all state and local taxes on the Site and the Equipment incorporated into the Facility; provided, that Contractor shall be responsible for the filing of property tax returns and the payment of state and local property taxes on construction equipment, tools and material which is not incorporated into the Facility and which is owned, used or leased by Contractor to perform the Services. Owner and Contractor acknowledge that construction equipment property tax costs are included in the leasing costs included in the Contract Price. If Contractor owns construction equipment and leases such construction equipment to Owner, Contractor shall remain responsible for the filing and payment of all property taxes due on such construction equipment.

27.5	Tax Indemnification.

(a)      Except in cases where such tax assessment is the result of the Gross Negligence or willful or wanton misconduct by Contractor, Owner shall defend, reimburse, indemnify and hold Contractor harmless for all costs and expenses incurred by Contractor as a result of Owner’s formal protest of any sales and use taxes paid or assessed and property taxes paid or assessed on the Site or the Equipment, or any other similar tax, whether local, state or federal, including any litigation expenses in the event Owner decides to protest a sales or use tax assessment. Owner shall not be responsible for any costs incurred by Contractor necessary to substantiate or verify information for any tax audit conducted in the normal course of business.

(b)      Except in the cased of Gross Negligence or willful or wanton misconduct by Owner, Contractor shall defend, reimburse, indemnify and hold Owner harmless for all costs and expenses incurred by Owner as a result of Contractor’s formal protest of any employment Taxes, or any sales and use taxes and property taxes paid or assessed on Contractor’s equipment or tools, or of any payroll or employment compensation taxes, or Social Security taxes, or for labor-related withholding taxes, or any other similar tax, whether local, state or federal for Contractor; its Subcontractors (including manufacturers); or any of their employees, paid or assessed, including any litigation expenses in the event Contractor decides to protest the said employment, withholding, and similar taxes.

27.6    Pollution Control Equipment Information.  Contractor shall supply Owner with all reasonable information and cost analyses requested by Owner for qualifying air, water or noise pollution control equipment for exemption from sales and use taxes, property taxes and any other tax credits, refunds or exemptions available to Owner. Contractor shall supply any further information as requested by Owner to apply for a certificate from the North Carolina Department of Environment and Natural Resources (DNHR) or other appropriate Government Authority to qualify for the above exemptions.

28.	DISPUTE RESOLUTION

28.1      Resolution by the Parties.  The Parties shall attempt to resolve any claims, disputes and other controversies arising out of or relating to this Agreement (collectively, “Disputes”) promptly by negotiation and mediation between executives who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement.

28.2	Arbitration Proceedings.

(a)      Demand for Arbitration.    If the Dispute has not been resolved by negotiation within *** of the disputing Party’s initial notice (or such longer period as the Parties may agree), the Parties shall fully and finally settle the Dispute by binding arbitration. All arbitration proceedings shall take place in Charlotte, North Carolina under the auspices of the American Arbitration Association (“AAA”) in accordance with the AAA Construction Industry Arbitration Rules then in effect (the “Rules”), and shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16. For all Disputes where the amount in controversy is less than ***, the arbitration proceedings shall be conducted by a single arbitrator selected in accordance with the Rules. For all Disputes where the amount in controversy is at least ***, the arbitration proceedings shall be conducted by *** selected in accordance with the Rules. No demand for arbitration shall be made or permitted after the date when the institution of a civil action based on the Dispute would be barred by the applicable statute of limitations or repose of the State.

(b)      Equitable Remedies.    The procedures specified in this Article shall be the sole and exclusive procedures for the resolution of Disputes between the Parties arising out of or relating to this Agreement; provided, however, that a Party may file a complaint in a court of competent jurisdiction on issues of statute of limitations or repose or to seek injunctive relief, specific performance, sequestration, garnishment, attachment, or an appointment of a receiver. Preservation of these remedies does not limit the power of the arbitrator(s) to grant similar remedies, and despite such actions, the Parties will continue to participate in good faith in and be bound by the dispute resolution procedures specified in this Article.

(c)      Award; Binding Nature.    The arbitrator(s)’ decision shall be by majority vote and shall be issued in a writing and shall be final and binding upon the Parties, and judgment may be entered on the award in any court of competent jurisdiction. The cost of all arbitrators shall be borne equally by the Parties.

(d)      Discovery.     Either Party may apply to the arbitrators for the privilege of conducting discovery. The right to conduct discovery shall be granted by the arbitrators in their sole discretion with a view to avoiding surprise and providing reasonable access to necessary information or to information likely to be presented during the course of the arbitration, provided that, where the amount in controversy is at least ***, the Parties shall have the rights to discovery set forth in Rules 26 through 36 of the Federal Rules of Civil Procedure.

28.3      Continuation of Work.    Pending the final resolution of any Dispute, Contractor shall proceed diligently with the performance or provision of the Work and its other duties and obligations without diminution of effort and Owner shall continue to compensate Contractor as set forth under this Agreement, including payment to Contractor provisionally ***

28.4      Confidentiality.    Except as may be required by applicable Law, each Party shall treat the existence, content or results of any settlement discussion pursuant to this Article 28 or arbitration as Confidential Information of the other Party in accordance with Section 20.1 and shall use commercially reasonable efforts to cause any arbitrator(s) to keep such information confidential.

29.        MISCELLANEOUS PROVISIONS

29.1      Governing Laws.    This Agreement shall be governed by and construed in accordance with the laws of the State, without reference to its conflict of laws principles.

29.2      Entire Agreement.    This Agreement represents the entire agreement between Owner and Contractor with respect to the subject matter hereof, and supersedes all prior negotiations, binding documents, representations and agreements, whether written or oral, with respect to the subject matter hereof. This Agreement may be amended or modified only by a written instrument duly executed by each of the Parties.

29.3      Successors and Assigns.    Neither this Agreement nor any right, interest or obligation hereunder may be assigned by Contactor without the prior written consent of Owner, and any attempt to do so shall be void, except that the whole of this Agreement may be assigned by Contractor upon prior written notice to Owner (a) to a parent company or a wholly-owned Affiliate, provided that Contractor shall not be relieved of any of its obligations hereunder, or (b) to a transferee who acquires all or substantially all of the assets of Contractor and whose market capitalization exceeds *** and whose long term senior unsecured, uninsured debt is rated at least Baa3 by Moody’s or BBB- by Standard & Poor’s at the time of the transfer, or whose creditworthiness is otherwise reasonably satisfactory to Owner, provided that, in each such case, such assignee demonstrates to the reasonable satisfaction of Owner that it is capable of fulfilling all of the obligations of Contractor hereunder, including the grant of the licenses provided herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns. Owner, including any Party constituting Owner, may assign this Agreement or any benefit, interest, right or cause of action arising under this Agreement to any Person with notice to, but without the consent of, Contractor under the following circumstances: (a) the assignee is an Affiliate or subsidiary of the Owner and the assignee has a credit rating that is at least S&P BBB-, Moody’s Baa3 or whose creditworthiness is otherwise reasonably satisfactory to Contractor, (b) the assignee has acquired ownership of, or the right to operate, the Facility for which an assignment is being made and the assignee’s senior unsecured debt has a credit rating of S&P BBB-, Moody’s Baa3, or (c) such assignee is otherwise reasonably acceptable to Contractor. Owner (or the assigning Party that constitutes a part of Owner, as applicable) shall obtain written assurances from the assignee of limitation of and protection against liability following the proposed transfer at least equivalent to that afforded Contractor and Subcontractors hereunder. Any transfer contrary to this Section shall make the assigning Party constituting Owner the indemnitor of Contractor against any liabilities incurred in excess of those that would have been incurred had no such transfer taken place.

29.4      No Third Party Beneficiaries.    Except as expressly set forth in this Agreement, the provisions of this Agreement are intended for the sole benefit of Owner and Contractor, and there are no third party beneficiaries. No reference herein to any other Person shall restrict in any way the ability of the Parties to amend or modify this Agreement from time to time in their sole and absolute discretion.

29.5      Rights Exclusive.    The rights and remedies of Owner and the liabilities of Contractor as set forth in this Agreement shall be the exclusive rights, remedies and liabilities of the Parties.

29.6      No Waiver.    No course of dealing or failure of Owner or Contractor to enforce strictly any term, right or condition of this Agreement shall be construed as a waiver of that term, right or condition. No express waiver of any term, right or condition of this Agreement shall operate as a waiver of any other term, right or condition.

29.7      Crisis Response.    Notwithstanding anything to the contrary herein, any actions taken or authorized by Owner in a good faith belief that such actions are necessary to ensure safe operation of the Facility or respond to an emergency or abnormal condition at the Facility shall not constitute a breach hereof or absolve Contractor of any of its obligations hereunder.

29.8      Survival.    Article 14 (Indemnification), Article 17 (Limitation of Liability), Article 19 (Intellectual Property), Article 20 (Confidential Information), Article 27 (Taxes), Article 28 (Dispute Resolution), Article 29 (Miscellaneous Provisions) and all other Sections providing for indemnification or limitation of or protection against liability of either Party shall survive the termination, cancellation, or expiration of this Agreement.

29.9      Severability.    If any provision of this Agreement or the application of this Agreement to any Person or circumstance shall to any extent be held invalid or unenforceable by a court of competent jurisdiction or arbitrators under Article 28, then (i) the remainder of this Agreement and the application of that provision to Persons or circumstances other than those as to which it is specifically held invalid or unenforceable shall not be affected, and every remaining provision of this Agreement shall be valid and binding to the fullest extent permitted by Laws, and (ii) a suitable and equitable provision shall be substituted for such invalid or unenforceable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

29.10    Notices.    Any notices, demands or other communication to be sent or given hereunder by either Party shall in every case be in writing and shall be deemed properly served if (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges paid) or (c) mailed to the recipient by registered or certified mail, return receipt requested and postage paid. Date of service of such notice shall be (i) the date such notice is personally delivered, (ii) three (3) days after the date of mailing if sent by certified or registered mail, or (iii) one (1) day after date of delivery to the overnight courier if sent by overnight courier. Such notices, demands and other communications shall be sent to the addresses indicated below or such other address or to the attention of such other person as the recipient has indicated by prior written notice to the sending party in accordance with this Section:

If to Owner:	Duke Energy Carolinas, LLC
Mail Code EC11T
P. O. Box 1006
Charlotte, NC 28201-1006
Attn: ***
Facsimile No: ***

with a copy to:	Duke Energy Carolinas, LLC
Mail Code EC11X
P.O. Box 1006
Charlotte, NC 28201-1006
Attn: ***
Facsimile No: ***

Duke Energy Carolinas, LLC
Mail Code EC03T
526 South Church Street
Charlotte, NC 28202
Attn: ***
Facsimile No: ***

If to Contractor:	Shaw North Carolina, Inc. Attn: *** 100 Technology Center Drive Stoughton, MA 02072 Facsimile No.: *** Telephone No.: ***

Shaw North Carolina, Inc. Attn: *** 128 South Tryon Street, Suite 600 Charlotte, NC 28202 Facsimile No.: *** Telephone No.: ***

29.11    Vienna Convention.      The Parties hereby expressly agree to exclude and disclaim the application of the provisions of the United Nations Convention on Contracts for the International Sale of Goods (also referred to as the Vienna Convention), and any successor convention or legislation, to this Agreement.

29.12    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

DUKE ENERGY CAROLINAS, LLC		SHAW NORTH CAROLINA, INC.

By:	/s/ James L. Turner	By:	/s/ Fred Buckman
Name:	James L. Turner	Name:	Fred Buckman
Title:	President & COO, U.S. Franchised Electric & Gas	Title:	President Power

EXHIBIT A-1

SCOPE OF WORK

***

EXHIBIT A-1

Attachment 1

***

EXHIBIT A-1

Attachment 2 – Division of Responsibility (DOR)

***

EXHIBIT A-1

Attachment 3

***

EXHIBIT A-1

Attachment 4

***

EXHIBIT A-1

Attachment 5 – List of P&ID

***

EXHIBIT A-1

Attachment 6 – Equipment List

***

EXHIBIT A-1

Attachment 7 – Electrical One Lines

***

EXHIBIT A-1

Attachment 8 – Raw Water Analysis

***

EXHIBIT A-1

Attachment 9 – Gas Analysis

***

EXHIBIT A-1

Attachment 10 – Basis of Design - Mechanical

***

EXHIBIT A-1

Attachment 11 – General Electrical Requirements

***

EXHIBIT A-1

Attachment 12 – General Instrumentation & Control Requirements

***

EXHIBIT A-1

Attachment 13 – General Civil/Structural Requirements

***

EXHIBIT A-1

Attachment 14 – Assumptions and Clarifications

Dan River Project

***

EXHIBIT A-2

***

EXHIBIT A-3

SCHEDULE OF DRAWINGS

***

EXHIBIT A-4

EXHIBIT A-4

Site Description

Project Number: 133291

Dan River CTCC Project

Exhibit A-4

REV 0

February 17, 2010

LOCATION:

The station is located in Rockingham County, in North Carolina, on S Edgewood Road, approximately 135 miles northeast of Charlotte.

DIRECTIONS:

From Charlotte, NC: Take S EdgewoodI-85 N to Hwy 29 N (US 70) in Greensboro; Hwy 29N (US 70) to Eden Exit 153 (Hwy 14). Turn left on Hwy 14; Turn right onto Stadium Drive; Turn right on S Edgewood Road. Dan River CTCC project is on S Edgewood Road at the entrance gate to Dan River Steam Station.

ADDRESS:

Dan River Steam Station

900S Edgewood Road

Eden, NC 27288

Phone: (704)-623-0100

Dan River CTCC Project

864 S Edgewood Road

Eden, NC 27288

EXISTING SITE CONDITIONS

•	The existing condition of paved plant roads and the main plant entrance road shall be considered deteriorated.

•

The Contractor may use all plant roadways to move materials as required. Any material transports required that will involve the use of roads within the existing station fenceline will require prior approval from station management and such approval shall not to be unreasonably withheld.

•	The grounds around the Station are currently partially bounded by a chain link fence.

•	Contractor to provide temporary fencing associated with the Project that will isolate the Project from the existing plant, as identified on Attachment A-3 in Exhibit A-1 Site Plan of the Agreement.

•	The Contractor shall not at any time block traffic flow in or out of the main entrance to the Station via S Edgewood Road without prior written approval from the Owner’s Project Director.

•

Construction laydown and contractor parking locations for use by the Contractor are identified on Attachment A-3 in Exhibit A-1 of the Agreement. Contractor is allowed to modify roadway leading to construction warehouse and laydown areas to provide egress.

•	Contractor to assure the existing ash sluice lines operations are not impacted by construction activities for the duration of the Project.

•

Existing street lights along the Project Gate entrance to the existing facility will have to be removed for construction of the project. Contractor to assure lighting at the Project Gate will be adequate for traffic flow through the Project Gate entrance.

•

Access to the Site for the Contractor will be via a gated entrance on S Edgewood Road, established by the Contractor. The Contractor will provide a guard to monitor and operate the Project gate during normal construction hours as defined by the Contractor. Staffing of the gate outside of the normally defined construction hours will require approval of the Owner’s Project Director with prior notification of extended hours and such approval not be unreasonably withheld. If required, the established gate along S Edgewood Road may be modified by the Contractor to account for access of both union and non-union employees. Union and non-union parking shall be segregated by the Contractor.

•

Requests for special deliveries to the Contractor through the Station’s main entrance gate are required in advance and are subject to the Owner’s approval and such approval shall not be unreasonably withheld.

•	The Contractor understands that other contractors executing work at the Station not related to the CTCC Project will also use S Edgewood Road during the Project.

•

Attachment A-3 in Exhibit A-1 of the Agreement illustrates areas that will be made available to the Contractor for parking, office space, laydown, and construction activities. The Contractor may request additional areas to use in addition to those illustrated on this attachment. Access to these areas is subject to the approval of the Owner’s Project Director. Denial of access by the Owner to the additional areas requested shall not provide grounds for issuance of a Change Order by the Contractor.

Exhibit A-4

REV 0

February 17, 2010

•

Digital pictures to document the existing conditions of the site at the start of the LNTP November 2009 construction activities are located in Citadon under the following path: Dan River CTCC/Document Management/Project Management/Photographs/Aerial photographs/Jan2010.

•	A city of Eden pumping station is located at the end of the road running adjacent to laydown area #1 (old ball field). The Contractor must allow the city of Eden access to the pumping station.

STATION ACTIVITIES POTENTIALLY INTERACTING WITH THE CTCC PROJECT:

Table A4-1 provides a summary of other Station activities that may potentially impact the CTCC Project during the implementation phase. Both the Owner and the Contractor will demonstrate cooperative efforts to minimize the impact of these activities with respect to the Contractor’s Site construction or commissioning activities.

SECURITY THREAT LEVELS

The Contractor shall be aware of the Security Threat Level system that is employed by the Owner at Dan River Steam Station.

SECURITY PLAN DURING CONSTRUCTION

Attachment A-3 in Exhibit A-1 of the Agreement illustrates temporary fencing to be installed during the construction phase. The intent is to isolate the Contractor’s site activities as much as possible from the day to day operations of the Station and other Owner contractor activities. The Contractor will be permitted to work inside the construction fence as required. The Contractor shall be held accountable for controlling access through the Project Gates while they are being used for either employee or material movement. The Contractor shall be held accountable for closing and locking the Project Gates after each use. Project Gates mean those gates under the control of the Contractor for the ingress and egress of personnel, construction equipment or material to the Project site. Temporary relocation of the construction fencing by the Contractor is acceptable to provide access for specific construction activities. The Contractor shall permit Station employees access into the construction areas to commission, operate, and maintain equipment as necessary.

Exhibit A-4

REV 0

February 17, 2010

Table A4-1

Other Station Activities Potentially Interacting with the Dan River CTCC Project

Innage/Outage	Unit	Approximate Length of Outage	Remarks
***			No Interacting Activities
***	Unit 1	1 Week	General Maintenance Outage/Boiler Inspection
	Unit 2	1 Week	General Maintenance Outage/Boiler Inspection

	Unit 3	1 Week	General Maintenance Outage/Boiler Inspection
***			No Interacting Activities
***	Unit 3		General Maintenance Outage/Boiler Inspection

***			No Interacting Activities
***	Unit 1		Retirement
	Unit 2		Retirement
	Unit 3		Retirement

EXHIBIT B

Schedule (including Key Contractor Schedule Milestones)

***

EXHIBIT C

***

EXHIBIT D

EXHIBIT D

Contractor Permits and Utilities

Job Number: 133291

Dan River CTCC Project

Exhibit D

REV 0

February 11, 2010

Type of Contractor Permit	Comments
Construction Permits	Potential permits include demolition, burning, blasting, and fueling. Contractor to check with Rockingham County for building permit requirements.
Temporary Construction Power Supply Inspection	Contractor to verify inspection requirements with Rockingham County.
Over the road hauling permits for Station/Dan River CC plant material	Required for material delivered to the station. (Contractor to plan for two week minimum for notification and approval from DOT.)
Over the road hauling permits for Contractor equipment	Contractor construction equipment will be permitted by Contractor. Contractor to plan for *** minimum for notification and approval from DOT.
Access Road Issues (such as repairs mailboxes, the like, if required	The scope of this item may not require a permit. Planning and scoping during and after construction is needed to determine responsible party for repair and cost estimating.
FAA Notification for Temporary Structures or Equipment	Permit required for any crane exceeding a height of *** above ground level NOTE: FAA permitting for the stack to be by Owner, if required.
Erosion Control	Any necessary revisions should be filed a minimum of *** before permit need date.
Stormwater Management Plan
Boiler Inspections; Required for Aux Boiler	Permit/certification required prior to startup of boiler.
Elevators	Contractor to obtain necessary permits for installation and inspection of all elevators installed by Contractor Elevator Subcontractor
Temporary Buildings	Define layout and building and discuss permitting requirements with the County. Contractor to obtain any permits necessary for installation and occupancy of temporary buildings.
Administrative Building - Permanent Structure for Duke	Define layout and building and discuss permitting needs with the County. Contractor to obtain any permits necessary for installation and occupancy of buildings.
City Water Connections

Contractor must meet applicable State and local plumbing codes for tie in of the drinking water system and its ancillary parts and any potable water lines installed by the Contractor. Contractor is not responsible for any existing potable water lines beyond the Contractor tie in points.

Type of Contractor Utilities and Equipments	Description
Potable Water

Drinking water and ice will be provided by Contractor for all construction personnel working on the Project including all Subcontractors. This will begin with site mobilization and continue throughout construction. Contractor may use bottled water in office complex, all field water kegs may be filled from the station potable water supply. Contractor will consider a tank with pump for construction facilities. Contractor to check with county to determine permit needs, if any.

Toilet Facilities

Toilet Facilities will be leased-portable units and will be provided by the Contractor. Port-a-jons may be provided by either the Contractor or Subcontractor as required for their own personnel. Contractor facilities will be in place during mobilization, the number and placement of units will be adjusted to suit staffing levels as the project progresses. Currently there are no plans to tie the Construction facilities into the station sanitary sewer system. Pump and haul permit is not required.

Fuel for Contractor equipment.

Fuel for equipment will be the responsibility of the equipment owner/leaser. For Contractor equipment, a double walled gasoline fuel tank (no more than 500 gallons), located within a temporary berm, will be maintained for small equipment fueling. Larger equipment will be fueled directly from a fuel delivery truck. Oil spill cleanup material (oil dry, absorbent pads, etc.) will be available for spill cleanups resulting from refueling activities.

Construction Power Distribution (From Owner – furnished points of service).

Contractor is responsible for distribution of temporary construction power including hook-up of Contractor distribution system to secondary side of Owner’s transformer. Owner will provide electric power, supply transformer and provide hook-up of primary side of transformer. Temporary power permit will be discussed with the county.

Telephone and Data Communications	Contractor will provide voice data communication equipment.
Scrap Metal Disposal	Contractor shall dispose of all scrap metal as a result of the erection of the Facility.
Waste Disposal	Contractor and Subcontractors will provide for their own general trash removal (excludes Hazardous Wastes).
Railroad Tie Disposal	Contractor shall remove all railroad ties it brings onto the Project site.
Compressed Air

Contractor compressed air will be provided by portable gas, diesel or electric compressors starting with a single compressor as needed with additional units added as required. All Subcontractors will be responsible for supplying their own compressed air. Gas or diesel generators will require the Contractor or Subcontractors as the case may be to notify the State as insignificant sources listed in the air permit.

Construction (Service) Water	Contractor will provide haulage of water received from designated location provided by the Owner (fire hydrants) Contractor will provide piping, storage and pumping for temporary service water needs.
“Raising” utilities on primary access roads	Contractor will work with Rockingham County and local utility companies to minimize the need for raising utilities crossing or alongside access roads.

EXHIBIT E

EXHIBIT E

Owner Permits and Utilities

Dan River CTCC

Job Number: 133291

Exhibit E

Rev 0

Type of Owner Permit	Comments
Minor Source Air Permit Modification	Permit received
FAA Notification For New Stacks	Not applicable- stacks shorter than required height for FAA notification (200’).
Stormwater Management Plan	Permit received
Isolated Wetlands Permit	Permit received
NPDES Permit Modification	Permit received. Revision required changing waste water from discharge into existing primary ash basin to discharge into existing plant circulating cooling water outfall.
ATC (Authorization To Construct) (Wastewater Treatment)

ATC required for: 1) Neutralization tank (from demin system, 2) Main Yard Sump, and 3) Septic Tank (assuming routing to ash basin). Design requirements for these systems must be supplied by Contractor in sufficient time to secure the necessary permits to support construction.

Conditional Use Permit	Permit received
Lighting Requirements for Stack and HRSG	Aviation lighting not required for stack or HRSG.

Type of Owner Utilities or Equipment	Description
Power for Contractor Equipment and Tools (Construction Electrical Power)

Owner will provide power tap. Contractor to cover the costs of auxiliary power used during construction, provided power feed does not come from retail service line. Contractor to provide construction power requirements (KVA and voltage). Tap location and transformer location to be mutually agreed upon by Shaw and Duke. All distribution from provided taps to be provided by Shaw.

Construction (Service) Water	Initially Owner will provide a source for Shaw to fill tanker truck with service water. Tap into existing service water may be provided later.
Spoil Disposal Areas	Shaw will place soil and rock spoils on-Site in areas identified by Owner. Shaw will dispose of concrete and asphalt off- Site.
Asbestos and Lead Paint Abatement/Disposal	Owner is responsible for all asbestos and lead paint abatement and disposal.
Fuel Oil Contaminated Soil/Rock/Concrete	Owner is responsible for removal and disposal of contaminated soil/rock/concrete.
Railroad Ties Disposal

Owner is responsible for disposal of all railroad ties removed if rail upgrade work is required. Contractor is responsible for stockpiling any railroad ties used during construction at an on-Site location to be determined by Owner (if necessary). Contractor provided railroad ties will be handled by Contractor and will be removed after construction is complete.

Parking, Laydown, Construction Trailer Areas

Owner will provide space onsite for use by the Contractor for construction services including parking, laydown, and construction trailers. Contractor is responsible for preparing and maintaining (grading, paving, etc.) these areas.

EXHIBIT F

J.O./W.O. NO.: 133291
	PAGE: 1 of 1	REVISION: 0
	CLIENT	Duke Energy Carolinas, LLC

CONTRACTOR’S KEY PERSONNEL	PROJECT	Dan River Combined Cycle Project

Exhibit F	LOCATION:	Rockingham County North Carolina

Contractor’s Key Personnel will be responsible for supervising the performance of Contractor’s obligations under this Agreement. Any replacement of the key personnel listed below shall be subject to the prior written approval of Owner which the Owner shall not unreasonably withhold or delay. Contractor’s Project Manager shall act as Contractor’s liaison with Owner and shall have the authority (a) to administer this Agreement on behalf of Contractor, (b) to oversee and direct the execution of the responsibilities of Contractor under this Agreement, and (c) to bind Contractor as to the day-to-day project management operations under the Agreement.

Project Position	Dan River Lead	Buck Lead
Project Manager	***	***
Assistant Project Manager	***	***
Construction Manager	***	***
Project Engineering Manager	***	***
Lead Engineer Electrical	***	***
Lead Engineer Piping	***	***
Lead Engineer Mechanical	***	***
Lead Engineer I&C	***	***
Lead CSA Engineer	***	***
Subcontracts Manager – Field	***	***
Procurement Manager	***	***

EXHIBIT G-1

List of Approved Subcontractors

***

EXHIBIT G-2

List of Subcontractors Under ***

***

EXHIBIT H-1

***

EXHIBIT H-2

***

EXHIBIT I

***

EXHIBIT I

Attachment 1

***

EXHIBIT J

EXHIBIT J

Owner’s Drug and Alcohol Testing Policy

526 South Church Street
Charlotte, NC 28202

Mailing Address:
EC11T / P.O. Box 1006
Charlotte, NC 28201-1006
***

May 7, 2009

To:	All Duke Energy Suppliers participating in the Duke Energy Contractor Fitness for Duty Program

Subject:	Revision to Duke Energy Contractor Fitness for Duty Program

For the purpose of continually enhancing our safety culture and aligning employee and contractor approaches, Duke Energy is making the following changes to our Contractor Fitness for Duty Program:

Violations (invalid status) *** resulting from Duke Energy’s random drug/alcohol testing program will result in a *** removal from Duke Energy property. A drug violation includes a positive drug test or having two consecutive diluted test results without a valid medical explanation. An alcohol violation includes any alcohol confirmation test of *** or greater. An individual so impacted may return to work on Duke property after the one year period and completion of the required SAP process.

A subsequent violation, at any time, will result in a permanent ban from Duke Energy property.

A refusal or adulteration/sample substitution or alcohol consumption/illegal drug use during work time will result in a permanent ban from Duke Energy property.

Please do not hesitate to contact *** you have any questions or concerns about this program.

Sincerely,

***

Generation Strategic Sourcing

Duke Energy Corporation

***

www.duke-energy.com

Exhibit J

Duke Energy Regulated Generation

Contractor Substance Abuse Prevention and Drug Testing Policy

I.	Objective

To provide a safe and healthful work environment, Duke Energy is committed to maintaining drug and alcohol free work places. Therefore, all contractors and their subcontractors must adhere to the following “Duke Energy -- Regulated Generation, Contractor Substance Abuse Prevention and Drug Testing Policy”.

Duke Energy Regulated Generation has developed this program to provide the following benefits:

❑	Set minimum standards for contractor substance abuse programs.

❑	Improve construction safety performance.

❑	Provide a safe work environment for Duke Energy employees and their contractors.

II.	Overview

A number of existing and proposed programs both nationally and regionally have been consulted in the development of this policy. The result is a core program, which can be supplemented if desired, but forms a common basis for establishing substance abuse programs. The Metropolitan Indianapolis Coalition for Construction Safety (MICCS) and the Construction Owners Association of the Tri-State (COATS) programs have been determined to meet Duke Energy’s minimum requirements. All contractors working for Duke Energy - Regulated Generation in the Midwest (Indiana, Ohio & Kentucky) must participate in either the MICCS or COATS Substance Abuse Prevention and Drug Testing Program. All contractors working for Duke Energy Regulated Generation in the Carolinas (North and South Carolina) must participate in the MICCS program. (Attachment I -- MICCS). (Attachment II -- COATS). This includes:

❑	Contractors must maintain a substance abuse program consistent with the MICCS and/or COATS requirements and submit it for review and approval to verify it meets their minimum requirements.

❑

Contractors must register their employees and subcontractors with MICCS/COATS. Substance abuse testing completed as part of a contractor’s substance abuse program must be submitted to MICCS/COATS to obtain employee and subcontractor registration.

❑

MICCS/COATS will issue a Substance Abuse Prevention Card to all contractors and their subcontractors once registered. Contractors and subcontractors must carry the Substance Abuse Prevention Card with them when on Duke property.

❑	New contractors and their subcontractors will be allowed a grace period of *** be registered in MICCS/COATS.

Exhibit J

❑	Duke Energy will contract with a third party administrator, Midwest Toxicology Services, to assist contractors in registering with the MICCS and COATS programs.

Exceptions: Those contractors already required to participate in drug programs such as DOT, Coast Guard or carry a CDL in relationship with work being preformed at Duke Energy (e.g. package delivery) shall be exempt from participating in MICCS/COATS provided their participation this program is up to date and can be verified.

Additionally, visitors are not required to participate in this program. Visitors are defined as persons temporarily on site for a meeting, tour, or other non-employment activity and are typically escorted by station personnel.

III.	Policy

The use, possession, distribution, sale, and/or manufacture of substances of abuse, alcohol, drug paraphernalia, or legal drugs being used for illegal purposes while performing work for Duke Energy and/or while on Duke property is prohibited.

The off the job use, possession, distribution, sale and/or manufacture of substances of abuse including alcohol which may adversely affect an employee’s job performance and has an adverse effect on safety will not be tolerated.

Testing of contractors’ employees will be conducted in accordance with the drug and alcohol testing requirements specified by MICCS and COATS programs as referenced in Section IV and Attachments I & II. Testing will be conducted under conditions of strict confidentiality and with the utmost regard for the dignity of individual employees.

Violation of this policy is grounds for disciplinary action up to and including being bared from Duke Energy facilities.

Any contractor performing work for Duke Energy Regulated Generation shall maintain in a substance abuse program consistent with the MICCS and/or COATS requirements and register their employees and subcontractors in these programs. For new contractors and their subcontractors a grace period of *** is allowed for registration in MICCS/COATS.

Station managers retain the right to use their discretion for emergency work; allowing contractors on site based on business needs, without a MICCS or COATS card.

All bid documents, as well as contract documents, will include contractor substance abuse testing requirements in accordance with this policy. Contractors, by signing the contract agreement, will thereby certify that their employees and subcontractors comply with this substance abuse policy.

Exhibit J

IV.	Drug and Alcohol Testing Requirements

All contractors must develop, implement, publish, maintain and enforce a contractor substance abuse policy consistent with the requirements specified in MICCS and/or COATS. (Reference the specific requirements outlined in Attachments I & II). In summary, these requirements include:

A.	Pre-employment Testing:

Required to assure contractors and their subcontractors are substance free upon employment; are registered with MICCS/COATS; and are issued a substance abuse prevention card. The substance abuse prevention card must be available at all times when on Duke Energy property.

For new contractors and subcontractors a *** grace period will be allowed for MICCS/COATS registration and issuance of the substance abuse prevention card.

Annual Testing:

All contractors and subcontractors must pass at minimum an annual drug screen in order to maintain their substance abuse prevention card.

Random Testing:

In addition to requiring the performing of annual testing, Duke will conduct periodic random tests of contractors and subcontractors on site, as required, to assure a safe work place.

Reasonable Cause:

As established in the contractor’s substance abuse prevention program, additional testing may be conducted where there is reasonable cause to test. Duke Energy shall be notified of these circumstances and informed of the results.

Post Incident:

Testing shall be performed after an incident/accident, unless it is determined that the incident/accident was not the result of the actions of an employee/worker who was involved in the incident.

Exhibit J

Test Failure or Refusal to Test:

Failure to pass a substance test is grounds for immediate action; disciplinary action is always conducted by the contractor, and severity may be up to and including being barred from Duke Energy facilities. Refusal to submit to a substance test is considered positive and is grounds for disciplinary action up to and including being barred from Duke Energy facilities until a valid Substance Abuse Prevention card can be provided.

***,    Senior Vice President

Regulated Generation

Attachment 1 -- MICCS Program    MICCS - Substance Abuse Program

Attachment 2 -- COATS Program    COATS Program -

Substance Abuse Program

METRO INDIANAPOLIS COALITION FOR CONSTRUCTION SAFETY (MICCS) METRO INDIANAPOLIS COALITION FOR CONSTRUCTION SAFETY (MICCS) Substance Abuse Program Revision Date: July 24, 2007 Revision 2.0 Page-2 of 21

Exhibit J

Table of Contents

Part 1. Introduction	3
1.1 Purpose	3
1.2 Benefits	3
1.3 MICCS ID Card and Database Protocol	3
Part 2. Revision History	4
Part 3. Definitions	5
Part 4. Tests: Procedures and Supporting Information	7
4.1 Reasons for Testing	7
4.1.1 Annual/Pre-employment Test	7
4.1.2 Follow-up Test	7
4.1.3 Post Accident Test	7
4.1.4 Probable Cause/Reasonable Suspicion Test	7
4.1.5 Random Test	8
4.1.6 Returning to Duty Test	8
4.2 Drug Testing Procedures	8
4.2.1 Specimen Collection	8
4.2.2 Laboratory Testing Procedures	9
4.2.3 MRO Procedures	9
4.2.4 Specimen Retest Protocol	9
4.3 Alcohol Testing Procedures	10
4.4 Test results	10
4.4.1 Adulterated Test	10
4.4.2 Diluted Test	10
4.4.3 Negative Test Result	10
4.4.4 Positive Alcohol Test	11
4.4.5 Positive Drug Test Result	11
4.4.6 Refusal to Test	11
4.5 Sanctions and Consequences for Failing a Drug Test	11
Part 5. Employee Responsibilities	13
Part 6. Auditing Information	14
Part 7. Contractor/employer responsibilities	15
APPENDIX A: SAMHSA Drug Screen	16
APPENDIX B: Diluted Specimen Processing	17
Instructions for Diluted Specimen Retest	17
Employee Instruction Prior to Retesting	17
APPENDIX C: Evaluation Form for Inability to Provide an Adequate Urine Specimen	18
APPENDIX D: Documentation When a Breath Test Cannot Be Conducted	20
APPENDIX E: Guidelines for Post-accident Testing	21
METRO INDIANAPOLIS COALITION FOR CONSTRUCTION SAFETY (MICCS) Substance Abuse Program Revision Date: July 24, 2007 Revision 2.0 Page-3 of 21

Exhibit J

Part 1. Introduction

1.1 Purpose

The use of alcohol and other drugs leads to unsafe working conditions for workers, since the impaired worker is a potential hazard to himself and to those working with him. The purpose of this document is to outline a substance abuse program which establishes and maintains a safe and healthy work environment, free from drugs and alcohol, in Central Indiana. Although this document provides essential information, it cannot address all situations that may arise. Therefore, it is recommended that MICCS owners implement, publish, maintain, and enforce a contractor substance abuse policy which includes prohibiting the unlawful use, possession, consumption, manufacture, distribution, and sale of controlled substances in the work place that meets or exceeds the guidelines presented in this document. All bid and contract documents should contain and adhere to the same stringent guidelines.

1.2 Benefits

MICCS has developed this program to provide the following benefits to the local construction industry:

Minimize the duplication of effort created by multiple substance abuse programs that would be necessary were it not for this industry-wide program.

Establish minimum standards for substance abuse programs for contractors and building trade unions.

Assist owners and contractors in developing substance abuse policies that result in increased safety for all on-site workers.

1.3 MICCS ID Card and Database Protocol

Test results from all MICCS required testing will be entered into the MICCS database. The employee’s annual test date is automatically updated with any negative drug result entry.

A MICCS ID Card will be issued to employees with a negative test result.

A new card will not be issued each time a test is taken. A new card will be issued as needed to update an employee’s photo and/or replace a worn unreadable card.

A MICCS ID Card displays the employee’s photo, name, and a computer generated identification number. A card cannot be issued without a photo.

The MICCS ID Card is the property of MICCS. Employers are to return invalid cards to MICCS.

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Part 2. Revision History

Revision	Revision Date	Reason for Revision/Change Request	Revised By
1.0		OCT 2004
2.0	JUL 2007	Reformatted document in MS Word. Modified content and organization.	Alan L. Slaff

Substance Abuse Program METRO INDIANAPOLIS COALITION FOR CONSTRUCTION SAFETY (MICCS)

METRO INDIANAPOLIS COALITION FOR CONSTRUCTION SAFETY (MICCS)

Substance Abuse Program

Revision Date: July 24, 2007 Revision 2.0 Page-2 of 21

Table of Contents

Part 1. Introduction	3
1.1 Purpose	3
1.2 Benefits	3
1.3 MICCS ID Card and Database Protocol	3
Part 2. Revision History	4
Part 3. Definitions	5
Part 4. Tests: Procedures and Supporting Information	7
4.1 Reasons for Testing	7
4.1.1 Annual/Pre-employment Test	7
4.1.2 Follow-up Test	7
4.1.3 Post Accident Test	7
4.1.4 Probable Cause/Reasonable Suspicion Test	7
4.1.5 Random Test	8
4.1.6 Returning to Duty Test	8
4.2 Drug Testing Procedures	8
4.2.1 Specimen Collection	8
4.2.2 Laboratory Testing Procedures	9
4.2.3 MRO Procedures	9
4.2.4 Specimen Retest Protocol	9
4.3 Alcohol Testing Procedures	10
4.4 Test results	10
4.4.1 Adulterated Test	10
4.4.2 Diluted Test	10
4.4.3 Negative Test Result	10
4.4.4 Positive Alcohol Test	11
4.4.5 Positive Drug Test Result	11
4.4.6 Refusal to Test	11
4.5 Sanctions and Consequences for Failing a Drug Test	11
Part 5. Employee Responsibilities	13
Part 6. Auditing Information	14
Part 7. Contractor/employer responsibilities	15
APPENDIX A: SAMHSA Drug Screen	16
APPENDIX B: Diluted Specimen Processing	17
Instructions for Diluted Specimen Retest	17
Employee Instruction Prior to Retesting	17

Exhibit J

APPENDIX C: Evaluation Form for Inability to Provide an Adequate Urine Specimen	18
APPENDIX D: Documentation When a Breath Test Cannot Be Conducted	20
APPENDIX E: Guidelines for Post-accident Testing	21

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Substance Abuse Program

Revision Date: July 24, 2007 Revision 2.0 Page-3 of 21

Part 1. Introduction

1.1 Purpose

The use of alcohol and other drugs leads to unsafe working conditions for workers, since the impaired worker is a potential hazard to himself and to those working with him. The purpose of this document is to outline a substance abuse program which establishes and maintains a safe and healthy work environment, free from drugs and alcohol, in Central Indiana. Although this document provides essential information, it cannot address all situations that may arise. Therefore, it is recommended that MICCS owners implement, publish, maintain, and enforce a contractor substance abuse policy which includes prohibiting the unlawful use, possession, consumption, manufacture, distribution, and sale of controlled substances in the work place that meets or exceeds the guidelines presented in this document. All bid and contract documents should contain and adhere to the same stringent guidelines.

1.2 Benefits

MICCS has developed this program to provide the following benefits to the local construction industry: Minimize the duplication of effort created by multiple substance abuse programs that would be necessary were it not for this industry-wide program. Establish minimum standards for substance abuse programs for contractors and building trade unions. Assist owners and contractors in developing substance abuse policies that result in increased safety for all on-site workers.

1.3 MICCS ID Card and Database Protocol Test results from all MICCS required testing will be entered into the MICCS database. The employee’s annual test date is automatically updated with any negative drug result entry. A MICCS ID Card will be issued to employees with a negative test result. A new card will not be issued each time a test is taken. A new card will be issued as needed to update an employee’s photo and/or replace a worn unreadable card. A MICCS ID Card displays the employee’s photo, name, and a computer generated identification number. A card cannot be issued without a photo. The MICCS ID Card is the property of MICCS. Employers are to return invalid cards to MICCS.

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Part 2. Revision History

Revision Revision Date Reason for Revision/Change Request Revised By

1.0

OCT 2004

2.0

JUL 2007

Reformatted document in MS Word. Modified content and organization.

Exhibit J

Alan L. Slaff

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Substance Abuse Program

Revision Date: July 24, 2007 Revision 2.0 Page-5 of 21

Part 3. Definitions

The following terms and definitions are provided to ensure a common understanding of terms and consistency of use: Accredited Laboratory (SAMHSA). A federally certified laboratory approved by the Department of Health and Human Services (DHHS) for testing of prohibited items and substances. Accident/Incident. Any event caused by an employee, either directly or indirectly, that results in treatment by a health care provider, or that resulted in damage to property. This would also include any serious near miss incidents. Adulteration. Tampering with a test sample by the substitution or addition of other ingredients to mask the presence or use of illegal drugs, resulting in a specimen that contains a substance that is not expected to be present in human urine, or contains a substance expected to be present but is at a concentration that it is not consistent with human urine. Annual. Each employee’s obligation to be tested at least every 12 months. Controlled Substances. Includes all illegal drugs listed in this document with the Department of Transportation (DOT) limits and includes: Controlled substances, “look alike” and “designer” drugs Prescription drugs, used by a person other than the intended user Drug paraphernalia Alcoholic beverages, in the possession of or used by an employee on the premises, or while assigned to work off premises

Contractor. Employees or subcontractors of a corporation, company, or entity that performs construction or maintenance work. Medical Review Officer (MRO). The licensed physician responsible for receiving laboratory results generated by a substance abuse testing program. An MRO has: knowledge of substance abuse disorders received appropriate medical training to interpret and evaluate an individual’s medical history been certified by either the American Association of Medical Review Officers (AAMRO) or the American College of Occupational and Environmental Medicine (ACOEM).

MICCS ID Card. A MICCS card is one that states that it meets the requirements of the MICCS substance abuse program, and/or reciprocity with the MICCS program, and is verifiable through the Construction Safesite © (www.constructionsafesite.org) site database. MICCS ID Card (Counterfeit). A MICCS Identification (ID) Card modified in any manner without authorization from MICCS. Owner. The corporation, company, agency, or other entity, that hires contractors to perform construction work and/or maintenance work on their premises. Pre-employment Site Entry. Screening of prospective employees to determine if an applicant is capable of safely performing required tasks and meeting the prerequisites for employment.

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Probable Cause/Reasonable Suspicion. Circumstances based on the objective evidence about the employee’s conduct in the work place which would cause a reasonable person to believe that the employee is demonstrating signs of impairment due to alcohol or other drugs. Note: See sections 4.1.4 and 4.3.

Construction SafeSite©: Construction Safesite© (www.constructionsafesite.org) is a verification database that gives MICCS the ability to track the availability of workers

Exhibit J

who have current drug tests, and who are available to work on MICCS jobsites. All third party administrators (TPAs) use this database. The worker can only be “available” for duty if all TPAs show him as “available”. If one TPA lists the employee as “not available”, his status in Construction Safesite© will be “not available”, and he will not be “available” until he becomes compliant with the program that is causing him to be “not available” and his status is changed. Substance Abuse Professional (SAP). An SAP can be a: licensed physician (Medical Doctor or Doctor of Osteopathy) licensed or certified psychologist licensed or certified social worker licensed or certified employee assistance professional state-licensed or certified marriage and family therapist drug and alcohol counselor certified by the National Association of Alcoholism and Drug Abuse Counselors Certification Commission (NAADAC); or by the International Certification Reciprocity Consortium/Alcohol and Other Drug Abuse (ICRC); or by the National Board for Certified Counselors, Inc. and Affiliates/Master Addictions Counselor (NBCC). licensed or certified mental health counselor Or any additional licensed or certified professional as approved by the federal government for compliance with the Department of Transportation’s substance abuse program.

An SAP must have knowledge of and clinical experience in the diagnosis and treatment of substance abuse-related disorders. Test(s). (Note: All types of tests applicable to the MICCS program are defined in Part 4)

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Part 4. Tests: Procedures and Supporting Information

4.1 Reasons for Testing

Contractors are required to send all drug test results, regardless of the reason for testing, to MICCS to be entered in the MICCS database. The types of testing, associated information, guidelines, and time constraints, if applicable, as required by MICCS are shown below in alphabetical order.

4.1.1 Annual/Pre-employment Test Each onsite employee is to participate in annual testing, or provide documentation of having been tested within the past 12 months. The latest test date will become the employee’s new annual test date for participation in the MICCS program. An employer is prohibited from giving any more than 14 days notice of testing to an employee. Employers are responsible for notifying employees when their annual test is due.

4.1.2 Follow-up Test Follow-up testing is required after an employee has taken a return to duty test. The number of follow-up tests will be set by the SAP. A minimum of three is required. The test results must be negative. The employee will be notified by telephone or letter to report for testing the day after receiving notification. If the employee fails to complete follow-up testing, their MICCS ID Card will be marked non-compliant in the MICCS database until the employee reports for the follow-up test. Even though failure to complete the test may be due to the fact that the employee was laid off or out of the local area (i.e., for vacation), the employee is responsible to contact the third party administrator as soon as possible upon notification of receipt after the fact. The length of time that was designated by the SAP to complete their follow-up tests will be extended by the length of time they are non-compliant for not reporting for the test. The employee is responsible for payment.

Exhibit J

4.1.3 Post Accident Test This test is required: When the employee is involved in any accident, incident, or event caused directly or indirectly by the employee. Results in treatment by a health care provider, or Results in damage to property. Including any serious near-miss incident The employee is to proceed directly for testing, or as soon as possible, and before the employee returns to the job site. It is the contractor/subcontractor’s responsibility to see that testing is done within the time frame described above. The employee shall be tested for both drugs and alcohol.

4.1.4 Probable Cause/Reasonable Suspicion Test This test is required at the time of observable probable cause circumstances based on objective evidence about the employee’s conduct in the workplace that would cause a reasonable person to believe that the employee is demonstrating signs of impairment due to alcohol or other drugs. Examples of objective evidence include an employee showing signs of impairment such as, difficulty in maintaining balance, slurred speech, or erratic behavior, etc.

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These observations must be documented and a copy provided to the employee. Only supervisors who have had training on determining reasonable suspicion are qualified to require a reasonable suspicion test.

4.1.5 Random Test MICCS owners are required to have contractor employees working on their premises submit to immediate random drug and alcohol tests. It is the owner’s responsibility to see that their selection is truly random without discrimination or arbitrary selection. MICCS owner random testing is to be an unannounced, unscheduled drug and alcohol test. Upon notification, the employee must report immediately to the testing facility. Owners shall give notification of testing to the employee before the end of a shift to take the possibility of a 2 hour wait into consideration.

4.1.6 Returning to Duty Test After a positive test result, in order for an employee to return to work, the employee is required to take a return to duty test. The test result must be negative. The employee is responsible for payment.

4.2 Drug Testing Procedures

4.2.1 Specimen Collection Specimen collection will be conducted in accordance with 49 CFR Part 40 “Procedures for Transportation Workplace Drug and Alcohol Testing Programs”, and applicable state and federal law. Testing must be performed by a DHHS-approved laboratory. MICCS does not follow the complete regulatory testing requirements of the DOT, only the general guidelines. The MICCS procedures are designed to:

o ensure the security and integrity of the specimen according to accepted federal DOT chain-of-custody guidelines.

o make every reasonable effort to maintain the dignity of anyone submitting a specimen for this program. If an employee is unable to provide a specimen at the time of testing, the employee could be required to wait up to two hours without leaving the test facility. Failure to remain and complete the test is the same as a refusal to test with the same sanctions as a positive test result. Make sure that notification of random testing is given in ample time before the end of a shift. Types of specimens: The employee will provide a urine specimen for the drug test. In the event that an employee is physically unable to produce a proper urine sample, a test may be done by a different method, such as hair,

Exhibit J

saliva, etc., and must be approved by the third party administrator or the MICCS substance abuse committee. The employee must present written documentation (see Appendix C) from a medical doctor that supports his inability to provide a urine specimen to the MRO. The employee or company must contact the third party administrator for instructions on how to test using an alternate method. A photo ID must be presented at the time of collection to verify the employee’s identity. The employee will be asked to empty all pockets and display the contents to the collector. The employee will have up to two hours to provide a specimen. If the employee leaves before the two hours having not provided a specimen, this test will be processed the same as a refusal to test. The employee will be afforded privacy to provide the specimen unless The collector observes evidence of an employee’s attempt to tamper with a specimen, or The temperature range of the original specimen was out of normal range, or

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It appears that the specimen was tampered with, or The specimen was determined invalid by the laboratory Upon completion of testing the employee will be given a copy of the Custody and Control Form (CCF).

4.2.2 Laboratory Testing Procedures

All substance analysis will be done in SAMHSA laboratories certified by DHHS. Laboratory procedures will include: Initial screen on each specimen. In the event that the initial test is positive a confirmation test will automatically be performed using the GCMS method. A test is considered positive if the detected level of the drug is at or above the cutoff level shown in Appendix A. MICCS recommends that no adverse action or discipline be taken against any worker or applicant for employment on the basis of any positive test that has not been confirmed. Validity testing is required for each specimen. Each specimen is measured for creatinine level, specific gravity, and pH to determine if any of the following occurred: Adulterants or foreign substance were added to the urine, The specimen was substituted, or The urine was diluted. The laboratory will report all results to the MRO. The MRO will make a final determination of the verified results. The results will be reported to the designated employee representative.

4.2.3 MRO Procedures

All drug testing shall come under the control and supervision of a physician with confidentiality protected in accordance with state law and the “AMA Code of Ethical Conduct for Physicians Providing Occupational Medical Services” or the Medical Review Officer Manual developed by the National Institute on Drug Abuse (NIDA). All testing results shall be verified by an MRO. The MRO provides a medical review on all test results issued by the laboratory as follows: If the laboratory result is negative, the review is completed and a negative result is mailed. If the laboratory result is positive, adulterated, substituted, or invalid, the MRO will: Make one attempt to contact the donor by telephone to inform him of the results and complete an interview to determine whether a legitimate medical explanation exists for the result reported by the laboratory. If the MRO left a message, but did not talk to the employee by 10:00 AM of the following workday, the MRO will call the employer to report the results. In any case, the employee always has the opportunity to discuss the test results with the MRO. If the laboratory reports an invalid result to the MRO, the MRO will contact the employee and ask if the

Exhibit J

employee may have taken any medication that may interfere with some immunoassay tests. If the employee provides an acceptable explanation, the test will be canceled and no further testing will be required unless a negative result is required to obtain a valid MICCS ID Card. If the employee is unable to provide an acceptable explanation and denies having adulterated the specimen, the test will be canceled, and a second collection must take place immediately under direct observation

4.2.4 Specimen Retest Protocol When the MRO has informed the employee of a verified “positive drug test” or “refusal to test” because of adulteration or substitution, the employee/worker has 72 hours from the time of notification to request a retest of the specimen at a different SAMHSA laboratory. The employee may make the request verbally or in writing and make arrangements for payment with the MRO service, as the cost of the test is the responsibility of the employee. If the result of the retest is different from the original result, the test will be cancelled, and a recollection will be needed.

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4.3 Alcohol Testing Procedures

Alcohol testing is required for probable cause, post accident/incident, and for immediate random testing situations. Tests for alcohol shall be performed using the breath or blood to determine a Blood Alcohol Content (BAC). If possible, a breathalyzer type instrument conforming to DOT standards should be used. If not available, then a blood sample may be used. If blood testing is necessary, the contractor/owner is responsible to provide a documented reason as to the reasons why a breath test could not be performed (see Appendix D). Failure to provide a sufficient breath sample to complete a breath test or refusing to provide a blood sample will be considered a “refusal to test” and have the same consequences as a positive test. All alcohol test results with a confirmed BAC test level of .04 or higher will be considered positive and will require the employee to be removed from the owner’s property immediately. This result will also invalidate the employee’s MICCS ID Card. In order for the employee to become eligible for a MICCS ID Card again, the employee will have to complete the required program of rehabilitation outlined in this document. All alcohol test results with a confirmed BAC test level of .020 through .039 will require the employee to be removed from the owner’s property for 24 hours or until the employee’s next scheduled work time, whichever is longer. Any initial test that indicates a BAC level of .02 or greater must be confirmed by an Evidential Breath Testing Device (EBT) operated by the Breath Alcohol Technician (BAT). The confirmation test will be performed no sooner than 15 minutes and no later than 30 minutes following the completion of the initial test in accordance with current DOT guidelines.

4.4 Test results

4.4.1 Adulterated Test If a test was tampered with by the substitution or addition of other ingredients, the test result will be processed the same as a positive test result. When a recollection is required, i.e., due to adulteration or temperature, etc., the recollection will be observed according to DOT procedures.

4.4.2 Diluted Test A test result that produces a diluted specimen requires a retest. Refer to Appendix B for detailed instructions on how to process a diluted specimen. If the retest

Exhibit J

also produces a diluted specimen, it will carry the same consequences as a positive test result unless a valid medical reason exists.

4.4.3 Negative Test Result A drug result is considered negative if:

o the laboratory finds no drug metabolite levels over the confirmed cutoff values, or

o the screen test and confirmation test indicated the presence of a legal or illegal substance(s) in excess of the limits but the donor (employee) had a valid medical reason for the substance being detected in the specimen. An alcohol result is considered negative if the BAC is below 0.02. The employee’s MICCS ID Card will be updated in the MICCS database.

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4.4.4 Positive Alcohol Test

A positive alcohol test occurs if the breathalyzer test, or its equivalent test, indicates the presence of alcohol that meets or exceeds the cut-off limits of the DOT and the Commercial Drivers License (CDL) as shown in this document.

4.4.5 Positive Drug Test Result A result is considered positive if the presence of the drug meets or exceeds both the screening and confirmation levels listed in Appendix A. The test must be verified by the MRO. The MRO must determine that the test results are not from the use of prescription or over the counter medications, food, or any reason other than the illegal use of unlawful substances or controlled substances.

4.4.6 Refusal to Test

Refusal to submit to a test will carry the same consequences as a positive test. A refusal to test occurs if an employee: Adulterated, substituted, or refused to provide a urine specimen Failed to appear for testing within a reasonable period of time Failed to remain at the testing site until the testing process was completed Failed to provide a sufficient amount of urine within 2 hours without a medical reason and/or failed to undergo an MRO directed medical evaluation for such a reason Failed to cooperate with any part of the testing process, which includes the use of abusive/threatening language or behavior Disrupted the testing process

4.5 Sanctions and Consequences for Failing a Test

MICCS requires employees, who test positive (including a refusal to test), to surrender their MICCS ID Card. The MICCS employer is required to refer employees with positive test results to a SAP for evaluation and treatment. The MICCS website has a listing of SAP’s located in the Indianapolis area who support and are knowledgable about the MICCS substance abuse program requirements. The employee must start a program of rehabilitation prior to returning to a MICCS owner’s site, and must continue and complete the rehabilitation in order to be eligible to work on a MICCS site. The rehabilitation must include the following steps:

1. The employee must arrange for an evaluation with a Substance Abuse Professional (SAP).

2. The SAP evaluation must specify that the employee: Must attend education classes and/or treatment. Must perform the actions recommended by the SAP or assigned rehabilitation specialists. Is subject to random follow-up testing not less than 3 times within the next 12 month from the employee’s return to work test. In cases where the employee was unable to complete the follow-up test due to being laid off or out of town,

Exhibit J

etc., the length of time that was designated by the SAP to complete their follow-up test will be extended by the length of time the employee was not available for testing. Will not be allowed to take another MICCS drug test for at least 14 days from the date of the first positive test.

3. The employee is required to submit a letter from the SAP to MICCS concerning their fitness for return to work including that the employee is eligible for a return to duty test.

4. The employee must take a return to duty test with negative results. These results must be submitted to MICCS for MICCS database entry.

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5. The employee must actively complete any ongoing rehabilitation and follow-up testing required by the SAP to keep the MICCS ID Card valid.

6. Arrangements for all costs are the responsibility of the employee.

7. If an employee tests positive 3 times within a 12 month period, the employee will not be eligible to retest or obtain an MICCS ID Card for a period of one year and will not be permitted to work on MICCS owner property during that period.

8. Failure to comply with any of the above sanctions shall result in the employee surrendering their MICCS ID Card. The status of the employee’s card will be changed to “not available” in the MICCS database.

9. The result of a person using a counterfeit drug card will be the same as a positive drug test.

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Part 5. Employee Responsibilities

Employee responsibilities are as follows: Report to work fit for duty. Be in the appropriate mental and physical condition necessary to work in a safe and competent manner, free of the influence of drugs and alcohol. Report to the employer any medications that may impair job performance or safety. Consent to and participate in owner/employer required tests Consent to the release of the drug test results to the employer, for the MICCS database, or for specific purposes required by law.

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Part 6. Auditing Information

The owner reserves the right, under conditions of strict confidentiality, to inspect the employer’s substance abuse testing program records within 24 hours of the owner’s notification of intent to audit. Owners are required to audit the validity of on-site employees at the time of entry to the job site and may audit them at any time thereafter. (See www.constructionsafesite.org).

MICCS employers are required to check the validity of all MICCS ID Cards through Construction Safesite© (www.constructionsafesite.org) upon hire and/or job site entry. Construction Safesite© will state that an employee’s MICCS ID card is either “available”, “not available”, or “no record with that ID”. Any problems and/or questions about a card status will be addressed by the third party administrator who holds the employee’s testing

Exhibit J

record. Third party administrators have the ability to make appropriate updates to the employee’s testing record so that his/her status is changed at Construction Safesite©.

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Part 7. Contractor/employer responsibilities

Contractor’s employees working on or visiting a participating owner’s job site, including workers, new hires, replacements, and supervisory personnel, are subject to annual testing, testing for probable cause/reasonable suspicion, post-accident/incident testing, random testing and return to duty/follow up testing as a condition of contract between the contractor and the owner. The contractor shall comply with owner requirements, when the owner requirements are more stringent than the contractor’s. The contractor should provide training to employees, including new hires, to help them understand the contractor’s substance abuse testing policy, the effects of substance abuse on personal health and the work environment. Recognizing the behaviors common to substance abuse and the procedures for conducting substance abuse testing should also be included as a part of this training for supervisor personnel who could be required to initiate a reasonable suspicion/probable cause test. Contractors are required to maintain a record keeping system that would allow an owner or another contractor with whom the contractor has entered into agreement, to effectively conduct a compliance audit. To protect everyone’s legal interest contractors should obtain a written consent from each employee that allows the release of otherwise confidential testing information to an owner.

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APPENDIX A: Testing Panel

Drugs of abuse are tested in a routine SAMHSA 5-panel screen. The MICCS Substance Abuse Program uses the drug screen components and cut-off levels listed below. In addition to these levels and substances, the creatinine level and specific gravity of the specimen will be measured. If the creatinine level is less than 20 ml/dl and the specific gravity is less than 1.003, the sample will be considered dilute and another collection will be required. The second sample will be collected the morning after notification of a diluted specimen. Adulterated specimens will be processed the same as a positive test. The minimum requirement for a positive test result for alcohol will be a BAC of 0.04% w/vol., a level consistent with the DOT and CDL guidelines. New drugs, preliminary cut off and confirmation levels may be modified periodically in order to parallel the DOT and CDL guidelines. The MICCS Substance Abuse Program does not follow the complete regulatory testing requirements of the DOT, only the general guidelines. Type Preliminary Cut-off Levels (ng/ml) Confirmation Levels

Amphetamines

1000

500

Cocaine

300

Exhibit J

PCP – Phencylidine

25

25

Opiates

2000

2000

THC – Cannabinoids

50

15

Ethanol (Alcohol)

.04% w/vol. (enzyme assay)

.04% w/vol. (GC/FD)

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APPENDIX B: Diluted Specimen Processing

Instructions for Diluted Specimen Retest

A diluted specimen result requires a retest. If this is a second diluted result without a medical reason, it will be processed the same as a positive test result. The MICCS database manager will report the dilute result to the employer’s representative. The employer must provide specific instructions on fluid intake (see below) to the employee prior to retesting to prevent another diluted specimen. The collection for another test must be done the morning after the employee has been notified. The employee may provide reasons for not being able to test which can be approved by the database manager. The database manager may reject the explanation. If the employee disputes the decision of the database manager, the employee can contact the MICCS office to submit a plea to the Substance Abuse Committee to consider further.

Employee Instruction Prior to Retesting

Here are instructions for the employee to be followed prior to retesting: Consume no fluids after 9:00 PM the night before the test. Limit fluid intake to a minimum the day of the test. The supervisor will inform the employee of the test time and location. It is the employee’s responsibility to monitor intake of fluids to prevent another dilute specimen. If the employee has a medical condition that will cause a dilute specimen, the employee’s physician must provide medical information in writing to the MRO for evaluation. After reviewing the submitted information, the MRO will issue a final report to the employer.

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APPENDIX C: Evaluation Form for Inability to Provide an Adequate Urine Specimen

Purpose of Form: This physician referral form is to be used for an individual who was unable to provide a sufficient urine specimen within the time allowance stated in the MICCS Substance Abuse Policy. The MICCS policy states that a “refusal to test” will be issued if an individual is required to take a MICCS drug test and is unable to provide a sufficient specimen within the required time, unless the individual can provide a valid medical explanation. This form provides information to the employee, employer and the evaluation physician on the steps to be followed for the evaluation. This form should be

Exhibit J

filled out and given to the physician who will be doing the medical evaluation. The MICCS substance abuse program will follow the same general protocol used by DOT for handling these types of evaluation. The specific DOT protocol taken from 49 CFR Part 40.193 is summarized below and will be used as a guide for MICCS evaluations. Background Information from 49 CFR Part 40.193: When the collector informs the designated employee representative that an employee has not provided a sufficient amount of urine, they must, after consulting with the MRO (Medical Review Officer), direct the employee to obtain, within five working days, an evaluation from a licensed physician, acceptable to the MRO, who has expertise in the medical issues raised by the employee’s failure to provide a sufficient specimen. The referral physician must recommend that the MRO make one of the following determinations:

(1) A medical condition has, or with a high degree of probability, could have, precluded the employee from providing an adequate amount of urine.

(2) There is not an adequate basis for determining that a medical condition has, or with a high degree of probability, could have, precluded the employee from providing an adequate amount of urine. (For the purposes of this paragraph, a medical condition includes an ascertainable physiological condition (e.g., a urinary system dysfunction) or a documented pre-existing psychological disorder, but does not include unsupported assertions of “situational anxiety” or dehydration.)

After the referral physician completes the evaluation, they must provide a written statement of their recommendations and the basis for them to the MRO. Do not include in this statement detailed information on the employee’s medical condition beyond what is necessary to explain your conclusion. Employee/Employer information:

1. Employee must have an evaluation done by a physician as soon as possible. The employee must present this form to the evaluating physician The evaluation should be done within five working days or else the MRO will be required to issue a refusal to test. Time extensions beyond the five working days must be approved by the MRO.

2. Employee should sign this consent allowing the physician to release their findings to you and the MRO.

3. Failure to provide an acceptable statement from a physician will result in a refusal to test, which carries the same consequences as a positive test result.

Consent to Release Information (Employee needs to sign) I, , SSN , authorize the evaluating physician to release the findings of my evaluation to: Employer’s MRO: Physician’s Name Phone Fax Employer Employer Name Phone Fax Signature of employee Date of signature

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APPENDIX C - Continued Physician Information and Instructions: You have been requested to evaluate the individual indicated below because he/she was unable to provide an adequate amount of urine to complete a MICCS required drug test. Make sure you have read and understand the background information of 49 CFR Part 40.193 on the previous page. Your findings will assist the MRO in determining this individual’s final test status. Please make sure item #1. or #2. below has been completed and attach any additional information you feel is pertinent to this evaluation. If you have any questions regarding this evaluation, please call the MICCS database administrator, Midwest

Exhibit J

Toxicology at 317/262-2200 or 800/358-8450 (Ext. 203-Sharon Allen or Ext. 205-Tiffany Ellefson). Name & SSN (ID #) of employee: Employer Name/Address: Date employee was unable to complete required drug test: Name (printed) of physician performing evaluation: Physician Phone: Fax:

I have determined, in my reasonable medical judgment, that:             1. the employee does have a medical condition* that has, or with a high degree of probability, could have, precluded the employee from providing an adequate amount of urine.             2. there is not an adequate basis for determining that a medical condition* that has, or with a high degree of probability, could have, precluded the employee from providing an adequate amount of urine. *For purposes of this paragraph, a medical condition includes an ascertainable physiological condition (e.g., a urinary system dysfunction) or a documented pre-existing psychological disorder, but does not include unsupported assertions of “situational anxiety” or dehydration. Explanation of finding:                            Printed Name of Physician Signature of Physician Date of Conclusion Please fax this completed form to the MRO and Employer listed in the consent area of this form.

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APPENDIX D: Documentation When a Breath Test Cannot Be Conducted

MICCS requires a breath alcohol test for qualifying post-accident situations and reasonable suspicion. MICCS has patterned their alcohol testing requirements after the regulatory testing requirements of DOT (Department of Transportation). DOT does not allow the use of blood for alcohol tests except in a few rare circumstances. The FMCSA (Federal Motor Carrier Safety Administration) division of DOT does allow employers to accept the results of breath or blood tests conducted by Federal, State, or local officials having independent authority in post-accident situations as long as the results of the tests can be obtained by the employer. The MICCS program’s policy will allow alcohol testing done by breath or blood. However, breath testing is the preferred method. Blood testing is only authorized when a breath test is impossible to obtain. The employer is responsible to provide a documented reason to the third party administrator as to why this alternative method (blood testing) was used. The form below can be used for such documentation and should be forwarded to the third party administrator. Name of Employee Date                                          Complete explanation of why breath testing was not done:

☐ Employee had medical treatment that prevented a breath alcohol test from being done within the allowed time frame.

☐ There is no testing facility open that was capable of performing a breath alcohol test within the allowed time frame. Provide time and location information

☐ There was no testing facility capable of performing a breath alcohol test within the geographical area of where the testing needed to occur. Provide time and location information

☐ Other, please describe:

Company name and signature of Employer authorizing agent: Date

METRO INDIANAPOLIS COALITION FOR CONSTRUCTION SAFETY (MICCS)

Exhibit J

Substance Abuse Program

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APPENDIX E: Guidelines for Post-accident Testing

MICCS policy requirement for Post-Accident Testing: A substance abuse drug and alcohol test of an onsite contractor employee is required when they are involved in any accident/incident or event, caused by them either directly or indirectly, that results in treatment by a health care provider, or that results in damage to property, including any serious near-miss incident. The employee should proceed directly for testing or as soon as possible. Recommended Steps for Post-Accident Testing:

1. Contractors are responsible to insure that a drug and alcohol test is completed for any accident or incident as defined above.

2. Needed medical treatment will take precedence over completing a drug and alcohol test. However, a drug and alcohol test should be done as soon as possible. The alcohol test should be administered within 2-hours of the accident/incident. If there is a delay of more than 2-hours, an explanation of why the testing was delayed or couldn’t be completed should be documented.

3. The contractor must insure that the facility who will be doing the post-accident test meets the following requirements.

a. Drug test requirement:

i. Use of a standard custody and control form

ii. Testing of specimen by a SAMHSA certified laboratory using the drug panel cut-off level set by MICCS

iii. Test result reviewed by a certified MRO (Medical Review Officer)

b. Alcohol Test requirements:

i. A breath test should always be administered unless breath testing is not an option.

ii A breath test should be done as soon as possible (within 2 hours). If it can’t be completed within 8 hours, testing should cease and documentation explaining the inability to complete testing within 8 hours should be forwarded to the third party administrator. iii The breath test should be administered by a certified BAT (Breath Alcohol Technician) using a breath testing device that meets the same requirement as DOT. iv If breath testing is not available, a blood draw may be used.

4. The results of all post-accident tests are required to be reported to the third party database administrator as soon as possible following any post-accident testing so the results may be entered into the database.

5. If any post-accident test result is positive the contractor must immediately remove the employee from the MICCS owner site and follow their company policy’s discipline for testing positive. Any positive test will render the employee’s MICCS card invalid.